Exhibit (a)(1)(A)

POLYCOM, INC.

OFFER TO EXCHANGE

CERTAIN OUTSTANDING OPTIONS FOR

RESTRICTED STOCK UNITS

This document constitutes part of the prospectus relating to the securities that have been registered under the Securities Act of 1933, as amended. The prospectus relates to the

Polycom, Inc. 2004 Equity Incentive Plan, Polycom, Inc. 1996 Stock Incentive Plan and the

PictureTel Corporation 1998 Acquisition Stock Option Plan.

July 27, 2009

POLYCOM, INC.

Offer to Exchange Certain Outstanding Options

for Restricted Stock Units

This offer and withdrawal rights will expire at 9:00 p.m., Pacific Time,

on August 21, 2009, unless we extend the expiration date.

By this offer, Polycom, Inc. (referred to as “Polycom,” the “Company,” “we,” “our” or “us”) is giving eligible employees of Polycom and our subsidiaries the opportunity to exchange some or all of their outstanding options with an exercise price greater than $28.94 per share (which is equal to the 52-week high of our per share stock price as of the start of this offer) that were granted on or before July 27, 2008, whether vested or unvested, for restricted stock units. Restricted stock units or “RSUs” are a promise by Polycom to issue shares of our common stock in the future provided that the vesting criteria are satisfied.

If you participate in the offer, the number of RSUs you receive will depend on the number of eligible options that you elect to exchange and the exercise price of those options.

We will grant RSUs on the U.S. calendar day on which the offer expires, which is the same U.S. calendar day on which we will cancel the exchanged options. This date is referred to as the “RSU grant date.” We expect the RSU grant date to be August 21, 2009. If the expiration date of the offer is extended, the RSU grant date similarly will be delayed. The RSUs will be granted under Polycom’s 2004 Equity Incentive Plan.

The vesting schedule of the RSUs will be based on your continued employment with us or our subsidiaries through each applicable vesting date generally over a period of two years following the grant date of the RSUs, as detailed in Section 9 of this Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”).

Our common stock is traded on the NASDAQ Global Select Market under the symbol “PLCM.” On July 24, 2009, the closing price of our common stock was $23.99 per share. You should evaluate the risks related to our business, our common stock, and this offer, and review current market quotes for our common stock, among other factors, before deciding to participate in this offer.

See “Risks of Participating in the Offer” beginning on page 20 for a discussion of risks that you should consider before participating in this offer.

IMPORTANT

If you want to participate in the offer, you must submit your election via the Polycom offer website at https://polycom.equitybenefits.com or by facsimile to the Stock Administration Department at 1-925-924-5702, by the expiration date, currently expected to be 9:00 p.m., Pacific Time, on August 21, 2009.

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The delivery of all documents, including elections and withdrawals, is at your own risk. Only responses that are properly completed and actually received by Polycom by the deadline via the offer website at https://polycom.equitybenefits.com or by facsimile at 1-925-924-5702 will be accepted. Responses submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you submitted your election or withdrawal via the offer website, you should print and keep a copy of the Confirmation Statement on the offer website at the time that you complete and submit your election or withdrawal. The printed Confirmation Statement will provide evidence that you submitted your election or withdrawal. If you submitted your election or withdrawal via facsimile, we intend to confirm the receipt of your election or withdrawal by email within 2 U.S. business days of receiving your election or withdrawal. If you have not received a confirmation, it is your responsibility to confirm that we have received your election and/or any withdrawal. Note that if you submit any election and/or withdrawal by facsimile within the last 2 U.S. business days prior to the expiration of the offer, time constraints may prevent Polycom from providing a confirmation by email prior to the expiration of the offer. Finally, please note that if you are an eligible employee located in Israel, your participation in this offer and the exchange of eligible options for RSUs is contingent on Polycom obtaining an exemption from the Israeli Securities Authority prior to the close of this offer. If such exemption is not obtained, you will not be eligible to participate in the offer and any election to participate submitted by you will be considered invalid. Polycom will notify you in case an exemption is not obtained prior to the close of the offer.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.

You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to:

Stock Administration Department

Polycom, Inc.

4750 Willow Road

Pleasanton, CA 94588

Phone: 1-925-924-5727

Email: OptionExchangeQuestions@Polycom.com

Offer to Exchange dated July 27, 2009

You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer to exchange certain outstanding options for restricted stock units in any jurisdiction in which the offer is not permitted. However, we may, at our discretion, take any actions necessary for us to make the offer to holders of options in any of these jurisdictions. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is indicated otherwise, the date of this offer. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

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TABLE OF CONTENTS

(continued)

LIST OF SCHEDULES

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SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this offer. You should read carefully this entire Offer to Exchange, the accompanying launch email from OptionExchange@polycom.com, dated July 27, 2009, and the election and withdrawal forms, together with their associated instructions. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange and the other offer documents. We have included in this summary references to other sections in this Offer to Exchange to help you find more complete information with respect to these topics.

Q1.	What is the offer?

A1.	This offer is a voluntary opportunity for eligible employees to exchange outstanding options with an exercise price greater than $28.94 per share that were granted on or before July 27, 2008, for restricted stock units.

The following are some terms that are frequently used in this Offer to Exchange.

Terms Used in This Offer to Exchange

•	“1996 Plan” refers to the Polycom, Inc. 1996 Stock Incentive Plan.

•	“2004 Plan” refers to the Polycom, Inc. 2004 Equity Incentive Plan.

•	“52-week high” refers to the highest closing sales price of our common stock for the 52 weeks preceding the start of this offer. The 52-week high was $28.94.

•

“cancellation date” refers to the same U.S. calendar day as the expiration date. This is the date when exchanged options will be cancelled. We expect that the cancellation date will be August 21, 2009. If the expiration date of the offer is extended, then the cancellation date similarly will be delayed.

•	“common stock” refers to Polycom, Inc. common stock.

•

“eligible employee” refers to an employee of Polycom or any of its subsidiaries as of the start of the offer and through the cancellation date who holds eligible options (as defined below). Our named executive officers and the members of our board of directors and employees of Polycom or its subsidiaries who are located in Australia or Denmark are not eligible employees and may not participate in the offer.

•	“eligible option grant” refers to all of the eligible options issued by Polycom to an individual that is part of the same grant and subject to the same award agreement.

•

“eligible options” refers to options to purchase shares of Polycom’s common stock that have an exercise price greater than $28.94 per share (which is the 52-week high of our per share stock price as of the start of this offer) that were granted on or before July 27, 2008, that remain outstanding and unexercised as of the expiration date and that were granted under the 2004 Plan, the 1996 Plan or the PictureTel Plan.

•	“exchanged options” refers to all options to purchase shares of Polycom’s common stock that you exchange pursuant to this offer.

•

“expiration date” refers to the date that this offer expires. We expect that the expiration date will be August 21, 2009, at 9:00 p.m., Pacific Time. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires.

•	“named executive officers” refers to those officers of Polycom listed on Schedule A to this Offer to Exchange.

•

“offer period” or “offering period” refers to the period from the start of this offer to the expiration date. This period will commence on July 27, 2009, and we expect it to end at 9:00 p.m., Pacific Time, on August 21, 2009.

•	“Offer to Exchange” refers to this Offer to Exchange Certain Outstanding Options for Restricted Stock Units.

•	“options” refers to stock options to purchase shares of Polycom’s common stock.

•	“PictureTel Plan” refers to the PictureTel Corporation 1998 Acquisition Stock Option Plan.

•

“restricted stock units” or “RSUs” refers to the restricted stock units issued pursuant to this offer that replace your exchanged options. RSUs are promises by Polycom to issue shares of our common stock in the future provided that the vesting criteria are satisfied. RSUs granted in connection with this offer will be granted on the RSU grant date pursuant to the 2004 Plan and subject to the terms and conditions of a RSU agreement, including any applicable country-specific appendix, between you and the Company.

•

“RSU grant date” refers to the date when restricted stock units will be granted. The RSU grant date will be the same U.S. calendar date as the expiration date and the cancellation date (but the RSUs will be granted following the expiration of the offer). We expect that the RSU grant date will be August 21, 2009. If the expiration date of the offer is extended, then the RSU grant date similarly will be delayed.

•	“Stock Plans” refers to the Polycom, Inc. 2004 Equity Incentive Plan, Polycom, Inc. 1996 Stock Incentive Plan and the PictureTel Corporation 1998 Acquisition Stock Option Plan.

Q2.	How do I participate in this offer?

A2.	Participation in this offer is voluntary. If you are an eligible employee, you will receive at the start of the offer a launch email from OptionExchange@polycom.com, dated July 27, 2009, announcing this offer. If you want to participate in the offer, you must do one of the following by the expiration date, currently expected to be 9:00 p.m., Pacific Time, on August 21, 2009:

1.	Access Polycom’s offer website by going to https://polycom.equitybenefits.com and enter your employee ID and password. If this is the first time you are logging into the offer website, you should use the password provided to you in a separate email from OptionExchange@polycom.com, dated July 27, 2009.

2.	After logging into the offer website, review the information and proceed through to the Election Form page. You will be provided with personalized information regarding the eligible options you hold, including your eligible option grants, the exchange ratio applicable to each eligible option grant, the grant date of your eligible options, the number of shares vested for each of your eligible options, the exercise price of your eligible options, the number of outstanding shares subject to your eligible options, and the number of RSUs that would be issued in exchange for each eligible option grant. You also can review your eligible options in the Exchange Calculator, which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from exchanged options or the RSUs to be granted pursuant to the offer if you choose to exchange options. The Exchange Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Exchange Calculator does not account for vesting. Note that you will be able to profit from an RSU only if it actually vests. Therefore, even if the Exchange Calculator shows that the potential profit on an RSU is greater than for an exchanged option at the assumed prices you enter, you would be able to profit from the RSU only if it actually vests. In addition, this Exchange Calculator does not take into consideration the difference in taxation between RSUs and stock options. Note also that because of the rounding resulting from the vesting of fractional shares, the values shown could be slightly higher or lower than the actual result.

3.	On the Election Form page, select the appropriate box next to each of your eligible options to indicate which eligible options you choose to exchange pursuant to the offer.

4.	If you are an employee in the Netherlands or if you resided in the Netherlands when your eligible options were granted to you, print out the Dutch agreement attached as Schedule A to the election form, sign and date the Dutch agreement and fax it to the Stock Administration Department at 1-925-924-5702. Note that your election to participate in the offer will not be valid unless the properly signed and dated Dutch agreement is received by Polycom by the expiration date.

5.	Proceed through the offer website following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing and agreeing to the Terms of Election, submit your election.

6.	Upon submitting your election, a Confirmation Statement will be generated by the offer website. Please print and keep a copy of the Confirmation Statement for your records.

Alternatively, you may submit your election form via facsimile by doing the following:

1.	Properly complete, sign and date the election form.

2.	If you are an employee in the Netherlands or if you resided in the Netherlands when your eligible options were granted to you, sign and date the Dutch agreement attached as Schedule A to the election form.

3.	Fax the properly completed election form (including, if applicable, the properly signed and dated Dutch agreement) to:

Stock Administration Department

Fax: 1-925-924-5702

We must receive your properly completed and submitted election (which includes, if applicable, the properly signed and dated Dutch agreement) by the expiration date, currently expected to be 9:00 p.m., Pacific Time, on August 21, 2009.

If you elect to exchange any eligible option grant in this offer, you must elect to exchange all shares subject to that eligible option grant. If you hold more than one eligible option grant, however, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants. To help you recall your outstanding eligible options and give you the information necessary to make an informed decision, please refer to the grant information available via the offer website that lists your eligible option grants, the exchange ratio applicable to each eligible option grant, the grant date of your eligible options, the number of shares vested for each of your eligible options, the exercise price of your eligible options, the number of outstanding shares subject to your eligible options, and the number of RSUs that would be issued in exchange for each eligible option grant. If you need an election form or other offer documents or are unable to access your grant information via the offer website, you may contact:

Stock Administration Department

Polycom, Inc.

4750 Willow Road

Pleasanton, CA 94588

Phone: 1-925-924-5727

Email: OptionExchangeQuestions@Polycom.com

This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any options tendered for exchange that we determine are not in the appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer. (See Section 4, “Procedures for electing to exchange options,” below). However, participation in the offer by eligible employees located in Israel is contingent on Polycom obtaining an exemption from the Israeli Securities Authority prior to the close of the offer (as described in Question and Answer 8 below).

We may extend this offer. If so, we will issue a press release, email or other communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the U.S. business day following the previously scheduled expiration date.

The delivery of all documents, including elections and withdrawals, is at your risk. If you submitted your election or withdrawal via the offer website, you should print and keep a copy of the Confirmation Statement on the offer website at the time that you complete and submit your election or withdrawal. The printed Confirmation Statement will provide evidence that you submitted your election or withdrawal. If you submitted your election or withdrawal via facsimile, we intend to confirm the receipt of your election or withdrawal by email within 2 U.S. business days of receiving your election or withdrawal. If you have not received a confirmation, it is your responsibility to confirm that we have received your election and/or any withdrawal. Note that if you submit any election and/or withdrawal by facsimile within the last 2 U.S. business days prior to the expiration of the offer, it is possible that Polycom may not be able to confirm receipt prior to the expiration of the offer. Only responses that are properly completed and actually received by Polycom by the deadline by the offer website at https://polycom.equitybenefits.com or by facsimile at 1-925-924-5702 will be accepted. Responses submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

(See Section 4, “Procedures for electing to exchange options,” below)

Q3.	What will I receive for the options that I exchange?

A3.	Except as specified in Question and Answer 8 below, all eligible employees who properly tender eligible options pursuant to this offer will receive RSUs. RSUs are promises by Polycom to issue shares of Polycom’s common stock in the future provided that the vesting criteria are satisfied. You do not have to make any cash payment to Polycom to receive your RSUs or the common stock upon the vesting of your RSUs.

(See Section 9, “Source and amount of consideration, terms of RSUs,” below)

Q4.	How many RSUs will I receive for the options that I exchange?

A4.	The number of RSUs that you receive will depend on the fair value of each exchanged option grant calculated using a Black-Scholes model. The calculation of fair value using the Black-Scholes model takes into account many variables, such as the volatility of Polycom’s stock price and the expected term of the option. As a result, the exchange ratios do not necessarily increase as the exercise price of the award increases. The exchange ratios will be applied on a grant-by-grant basis. The number of RSUs that you receive with respect to an eligible option grant exchanged pursuant to the offer will be determined by dividing the number of shares subject to the eligible option grant by the applicable exchange ratio and rounding down any fractional shares to the nearest whole share.

Please refer to the grant information available via the offer website that lists your eligible option grants, the exchange ratio applicable to each eligible option grant, the grant date of your eligible options, the number of shares vested for each of your eligible options, the exercise price of your eligible options, the number of outstanding shares subject to your eligible options, and the number of RSUs that would be issued in exchange for each eligible option grant.

If you are unable to access your grant information via the offer website, you may contact:

Stock Administration Department

Polycom, Inc.

4750 Willow Road

Pleasanton, CA 94588

Phone: 1-925-924-5727

Email: OptionExchangeQuestions@Polycom.com

Example 1

Assume that you hold an eligible option grant to purchase 250 shares with an exercise price of $33.30 per share and a remaining term of 4.8 years. If you exchange this eligible option grant pursuant to the offer, then on the RSU grant date you will receive 51 RSUs. This is equal to the 250 shares divided by 4.9 (the exchange ratio for this eligible option grant), rounded down to the nearest whole RSU.

Example 2

Assume that you hold an eligible option grant to purchase 1,000 shares with an exercise price of $34.84 per share and a remaining term of 4.5 years. If you exchange this eligible option grant pursuant to the offer, then on the RSU grant date you will receive 188 RSUs. This is equal to the 1,000 shares divided by 5.3 (the exchange ratio for this eligible option grant), rounded down to the nearest whole RSU.

For purposes of this offer, including the exchange ratios, the term “option” generally refers to an option to purchase one share of our common stock. For purposes of applying the exchange ratios, fractional RSUs will be rounded down to the nearest whole RSU on a grant-by-grant basis. (See Section 2, “Number of options; expiration date,” below)

Please note: The exchange ratios apply to each of your option grants separately. This means that the various eligible options you hold may be subject to different exchange ratios.

As of July 27, 2009, if all eligible options are tendered pursuant to the offer, the following table summarizes the eligible options, exchange ratios and RSUs that would be granted in the exchange. The specific exchange ratio(s) applicable to your eligible options are provided in the grant information available via the offer website and will be provided to four decimal places. The following table is a summary only and should not be viewed as determining the exchange ratios that will apply to your specific eligible option grants.

Exercise Price of Eligible Options	Number of Shares Underlying Eligible Options	Remaining Life of the Eligible Option (Years)	Exchange Ratio (Number of Eligible Options to 1 RSU)	Maximum Number of RSUs that May be Granted(1)
$50.13	2,000	1.1	70.4 to 1	28
$47.05	3,000	0.9	77.4 to 1	36
$38.33	5,250	1.3	18.6 to 1	282
$36.53	79,500	4.7	5.5 to 1	14,534
$35.71	34,102	2.4	8.7 to 1	3,914
$34.84	1,741,515	4.5	5.3 to 1	326,391
$34.19	117,500	4.6	5.2 to 1	22,626
$33.50	8,490	0.8	20.3 to 1	416
$33.30	540,374	4.8	4.9 to 1	109,075
$33.14	253,032	5.0	4.7 to 1	53,363
$32.01	50,417	2.2	7.6 to 1	6,611
$30.19	4,500	0.5	20.9 to 1	207

Total:	2,839,680			537,483

(1)	These numbers are calculated based upon the actual exchange ratios on a grant-by-grant basis; therefore, the aggregate value reflected here may not be recomputed exactly by using the exchange ratio values in the table.

Q5.	Who may participate in this offer?

A5.	You may participate in this offer if you have eligible options, you are an eligible employee at the time of this offer and you remain an eligible employee of Polycom or its subsidiaries or a successor entity through the RSU grant date. Only individuals who are employees as of the start of the offer and who remain employed through the date on which the exchanged options are cancelled will be eligible to participate. Our named executive officers, the members of our board of directors and employees of Polycom or its subsidiaries who are located in Australia and Denmark may not participate in the offer. Participation in the offer by eligible employees located in Israel is contingent on Polycom obtaining an exemption from the Israeli Securities Authority prior to the close of the offer (as described in Question and Answer 8 below). (See Section 1, “Eligibility,” below)

Q6.	Why is Polycom making this offer?

A6.	We believe that this offer will foster retention of valuable employees of Polycom or its subsidiaries, provide meaningful incentive to them, and better align the interests of employees and stockholders to maximize stockholder value. We issued the currently outstanding options to attract and retain the best available personnel and to provide incentive to employees.

Polycom has experienced a substantial decline in our stock price reflecting global economic conditions. This drop in our stock price has caused many of the stock options granted under our Stock Plans to have exercise prices that are significantly higher than the trading price of Polycom’s common stock. Because we consider long-term equity incentives to be an important part of our employees’ compensation and an important incentive and retention tool, these stock options have become considerably less effective in retaining and motivating our employees, who view their existing options as having little or no value due to the sizable difference between the exercise prices and the current market price of our common stock. We believe that, notwithstanding the current economic environment, it is essential to continue to retain and motivate the best employees.

(See Section 3, “Purposes of the offer,” below)

Q7.	Which of my options are eligible?

A7.	Your eligible options are those options to purchase shares of common stock of Polycom that have an exercise price greater than $28.94 per share, were granted on or before July 27, 2008, and remain outstanding and unexercised as of the expiration date, currently expected to be August 21, 2009. Only options granted under the 2004 Plan, 1996 Plan and PictureTel Plan are eligible.

To help you recall your outstanding eligible options and give you the information necessary to make an informed decision, please refer to the grant information available via the offer website that lists your eligible option grants, the exchange ratio applicable to each eligible option grant, the grant date of your eligible options, the number of shares vested for each of your eligible options, the exercise price of your eligible options, the number of outstanding shares subject to your eligible options, and the number of RSUs that would be issued in exchange for each eligible option grant. If you are unable to access your grant information via the offer website, you may contact:

Stock Administration Department

Polycom, Inc.

4750 Willow Road

Pleasanton, CA 94588

Phone: 1-925-924-5727

Email: OptionExchangeQuestions@Polycom.com

(See Section 2, “Number of options; expiration date,” below)

Q8.	Are there circumstances under which I would not be granted RSUs?

A8.

Yes. If, for any reason, you no longer are an employee of Polycom or its subsidiaries on the RSU grant date, you will not receive any RSUs. Instead, you will keep your current eligible options and those options will vest and expire in accordance with their original terms. Except as provided by applicable law and/or any employment agreement between you and Polycom or its subsidiaries, your employment with Polycom or its subsidiaries will remain “at-will” regardless of your participation in the offer and can be terminated by you or your employer at any time with or without cause or notice. (See Section 1, “Eligibility,” below)

Moreover, even if we accept your eligible options, we will not grant RSUs to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting RSUs as a result of changes in SEC or NASDAQ rules. We do not anticipate any such prohibitions at this time. However, please note that if you are an eligible employee located in Israel, your participation in this offer and the exchange of eligible options for RSUs is contingent on Polycom obtaining an exemption from the Israeli Securities Authority prior to the close of this offer. If such exemption is not obtained, you will not be eligible to participate in the offer and any election to participate submitted by you will be considered invalid. Polycom will notify you in case an exemption is not obtained prior to the close of the offer. (See Section 13, “Legal matters; regulatory approvals,” below)

In addition, if you hold an option that expires after the start of, but before the cancellation of options under this offer, that particular option is not eligible for exchange. As a result, if you hold options that expire before the currently scheduled cancellation date or, if we extend the offer such that the cancellation date is a later date and you hold options that expire before the rescheduled cancellation date, those options will not be eligible for exchange and such options will continue to be governed by their original terms. (See Section 15, “Extension of offer; termination; amendment,” below)

Q9.	Am I required to participate in this offer?

A9.	No. Participation in this offer is completely voluntary. (See Section 2, “Number of options; expiration date,” below)

Q10.	Do I have to pay for my RSUs?

A10.	No. You do not have to make any cash payment to Polycom to receive your RSUs or the common stock upon the vesting of your RSUs. (See Section 9, “Source and amount of consideration, terms of RSUs,” below)

Q11.	When will my RSUs vest?

A11.	Each RSU will represent a right to receive one share of our common stock on a specified future date if the RSU vests according to the following vesting schedule, but only if you generally remain employed with Polycom or its subsidiaries through each relevant vesting date:

•	Except for employees subject to tax at the time of the exchange of eligible options for the issuance of RSUs (see below), none of the RSUs will be vested on the RSU grant date.

•

Except for Chinese national employees working in China (see below and Schedule F, “Guide to Tax Issues in The People’s Republic of China”), one-half of the shares subject to the RSU grant will be scheduled to vest on the first anniversary of the RSU grant date and the remaining one-half of the shares subject to the RSU grant will be scheduled to vest on the second anniversary of the RSU grant date. We expect the RSU grant date will be August 21, 2009.

•

RSUs granted to Chinese national employees working in China will be scheduled to vest in accordance with the vesting schedule set forth above, provided Polycom has obtained all necessary approvals from the State Administration of Foreign Exchange or its local counterpart (“SAFE”) under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals for RSUs granted under the 2004 Plan. (See Schedule F, “Guide to Tax Issues in The People’s Republic of China.”) If you are a Chinese national employee working in China, one-half of the shares subject to your RSUs will be scheduled to vest on the later of (i) the first anniversary of the RSU grant date, or (ii) the date on which the Company has received all necessary exchange control and other approvals from SAFE under applicable exchange control rules for RSUs granted under the 2004 Plan; and the remaining one-half of the shares subject to the RSUs will be scheduled to vest on the later of (i) the second anniversary of the RSU grant date, or (ii) the date on which the Company has received all necessary approvals from SAFE under applicable exchange control rules for RSUs granted under the 2004 Plan.

•

In countries where the cancellation of eligible options for the issuance of RSUs is or may be considered a taxable event subject to tax withholding, Polycom retains the discretion to accelerate the vesting of a sufficient number of RSUs to cover the amount of tax due at the time of the exchange of eligible options for the issuance of RSUs. Polycom may accelerate vesting of RSUs for such purpose with respect to employees located in Canada, as it is a country in which the exchange may be a taxable event subject to tax withholding (see Schedule E, “Guide to Tax Issues in Canada”).

•

If your employment with us or our subsidiaries terminates before part or all of your RSU vests, the unvested part of your RSU generally will expire unvested and you will not be entitled to any shares of common stock from that part of your RSU. (See Section 1, “Eligibility,” below)

•

We will make minor modifications to the vesting schedule of any RSUs to eliminate fractional vesting (such that a whole number of shares subject to the RSU will vest on each vesting date). As a result, subject to your continued employment with us or our subsidiaries through the relevant vesting date, if any fractional shares are scheduled to vest, the number of shares that vest on the first anniversary of the RSU grant date will be rounded down to the nearest whole number of RSUs and the number of shares that vest on the second anniversary of the RSU grant date will be rounded up to the next whole number of shares. (See Section 9, “Source and amount of consideration, terms of RSUs,” below)

Example 1

Assume that an eligible employee elects to exchange an eligible option covering 600 shares with an exercise price of $34.84 per share and the following vesting schedule:

Vesting Schedule of Eligible Option

150 shares vested on February 7, 2008

150 shares vested as of February 7, 2009

150 shares are scheduled to vest as of February 7, 2010

150 shares are scheduled to vest as of February 7, 2011

The eligible option is scheduled to expire no later than February 7, 2014. Assume that on August 21, 2009 (the expected expiration date of the offer), the eligible employee surrenders the eligible option. In accordance with the exchange ratios described above, the employee receives 113 RSUs. Subject to the eligible employee’s continued employment with us or our subsidiaries through each such relevant date, the vesting schedule of the RSUs will be as follows:

Vesting Schedule of RSUs

0 shares will be vested as of August 21, 2009.

56 shares will be scheduled to vest on August 21, 2010.

57 shares will be scheduled to vest on August 21, 2011.

None of the RSUs will be vested on the date of grant. The RSUs will be scheduled to vest in 2 equal annual installments, but only if the eligible employee continues in employment with Polycom or its subsidiaries through each such respective vesting date.

Example 2

Assume that an eligible employee elects to exchange an eligible option covering 1,000 shares with an exercise price of $35.71 per share and the following vesting schedule:

Vesting Schedule of Eligible Option

250 shares vested on February 1, 2003

250 shares vested as of February 1, 2004

250 shares vested as of February 1, 2005

250 shares vested as of February 1, 2006

The eligible option is scheduled to expire no later than February 1, 2010. Assume that on August 21, 2009 (the expected expiration date of the offer), the eligible employee surrenders the eligible option. In accordance with the exchange ratios described above, the eligible employee would receive 114 RSUs. Subject to the eligible employee’s continued employment with us or our subsidiaries through each such relevant date, the vesting schedule of the RSUs will be as follows:

Vesting Schedule of RSUs

0 shares will be vested as of August 21, 2009.

57 shares will be scheduled to vest on August 21, 2010.

57 shares will be scheduled to vest on August 21, 2011.

None of the RSUs will be vested on the date of grant. The RSUs will be scheduled to vest in 2 equal annual installments, but only if the eligible employee continues in employment with us or our subsidiaries through each such vesting date.

If you are a Chinese national employee working in China, you may have a different vesting schedule with respect to your RSUs, as set forth above. (See also Schedule F, “Guide to Tax Issues in The People’s Republic of China.”) Furthermore, in any country where the cancellation of exchanged options for the issuance of RSUs is considered a taxable event subject to tax withholding, Polycom may decide to accelerate the vesting of a sufficient number of your RSUs to cover the amount of taxes due at the time of the exchange of eligible options for the issuance of RSUs. Polycom may accelerate vesting of RSUs for such purpose with respect to employees located in Canada, as it is a country in which the exchange may be a taxable event subject to tax withholding (see Schedule E, “Guide to Tax Issues in Canada”).

RSUs that do not vest will be forfeited to Polycom at no cost to us.

Q12.	If I participate in this offer, do I have to exchange all of my eligible options?

A12.	No. You may pick and choose which of your outstanding eligible options you wish to exchange. However, if you decide to participate in this offer and to exchange an eligible option grant, you must elect to exchange all shares subject to that eligible option grant. You should note that we are not accepting partial tenders of options, except that you may elect to exchange the entire remaining portion of an option grant that you previously exercised partially. You otherwise may not elect to exchange only some of the shares covered by any particular option grant.

For example (and except as otherwise described in Question and Answer 13 below), if you hold (1) an eligible option to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option grant to purchase 1,000 shares, and (3) an eligible option grant to purchase 3,000 shares, you may choose to exchange all three option grants, or only two of the three option grants, or only one of the three grants, or none at all. You may not elect to exchange a partial amount under any option grant (such as an election to exchange only 150 shares of the remaining 300 shares under the first option).

(See Section 2, “Number of options; expiration date,” below)

Q13.	What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A13.	If you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee of Polycom or its subsidiaries beneficially owns a portion of that option grant, you may accept this offer with respect to the entire remaining outstanding portion of the option grant if so directed by the beneficial owner as to his or her portion in accordance with the domestic relations order or comparable legal documents. As described in Question and Answer 12, we are not accepting partial tenders of option grants. Therefore, you may not accept this offer with respect to a portion of an eligible option grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. You are the legal owner of the eligible option grant, and as a result, we will respect an election to exchange such eligible option grant pursuant to the offer that is made by you and accepted by us. However, we will not be responsible to you or the beneficial owner of the eligible option grant for any action taken by you with respect to such eligible option grant. Accordingly, you should consider very carefully whether to make an election to exchange any option that is not completely beneficially owned by you.

For example, if you are an eligible employee and you hold an eligible option grant covering 3,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares not beneficially owned by your former spouse, then you may elect to exchange the 2,500 shares that remain outstanding subject to the eligible option grant, or you may elect not to participate in the offer at all with respect to this eligible option grant. These are your only choices with respect to this eligible option grant. (See Section 2, “Number of options; expiration date,” below)

Q14.	When will my exchanged options be cancelled?

A14.	Your exchanged options will be cancelled following the expiration of the offer on the same U.S. calendar day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be August 21, 2009, unless the offer period is extended. (See Section 6, “Acceptance of options for exchange and issuance of RSUs,” below)

Q15.	When will I receive RSUs?

A15.	We will grant the RSUs on the RSU grant date. The RSU grant date will be the same U.S. calendar day as the expiration date. We expect the RSU grant date will be August 21, 2009. If the expiration date of the offer is extended, the RSU grant date similarly will be delayed. You will receive your RSU agreement promptly after the expiration of the offer. (See Section 6, “Acceptance of options for exchange and issuance of RSUs,” below)

You will receive the shares subject to the RSU award if and when your RSU award vests. RSUs will be subject to the terms and conditions set forth in the 2004 Plan and award agreement, including any applicable country-specific appendix, under which the RSU award is granted.

Q16.	Once I surrender my exchanged options, is there anything I must do to receive the RSUs?

A16.	No. Once your exchanged options have been cancelled, there is nothing that you must do to receive your RSUs. In order to receive the shares covered by the RSU grant, you generally will need to remain an employee to Polycom or its subsidiaries through the applicable vesting date, as described in Question and Answer 11. (See Section 1, “Eligibility,” below)

Q17.	Do I need to exercise my RSUs in order to receive shares?

A17.	No, RSUs do not need to be exercised in order to receive shares. If your RSUs vest in accordance with the vesting schedule set forth in your RSU agreement, you automatically will receive the shares subject to the RSUs promptly thereafter. RSUs that do not vest will be forfeited to Polycom and you will receive no payment for them.

Q18.	May I exchange Polycom common stock that I acquired upon a prior exercise of Polycom options?

A18.	No. This offer relates only to certain outstanding options to purchase shares of Polycom common stock. You may not exchange in this offer any shares of Polycom common stock you acquired upon a prior exercise of options. (See Section 2, “Number of options; expiration date,” below)

Q19.	Will I be required to give up all of my rights under the cancelled options?

A19.	Yes. Once we have accepted your exchanged options, your exchanged options will be cancelled and you no longer will have any rights under those options. We intend to cancel all exchanged options following the expiration of the offer on the same U.S. calendar day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be August 21, 2009. (See Section 6, “Acceptance of options for exchange and issuance of RSUs,” below)

Q20.	Will the terms and conditions of my RSUs be the same as my exchanged options?

A20.	No, RSUs are a different type of equity award than options, and so the terms and conditions of your RSUs necessarily will be different from your options. Your RSUs will be granted under the 2004 Plan and will be subject to a RSU agreement, including any applicable country-specific appendix. The forms of RSU agreement, including any applicable country-specific appendix, are incorporated by reference as exhibits to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov. See Section 9 below for more details on the terms and conditions of RSUs. These agreements also are available on the offer website at https://polycom.equitybenefits.com.

Until your RSUs vest and you are issued shares in payment for the vested RSUs, you will not have any of the rights or privileges of a stockholder of Polycom. Once you have been issued the shares of common stock, you will have all of the rights and privileges of a stockholder with respect to those shares, including the right to vote and to receive dividends, if any.

The tax treatment of the RSUs will differ significantly from the tax treatment of your options. Please see Question and Answer 24 and the remainder of this Offer to Exchange for further details. Also, the vesting schedule of your RSUs will be different from the vesting schedule of your exchanged option. (See Section 9, “Source and amount of consideration, terms of RSUs,” below)

Q21.	What happens to my options if I choose not to participate or if my options are not accepted for exchange?

A21.	If you choose not to participate or your options are not accepted for exchange, your existing options will (a) remain outstanding until they are exercised or cancelled or they expire by their original terms, (b) retain their current exercise price, (c) retain their current vesting schedule, and (d) retain all of the other terms and conditions as set forth in the relevant agreement related to such option grant. (See Section 6, “Acceptance of options for exchange and issuance of RSUs,” below)

Q22.	How does Polycom determine whether an option has been properly tendered?

A22.

We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election of any options tendered for exchange that we determine are not in an appropriate form or that we determine are unlawful to accept. We will accept all properly tendered options that are not validly withdrawn, subject to the terms of this offer. No tender of options will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election and we will not incur any liability for failure to give any notice. (See Section 4, “Procedures for electing to exchange options,” below)

Q23.	Will I have to pay taxes if I participate in the offer?

A23.	If you participate in the offer and are a U.S. taxpayer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or the RSU grant date. However, you normally will have taxable income when the shares underlying your RSUs are issued to you. Polycom also will typically have a tax withholding obligation at the time of issuance. You also may have taxable capital gain when you sell the shares underlying the RSU. Note that the tax treatment of RSUs differs significantly from the tax treatment of your options and, as a result of participating in the offer, your tax liability could be higher than if you had kept your eligible options. The Company will satisfy tax withholding obligations, if applicable, in the manner specified in your RSU agreement. Please see Section 14 below for a reminder of the general tax consequences associated with your eligible options.

If you participate in the offer and are an employee in Argentina, Brazil, Canada, China, France, Germany, Hong Kong, India, Israel, Italy, Japan, Korea, Mexico, Netherlands, Norway, Peru, Singapore, Spain, Sweden, Switzerland, Taiwan, Thailand, United Arab Emirates or the United Kingdom, please refer to Schedules C through Z of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you. Employees of Polycom or its subsidiaries located in Australia or Denmark may not participate in the offer.

You should consult with your tax advisor to determine the personal tax consequences to you of participating in this offer. If you are a citizen or tax resident or subject to the tax laws of more than one country, you should be aware that there may be additional or different tax and social insurance consequences that may apply to you. Also, if you were granted eligible options while a resident or taxpayer in one country but are a resident or taxpayer in another country when the RSUs are granted to you pursuant to the offer, you may be subject to tax not only in the new country, but also in the original country (e.g., if the original country views the RSUs as a replacement grant).

Q24.	What if Polycom is acquired by another company?

A24.

Although we currently are not anticipating a merger or acquisition, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any options that you tendered for exchange and your options will be treated in accordance with the Stock Plan under which they were granted and the relevant award agreements. Further, if Polycom is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your award agreement and you will receive no RSUs in exchange for them. If Polycom is acquired prior to the expiration of the offer but does not withdraw the offer, before the expiration of the offer we (or the successor entity) will notify you of any material changes to the terms of the offer or the RSUs, including any adjustments to the number of shares that will be subject to the RSUs. Under such circumstances the type of security and the number of shares covered by your RSU would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition.

As a result of this adjustment, you may receive RSUs covering more or fewer shares of the acquirer’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the RSUs if no acquisition had occurred.

If we are acquired by or merge with another company, your exchanged options might be worth more than the RSUs that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer may receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Finally, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of the employees of Polycom or its subsidiaries before the completion of this offer. Termination of your employment for this or any other reason before the RSU grant date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any RSUs or other benefit for your tendered options.

If we are acquired after your tendered options have been accepted, cancelled, and exchanged for RSUs, your RSUs will be treated in the acquisition transaction in accordance with the terms of the transaction agreement or the terms of the 2004 Plan and your RSU agreement, including any applicable country-specific appendix. (See Section 9, “Source and amount of consideration, terms of RSUs,” below)

Q25.	Will I receive a RSU agreement?

A25.	Yes. All RSUs will be subject to a RSU agreement, including any applicable country-specific appendix, between you and Polycom, as well as to the terms and conditions of the 2004 Plan. The forms of RSU agreement, including any applicable country-specific appendix, under the 2004 Plan are incorporated by reference as exhibits to the Schedule TO with which this Offer to Exchange has been filed. In addition, a copy of the 2004 Plan and the forms of the RSU agreement, including any applicable country-specific appendix, under the 2004 Plan are available on the SEC website at www.sec.gov or on the offer website at https://polycom.equitybenefits.com. (See Section 9, “Source and amount of consideration, terms of RSUs,” below)

Q26.	Are there any conditions to this offer?

A26.	Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Exchange. If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered eligible options, though we may do so at our discretion. (See Section 2, “Number of options; expiration date,” and Section 7, “Conditions of the offer,” below)

Q27.	If you extend or change the offer, how will you notify me?

A27.	If we extend or change this offer, we will issue a press release, email or other form of communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the previously scheduled expiration date or the date on which we change the offer, as applicable. (See Section 2, “Number of options; expiration date,” and Section 15, “Extension of offer; termination; amendment,” below)

Q28.	Can I change my mind and withdraw from this offer?

A28.

Yes. You may change your mind after you have submitted an election and withdraw some or all of your elected options from the offer at any time before the offer expires (the expiration date currently is expected to be August 21, 2009, at 9:00 p.m., Pacific Time). If we extend the expiration date, you may withdraw your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election and/or withdrawal we receive before the expiration date. Due to certain requirements under U.S. securities laws, an exception to this rule is that if we have not accepted your properly tendered options by 9:00 p.m., Pacific Time, on September 21, 2009 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your options at any time thereafter but prior to our acceptance. (See Section 5, “Withdrawal rights and change of election,” below)

Q29.	May I change my mind about which options I want to exchange?

A29.	Yes, but only before the offer expires. You may change your mind after you have submitted an election and change the options you elect to exchange at any time before the offer expires by completing and submitting a new election via the offer website or by facsimile to add more eligible options or a withdrawal via the offer website or by facsimile to withdraw eligible options. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may elect to exchange additional eligible options, fewer eligible options, all of your eligible options or none of your eligible options. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal we receive by the expiration date. Please be sure that any completed and new election form you submit includes all the options with respect to which you want to accept this offer and is clearly dated after your last-submitted election or withdrawal. (See Section 4, “Procedures for electing to exchange options,” and Section 5, “Withdrawal rights and change of election,” below)

Q30.	How do I withdraw my election?

A30.	To withdraw some or all of the options that you previously elected to exchange, you must do one of the following before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on August 21, 2009:

1.	Access Polycom’s offer website by going to https://polycom.equitybenefits.com and enter your employee ID and password. If this is the first time you are logging into the offer website, you should use the password provided to you in a separate email from OptionExchange@polycom.com, dated July 27, 2009.

2.	After logging into the offer website, review the information and proceed through to the Election Form page. You will be provided with personalized information regarding the eligible options you hold, including your eligible option grants, the exchange ratio applicable to each eligible option grant, the grant date of your eligible options, the number of shares vested for each of your eligible options, the exercise price of your eligible options, the number of outstanding shares subject to your eligible options, and the number of RSUs that would be issued in exchange for each eligible option grant. Additionally, the offer website will indicate the selections you previously made with respect to eligible options you want to exchange pursuant to the offer. You also can review your eligible options in the Exchange Calculator, which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from exchanged options or the RSUs to be granted pursuant to the offer if you choose to exchange options. The Exchange Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Exchange Calculator does not account for vesting. Note that you will be able to profit from an RSU only if it actually vests. Therefore, even if the Exchange Calculator shows that the potential profit on an RSU is greater than for an exchanged option at the assumed prices you enter, you would be able to profit from the RSU only if it actually vests. In addition, this Exchange Calculator does not take into consideration the difference in taxation between RSUs and stock options. Note also that because of the rounding resulting from the vesting of fractional shares, the values shown could be slightly higher or lower than the actual result.

3.	On the Election Form page, select the appropriate box next to each of your previously-selected eligible options to indicate that you do not want to exchange those eligible options pursuant to the offer.

4.	If you are an employee in the Netherlands or if you resided in the Netherlands when your eligible options were granted to you, print out the Dutch agreement attached as Schedule A to the election form, sign and date the Dutch agreement and fax it to the Stock Administration Department at 1-925-924-5702. Note that your election to participate in the offer will not be valid unless the properly signed and dated Dutch agreement is received by Polycom by the expiration date.

5.	Proceed through the offer website following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing and agreeing to the Terms of Election, submit your election.

6.	Upon submitting your election, a Confirmation Statement will be generated by the offer website. Please print and keep a copy of the Confirmation Statement for your records.

Alternatively, you may submit a withdrawal form via facsimile by doing the following:

1.	Properly complete, date and sign the withdrawal form; and

2.	Fax the properly completed withdrawal form to:

Stock Administration Department

Fax: 1-925-924-5702

We must receive your properly completed and submitted withdrawal form by the expiration date, currently expected to be 9:00 p.m., Pacific Time, on August 21, 2009.

The delivery of all documents, including withdrawal forms, is at your own risk. Only responses that are complete and actually received by Polycom by the deadline via the offer website at https://polycom.equitybenefits.com or via facsimile at 1-925-924-5702 will be accepted. If you have not received a confirmation, it is your responsibility to confirm that we have received your withdrawal. Responses submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you submitted your election or withdrawal via the offer website, you should print and keep a copy of the Confirmation Statement on the offer website at the time that you complete and submit your election or withdrawal. The printed Confirmation Statement will provide evidence that you submitted your election or withdrawal. If you submitted your election or withdrawal via facsimile, we intend to confirm the receipt of your election or withdrawal by email within 2 U.S. business days of receiving your election or withdrawal. Note that if you submit any election and/or withdrawal within the last 2 U.S. business days prior to the expiration of the offer, time constraints may prevent Polycom from providing confirmation by email prior to the expiration of the offer.

(See Section 5, “Withdrawal rights and change of election,” below)

Q31.	What if I withdraw my election and then decide that I do want to participate in this offer?

A31.	If you have withdrawn your election to participate and then again decide to participate in this offer, you may reelect to participate by submitting a new, properly completed election via the offer website at https://polycom.equitybenefits.com or via facsimile at 1-925-924-5702 before the expiration date, that is signed and dated after the date of your withdrawal. (See Question and Answer 29 and Section 5, “Withdrawal rights and change of election,” below)

Q32.	Are you making any recommendation as to whether I should exchange my eligible options?

A32.	No. We are not making any recommendation as to whether you should accept this offer. We understand that the decision whether or not to exchange your eligible options in this offer will be a challenging one for many employees. The program does carry risk (see “Risks of Participating in the Offer” beginning on page 20 for information regarding some of these risks), and there are no guarantees regarding whether you ultimately would receive greater value from your eligible options or from the RSUs you will receive in exchange. As a result, you must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your personal legal counsel, accountant, and/or financial advisor. (See Section 3, “Purposes of the offer,” below)

Q33.	How do I determine what price Polycom’s stock needs to trade at before I would receive more consideration by accepting the offer?

A33.

On the offer website at https://polycom.equitybenefits.com, we have provided an Exchange Calculator as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from exchanged options or the RSUs to be granted pursuant to the offer if you choose to exchange options. The Exchange Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Exchange Calculator does not account for vesting. You will be able to profit from an RSU only if it actually vests. Therefore, even if the Exchange Calculator shows that the potential profit on an RSU is greater than for an exchanged option at the assumed prices you enter, you would be able to profit from the RSU only if it actually vests. In addition, this Exchange Calculator does not take into consideration the difference in taxation between RSUs and stock options. Note also that because of the rounding resulting from the vesting of fractional shares, the values shown could be slightly higher or lower than the actual result.

If the RSU never vests, you might have been better off not participating in the offer. The Exchange Calculator also does not consider, among other things, tax effects and other factors that could affect the potential profit from a RSU. Please be sure to carefully read the Offer to Exchange before deciding whether or not to participate in the offer. The offer documents contain important information and risks that should be considered before deciding whether or not to participate.

(See Section 3, “Purposes of the offer,” below)

Q34.	Whom can I contact if I have questions about the offer, or if I need additional copies of the offer documents?

A34.	You should direct questions about this offer and requests for printed copies of this Offer to Exchange and the other offer documents to:

Stock Administration Department

Polycom, Inc.

4750 Willow Road

Pleasanton, CA 94588

Phone: 1-925-924-5727

Email: OptionExchangeQuestions@Polycom.com

(See Section 10, “Information concerning Polycom,” below)

RISKS OF PARTICIPATING IN THE OFFER

Participating in the offer involves a number of risks and uncertainties, including those described below. This list and the risk factors under the heading “Risk Factors” in our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2009, and annual report on Form 10-K for the fiscal year ended December 31, 2008, each filed with the SEC, highlight the material risks of participating in this offer. You should consider these risks carefully and are encouraged to speak with an investment and tax advisor as necessary before deciding whether to participate in the offer. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences of participating in the offer, as well as the rest of this Offer to Exchange for a more in-depth discussion of the risks that may apply to you.

In addition, this offer and our SEC reports referred to above include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our outlook for fiscal 2009, our anticipated revenues by geographic area, operating expenses and liquidity, factory utilization, the effect of our strategic transactions, restructuring and other strategic efforts and our expectations regarding the effects of exchange rates and efforts to manage exposure to exchange rate fluctuation. Generally, the words “may,” “will,” “could,” “would,” “anticipate,” “expect,” “intend,” “believe,” “seek,” “estimate,” “plan,” “view,” “continue,” the plural of such terms, the negatives of such terms, or other comparable terminology and similar expressions identify forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, risks and uncertainties, including the risk factors set forth in this discussion and our SEC reports referred to above. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with this Exchange Offer.

The following discussion should be read in conjunction with the summary financial statements attached as Schedule B, as well as our financial statements and notes to the financial statements included on our most recent Forms 10-K, 10-Q and 8-K. We caution you not to place undue reliance on the forward-looking statements contained in this offer, which speak only as of the date hereof.

Risks that are Specific to this Offer

Economic Risks

If the price of our common stock increases after the date on which your exchanged options are cancelled, your cancelled options might be worth more than the RSUs that you receive in exchange for them.

The exchange ratio of this offer is not one-for-one with respect to all options. Therefore, it is possible that, at some point in the future, your old options would have been economically more valuable than the restricted stock units granted pursuant to this offer. For example, this could occur if the appreciation in our stock price results in a gain over the exercise price of the eligible options that exceeds the value of the RSUs granted in exchange for the eligible options. For illustrative purposes only, the following provides an example.

Example

Assume that you exchange a nonstatutory stock option for 1,000 shares with an exercise price of $34.84 and remaining term of 4.6 years for 188 restricted stock units. Assume, for illustrative purposes only that the price of our common stock increases to $50.00 per share. Under this example, if you had kept your exchanged options and exercised and sold the underlying shares at $50.00 per share, you would have realized ordinary income of $15,160, but if you exchanged your options for RSUs and sold the shares subject to the restricted stock unit grant at $50.00 per share, you would realize ordinary income of only $9,400.

If we are acquired by or merge with another company, your cancelled options might be worth more than the restricted stock units that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. If your employment with us or our subsidiaries terminates before part or all of your RSUs vest and if any vesting acceleration provisions set forth in your RSU agreement do not apply to such termination, you will not receive any value from the unvested part of your RSUs.

Your RSUs will be completely unvested on the RSU grant date.

The RSUs will be subject to a vesting schedule and therefore, none of the RSUs will be vested on the RSU grant date (although vesting may be accelerated under certain limited circumstances as described in Question and Answer 11), even if your exchanged options are 100% vested. If you do not remain an employee with us or any of our subsidiaries through the date your RSUs vest, you generally will not receive the shares subject to those RSUs. Instead, your RSUs generally will expire immediately upon your termination. As a result, you may not receive any value from your RSUs.

Tax-Related Risks

The U.S. tax effects of restricted stock units differ significantly from the U.S. tax treatment of your options.

If you participate in the offer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange and on the RSU grant date. However, you generally will have taxable ordinary income when the shares underlying your restricted stock units are issued to you. Polycom also will typically have a tax withholding obligation at the time of issuance. Generally, Polycom will satisfy all tax withholding obligations by withholding shares on the vesting date sufficient to cover any tax withholding requirements. More information regarding share withholding is described in the RSU agreement. The forms of RSU agreement are incorporated by reference as exhibits to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov. You also may have taxable capital gains when you sell the shares underlying the restricted stock unit. Note that the tax treatment of restricted stock units differs significantly from the tax treatment of your options and as a result of your participating in this offer, your tax liability could be higher than if you had kept your eligible options. Please see Section 14 of the Offer to Exchange for a reminder of the general tax consequences associated with options. For illustrative purpose only, the following provides an example.

Example

Assume that you exchange an eligible option for 1,000 shares with an exercise price of $34.84 and remaining term of 4.6 years, for 188 restricted stock units. The eligible option is a nonstatutory stock option. If the eligible option was held instead and exercised for $34.84 per share while the fair market value of our common stock was $38.00 per share, you would recognize ordinary income on $3,160 at exercise. If you later sold the shares at $50.00 per share, you would have a capital gain of $12.00 per share, which is the difference between the sale price of $50.00 and the $38.00 fair market value at exercise. If you held the shares more than 12 months, this would be taxed at long-term capital gains rates (currently a maximum of 15%), and if you held the shares for 12 months or less, this would be taxed at short-term capital gains rates (currently a maximum of 35%). If, instead, you had exchanged your eligible options for restricted stock units, you would be subject to ordinary income tax (currently taxed at a maximum rate of 35%) on the full fair market value of the shares you receive at the time you receive them (i.e., when they vested). For example, if you vest in the 188 restricted stock units when the fair market value of our stock is $38.00 per share, you will recognize ordinary income on $7,144. You then would be subject to additional long- or short-term capital gains tax, as applicable (depending on the length of time you have held such shares) on any additional gain when you sell the shares. For instance, if you sold the shares at $50.00 per share, you would have a capital gain of $12.00 per share. When analyzing the tax consequences to you, you should keep in mind that you do not pay a purchase price for the restricted stock units or the shares thereunder, while, in the example above, you would have paid $34.84 per share of post-tax dollars for the shares subject to your eligible options.

Please note that, depending on where you live, state income taxes also may apply to you and Polycom may have tax withholding obligations with respect to such taxes. You should be certain to consult your own tax advisor to discuss these consequences.

The offer currently is expected to remain open for 26 calendar days. However, if we extend the offer so that it remains open for 30 or more days, U.S. employees will be required to restart the measurement periods necessary to qualify incentive stock options for favorable tax treatment, even if they choose not to exchange the options in the offer.

Generally, your incentive stock option qualifies for favorable tax treatment if you hold the option for more than 2 years after the grant date and for more than 1 year after the date of exercise. We do not expect that the exchange will affect the eligibility of any incentive stock options that are not tendered for exchange for favorable tax treatment under U.S. tax laws. Thus, if you do not tender your option, the holding periods will continue to be measured from your original grant date.

However, if the offer period lasts for 30 days or more, then any eligible options that are incentive stock options that you have not exchanged will be deemed modified, and the holding period for such options will restart. As a result, in order to qualify for favorable tax treatment, you would not be able to sell or otherwise dispose of any shares received upon exercise of such options until more than 2 years from the date this offer commenced on July 27, 2009, and more than 1 year after the date you exercise such options, whichever date is later.

If you are a tax resident of multiple countries, there may be tax and social security consequences of more than one country that apply to you.

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social security consequences of more than one country that may apply to you. You should be certain to consult your own tax advisor to discuss these consequences.

Tax effects of restricted stock units for tax residents of Argentina, Brazil, Canada, China, France, Germany, Hong Kong, India, Israel, Italy, Japan, Korea, Mexico, Netherlands, Norway, Peru, Singapore, Spain, Sweden, Switzerland, Taiwan, Thailand, United Arab Emirates or the United Kingdom.

Non-U.S. employees should carefully review Schedules C through Z attached to this offer to determine whether participation in the offer could trigger any negative income tax, social insurance or other tax or legal consequences.

Additional tax effects of restricted stock units for tax residents of Canada.

The tax treatment of the exchange of eligible options for the grant of RSUs is uncertain in Canada. If you participate in the offer and are subject to tax in Canada, you likely will be required to recognize income for income tax and social insurance purposes at the time of the exchange because you will be deemed to have disposed of your eligible options in exchange for the RSUs. Polycom may accelerate vesting of a sufficient number of RSUs to cover the amount of tax that must be withheld at the time of the exchange. You will also recognize taxable income when your RSUs vest (although you may deduct the value of the eligible options exchanged for the RSUs when calculating the taxable amount at vesting) and when you sell the underlying shares. Please note that your eligible options may qualify for a tax exemption and deferral, which are not available for RSUs. For more information, please see Schedule E.

Additional tax effects of restricted stock units for tax residents of China.

If you participate in the offer and are a Chinese national employee working in China, your RSUs may have a different vesting schedule. In particular, your RSUs are scheduled to vest on the later of (i) the scheduled annual vesting dates set forth in this Offer to Exchange or (ii) the date (and subsequent one-year anniversary of the date) upon which Polycom has received all necessary exchange control and other approvals from the State Administration of Foreign Exchange (SAFE). We are in the process of obtaining SAFE approval but we cannot guarantee, undertake or represent whether or when SAFE approval will be obtained. Consequently, there is a risk that SAFE approval may be obtained after the regular vesting dates or may not be obtained and, as a result, the RSUs may vest later than the first and second anniversaries of the RSU grant date or may not vest at all. For more information, please see Schedule F.

Additional tax effects of restricted stock units for residents of France.

If you participate in the offer and are subject to tax in France, please note that your eligible options may have been granted under a favorable income tax and social security regime. Your RSUs will not be granted under a favorable income tax and social security regime. Consequently, your tax liability with respect to your RSUs may be higher than it would be if you retained your eligible options. For more information, please see Schedule G.

Additional risks and tax effects of restricted stock units for tax residents of Israel.

Please note that your participation in this offer and the exchange of eligible options for RSUs is contingent on Polycom obtaining an exemption from the Israeli Securities Authority prior to the close of this offer. If such exemption is not obtained, you will not be eligible to participate in the offer and any election to participate submitted by you will be considered invalid. Polycom will notify you in case an exemption is not obtained prior to the close of the offer.

If you participate in the offer and were subject to tax in Israel at the time of grant of the eligible options (even if you are no longer subject to tax in Israel at the time of the exchange) and/or you are subject to tax in Israel at the time of the exchange, you may be subject to tax at the time of the exchange, unless Polycom is able to obtain a tax ruling from the Israeli Tax Authorities (“ITA”) (which is currently pending) and you consent in writing to the terms of such tax ruling by signing and returning a copy of the ruling-related agreement you will be provided by the Company if and when the ruling has been obtained. For more information on the tax consequences of agreeing to the tax ruling and participating in the offer, please see Schedule K.

Additional tax effects of restricted stock units for residents of Italy.

If you participate in the offer and are subject to tax in Italy, you should be aware that income realized at exercise of eligible options is not subject to social insurance contributions, whereas income realized at vesting of RSUs will be subject to social insurance contributions. Consequently, your tax liability with respect to your RSUs may be higher than it would be if you retained your eligible options. For more information, please see Schedule L.

Additional tax effects of restricted stock units for residents of the United Kingdom.

If you participate in the offer and are subject to tax in the United Kingdom, please note that some or all of your eligible options may have been granted under a UK-approved plan and are, therefore, subject to favorable tax treatment, provided certain conditions are met. If you elect to exchange your approved options for a grant of RSUs, the RSUs will not be subject to the same favorable tax treatment. In addition, you will be required to enter into a joint election agreeing to assume liability for the employer’s portion of national insurance contributions (NICs) due in connection with your RSUs. Your eligible options may not be subject to the same requirement to assume employer NICs. Consequently, your tax liability with respect to your RSUs may be higher than it would be if you retained your eligible options. For more information, please see Schedule Z.

Risks Relating to Our Business Generally

Global economic conditions have materially affected and may continue to materially adversely affect our revenues and harm our business.

Economic conditions worldwide have contributed from time to time to slowdowns in the communications and networking industries and have caused a negative impact on the specific segments and markets in which we operate. As our business has grown, we have become increasingly exposed to these adverse changes in general economic conditions, which can result in reductions in capital expenditures by end-user customers for our products, longer sales cycles, the deferral or delay of purchase commitments for our products and increased competition. These factors have adversely impacted our operating results in prior periods, including most recently in the first six months of 2009, and have created significant and increasing uncertainty for the future. Despite some recent signs of stabilization, these factors have caused us to continue to be cautious about our future outlook. The current global recession, the continuing credit crisis that has affected worldwide financial markets, the extraordinary volatility in the stock markets, other current negative macroeconomic and global recessionary factors, and uncertainty or further weakening in key vertical or geographic markets, could continue to negatively impact technology spending for our products and services and may materially adversely affect our business, operating results and financial condition.

Further, current global economic conditions have resulted in a tightening in the credit markets, low liquidity levels in many financial markets, and extreme volatility in credit, equity, foreign currency and fixed income markets. These economic conditions negatively impact our business, particularly our future revenue potential, losses on investments and the collectability of our accounts receivable, by causing the inability of our customers to obtain credit to finance purchases of our products and services, customer or partner insolvencies or bankruptcies, decreased customer confidence to make purchasing decisions resulting in delays in their purchasing decisions, decreased customer demand or demand for lower-end products, and decreased customer ability to pay their obligations when they become due to us. For example, our partner Nortel’s bankruptcy filing in January 2009 has negatively impacted our revenues as our level of business with Nortel has been materially lower than that of historical levels.

We believe our voice communications solutions products are more susceptible to general economic conditions than our other products, which has lead to longer sales cycles for our voice products and negative year-over-year growth of revenues in the voice product line. In particular, while we believe that our video product lines may be better able to sustain the impact of current economic conditions and recessionary and other factors, our voice products do not provide the same return on investment profile that we believe our video products provide to customers who are curtailing travel and other related expenditures in a down economy, making our voice products more susceptible to the current economic downturn. Further, although we believe our video solutions products offer a rapid return on investment, tightened corporate budgets and capital expenditures in this economic environment will likely continue to negatively impact our video solutions product revenues, as was the case in the first six months of 2009.

Economic pressures have also caused us to carefully control our expenses through programs such as headcount reductions, reduced discretionary spending, deferral of nonessential projects, suspension of annual salary merit increases, and encouraged paid time-off programs. Although we believe such measures to be prudent given the current economic outlook, certain of these initiatives may cause us to underspend in areas later determined to be essential to the future growth of the business, negatively impact short- and long-term research and development and go-to-market productivity, or negatively impact employee morale and retention and may, as a result, adversely impact our future ability to effectively compete once economic conditions improve. Further, the tightening of our budgets and the cost control measures being taken by us in this period of economic downturn have caused us to defer infrastructure improvement projects, such as software upgrades, which may handicap the growth of our business in future periods. These actions are not necessarily sustainable in the long term and we may need to increase spending in order to maintain and build the business in future periods, which among other factors may negatively impact our operating margins, particularly the reinstatement of merit increases and bonus programs and the elimination of encouraged paid time off programs.

Our quarterly operating results fluctuate significantly and are not necessarily a good indicator of future performance.

Our quarterly operating results have fluctuated in the past and may vary significantly in the future as a result of a number of factors, many of which are out of our control or can be difficult to predict. These factors include, but are not limited to:

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the impact of the current recession, including the restricted credit environment impacting the credit of our partners and end user customers, and the spread of these conditions and recessionary factors to other countries, which has, and we expect will continue to, more heavily impact our global financial performance in future quarters;

•	our ability to effectively compete and grow our infrastructure product sales, which if unsuccessful, would reduce our revenues and negatively impact our gross margins;

•

fluctuations in demand for our products and services, principally due to (i) the changing global economic environment, (ii) increased competition as we have seen in Asia, particularly in China and India, across all product lines and globally with respect to video solutions product lines, (iii) the development of new partnerships, such as the relationships between Tandberg and Cisco Systems and Tandberg and Hewlett-Packard in the video solutions product line, (iv) increased competition from larger companies like Cisco Systems and Hewlett-Packard and (v) the introduction by our competitors of new products that may be considered more technologically advanced than the products that we offer and that are introduced in the market more rapidly than we can offer them;

•	slowing sales by our channel partners to their customers, which places further pressure on our channel partners to minimize inventory levels and reduce purchases of our products;

•

changes to our channel partner programs, contracts and strategy that could result in a reduction in the number of channel partners or could cause more of our channel partners to add our competitors’ products to their portfolio;

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changes to our sales organization with the recent hiring of a new executive vice president of Global Field Operations and vice president of U.S. Sales, which creates distraction for our sales force and our channel partners, may lead to employee attrition in the sales organization and may materially impact our future revenues and profitability during the transition period;

•	the impact of introducing product lines that require a more direct-touch sales model which is expensive;

•	the impact of the volatility of the U.S. dollar, which could result in delays in purchasing our products or lower average selling prices to offset, affecting both revenues and gross margins;

•	the impairment of investments, including the corporate debt and preferred equity securities in our investment portfolio, as well as our strategic investments or other assets;

•	the prices and performance of our products and those of our existing or potential new competitors, which can change rapidly due to technological innovations;

•	the timing, size and mix of the orders for our products;

•	the impact of new product introductions which typically have lower gross margins for a period of time after their introduction;

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the negative impact of the growth of our VoIP product sales on sales of our circuit-switched products and whether VoIP product sales will serve as an effective driver for sales of our IP-based video solutions, as we anticipate;

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the level and mix of inventory that we hold to meet future demand, including the impact of our efforts to decrease inventory and improve inventory turns, which could negatively impact our gross margins as a result of under absorption of our manufacturing costs in any given period;

•	changes in effective tax rates which are difficult to predict due to, among other things, the timing and geographical mix of our earnings and potential new rules and regulations;

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changes in the underlying factors and assumptions regarding a number of highly complex and subjective variables used in the option-pricing model to determine stock-based compensation which may result in significant variability in the stock-based compensation costs we record, making such amounts difficult to accurately predict;

•	fluctuations in the level of international sales and our exposure to the impact of international currency fluctuations on both revenues and expenses;

•	dependence on third party manufacturers, which would include outside development manufacturers, and the associated manufacturing costs;

•	the impact of increasing costs of freight and components used in the manufacture of our products and the potential negative impact on our gross margins;

•	the magnitude of any costs that we must incur in the event of a product recall or of costs associated with product warranty claims;

•	the impact of seasonality on our various product lines and geographic regions; and

•	adverse outcomes in intellectual property litigation and other matters and the costs associated with asserting and enforcing our intellectual property portfolio.

As a result of these and potentially other factors, we believe that period-to-period comparisons of our historical results of operations are not necessarily a good predictor of our future performance. If our future operating results are below the expectations of stock market securities analysts or investors, our stock price will likely decline.

If we fail to compete successfully domestically and internationally, our business and results of operations would be significantly harmed.

Competition that we face in our markets is intense, and in the current economic environment, will likely intensify and place increased pressure on average selling prices for our products. The principal competitive factors in the markets in which we presently compete and may compete in the future include:

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the ability to provide and sell a broad range of products and services that are responsive to changing technology and changing customer requirements and our ability to bring such products to market more rapidly than our competitors do;

•	the ability to appropriately and competitively price our products;

•	product performance;

•	the ability to introduce new products;

•	the ability to reduce production costs;

•	the ability to provide value-added features and functionality;

•	the ability to successfully integrate our products with, and operate our products on, existing customer platforms;

•	the ability to sell new products in a direct-touch sales model;

•	market presence and brand recognition; and

•	the ability to extend credit to our partners.

We may not be able to compete successfully against our current or future competitors. We expect our competitors to continue to improve the performance of their current products and to introduce new products or new technologies that provide improved performance characteristics. New product introductions by our current or future competitors, or our delay in bringing new products to market to compete with competitive products, could cause a significant decline in sales or loss of market acceptance of our existing products and future products. We believe that the possible effects from ongoing competition may be a reduction in the prices of our products and our competitors’ products, the introduction of additional lower priced competitive products or the introduction of new products or product platforms that render our existing products or technologies obsolete. For example, video infrastructure product revenues declined sequentially in the first and second quarters of 2007 and again in the first and second quarters of 2008, and could decline again in the future. Revenues relating to new product offerings may also be unpredictable. For instance, although we initially saw strong sales of our Polycom CX5000 Unified Conference Station in the second quarter of 2009, there can be no assurance that revenue will remain at those levels or grow in future quarters.

Competition that we face in certain of our international markets is different than that we face in North America and is currently based principally on price. We have noted additional competitors and increased pricing pressures in China, India and other parts of Asia. If we are unable to compete effectively in these regions in terms of price, technology, product offerings or marketing strategies, our overall financial results may suffer.

Competition in each of our markets is intense, and our inability to compete effectively in any of these markets could negatively affect our results of operations.

We face significant competition in the video solutions industry. For our video conferencing end points, our major competitors include Tandberg, Cisco Systems, Hewlett-Packard and a number of other companies including Aethra, Huawei, LifeSize and Sony, as well as various smaller or new industry entrants. We face competition for sales of our RPX and TPX telepresence solutions and related services from Cisco Systems, Hewlett-Packard, Tandberg, Teleris and others. Some of these companies have substantial financial resources and production, marketing, engineering and other capabilities with which to develop, manufacture, market and sell their products, which may result in our having to increase our spending on marketing, and we may not be able to effectively compete against these companies due to their size. In addition, with the increasing market acceptance of video communications, other established or new companies may develop or market products competitive with our video conferencing products, including companies with greater financial and other resources, greater brand recognition or greater access to top-level executives than we have, or may partner with companies which have more substantial resources and production, sales, marketing, engineering and other capabilities with which to develop, manufacture, market and sell their products and to bring their products to market or respond to changing technologies more rapidly than we can, or that may be more adept in responding to rapidly changing market conditions or changing technologies than we are. These factors could negatively impact our video revenues as customers assess such new technologies or wait to make purchases until sales prices for such next generation products fall. Conversely, new product adoption may grow at such rates that we are unable to keep up with increasing demand due to our size, resources, need to establish new partnerships, or other factors. Also, strategic partnerships are regularly being formed and announced by our competitors, which may increase competition and result in increased downward pressure on our product prices. Direct competition for telepresence product sales against larger competitors like Cisco Systems and Hewlett-Packard may also result in increased downward pressure on our product prices, as well as cause us to invest more in sales and marketing in order to compete effectively. Sales of our RPX and TPX products were lower in the second quarter of 2009 than in the first quarter of 2009, which we believe may have been caused by increased competition from companies with greater resources, as well as new competitive products entering the marketplace and which trend may continue in future quarters, potentially adversely affecting our revenues from such product lines.

We have lost group video conferencing sales opportunities to our competitors, including Tandberg, and also to competitors in China who sell at lower price points than we do. We expect to continue to face stiff competition, and our competitors may gain market share from us, due in part to their strategic relationships and their latest product offerings. In addition, we believe we will face increasing competition from alternative video communications solutions that employ new technologies or new combinations of technologies. In addition, Cisco Systems, Hewlett-Packard, IBM, Microsoft or other large companies with resources substantially larger than ours could enter any of our markets through acquisition of a direct competitor, which would significantly change the competitive landscape. Further, the commoditization of certain video conferencing products could lead to the availability of alternative, lower-cost video conferencing products than ours and, accordingly, drive down our sales prices and negatively impact our revenues.

Our video solutions infrastructure products experience significant direct competition from Tandberg, which acquired Codian in August 2007, RADVISION, Cisco Systems, which resells RADVISION’s products, Huawei, and various smaller or new industry entrants. Tandberg’s acquisition of Codian has strengthened their infrastructure product offerings and continues to result in increased competition from Tandberg against our total video solutions offering, and has negatively impacted our video solutions revenues, as well as our market position with respect to video conferencing and infrastructure offerings. Our video solutions infrastructure product revenues declined sequentially from the fourth quarter of 2004 through the second quarter of 2006 as well as in the first and second quarters of 2007 and the first and second quarters of 2008 as a result of sales lost to competitors as well as lower average selling prices due in part to competitive pressures. Further, we launched our next generation video network system platform (RMX 2000®) in 2007 and introduced enhancements to that platform in February 2009 with the introduction of our RMX 2000® V4.0, and we intend to launch new infrastructure product offerings, including enhancements to existing products, in the future. These new product offerings may be delayed or may not have as much of a positive impact on our video solutions revenues as we anticipate. As a result, we may continue to lose market share with respect to our video solutions infrastructure products, as we have experienced in previous quarters.

The market for voice communications equipment, including voice conferencing and desktop equipment, and wireless voice devices is highly competitive and also subject to rapid technological change, regulatory developments and emerging industry standards. We expect competition to persist and increase in the future in this area. Further, we believe that the market for voice communication products may be more sensitive to economic conditions than our video solutions products as we have seen recently. Although we saw some stabilization in our voice communications business in the second quarter of 2009, it is too early to predict whether or not this business will continue to recover in future quarters. In voice communications solutions, our major conference phone competitors include Aethra, ClearOne Communications, Konftel, Mitel, Yamaha and other companies that offer lower cost, full-duplex speakerphones. Furthermore, all major telephony manufacturers produce hands-free speakerphone units that cost less than our voice communications products. Our major VoIP desktop competitors include Aastra, LG Nortel, Linksys, a division of Cisco Systems, Snom and Thompson, in addition to several low cost manufacturers in Asia and Europe that are emerging. We have also recently introduced a range of high definition VoIP devices from personal speakerphones to executive desktop devices enabling integration with Microsoft Office Communications Server 2007. Some of these products will directly compete with products offered by LG Nortel. In addition, there are PBX and IP Call Manager manufacturers that compete with standards based IP products including Alcatel-Lucent, Avaya, Cisco Systems, Mitel, Nortel and Siemens. A significant portion of our VoIP desktop product revenues come from Internet Telephony Service Providers (or ITSPs) that use a hosted call server platform from one business partner. If that partner were to be acquired by a competitor, or if potential customers for our VoIP desktop products use or move to other platforms, our VoIP desktop revenues could suffer, possibly materially.

With respect to our wireless product lines, our competitors include Aastra, Hitachi Cable and Linksys for small business and entry-level products. Our KIRK wireless products compete with offerings from DECT providers such as Aastra, Alcatel-Lucent, Ericsson and Siemens. Our SpectraLink wireless products compete with proprietary and Wi-Fi-based products from Ascom, Cisco Systems, Motorola, Siemens and Vocera. The overall market in the wireless segment is highly competitive, and many of such competitors may have greater financial, technical, research and development, and marketing resources than we do. In addition, mature DECT standard-based products previously marketed by large telecom companies in markets outside the U.S. are being introduced in the U.S., which may be lower-priced than our SpectraLink and KIRK offerings. Enterprise adoption of standards for wireless LAN and VoIP may lead to the commoditization of wireless telephone technology and the availability of low-cost alternative products. Other purchasers may prefer to buy their wireless telephone systems from a single source provider of wireless local area networks, or LANs, such as Cisco Systems, who provides wireless infrastructure and wireless telephones.

For our services business, we do not currently experience any significant competition from any third party maintenance and support companies, although many of our competitors in our various product lines offer strong service offerings, particularly in overseas markets. We also may not be as well-situated as these competitors to scale and to compete as effectively in our services business, particularly in the international arena. Third party maintenance companies may become a threat to our service base in the future, as the industry grows and as they look at our products as potential third party service revenue streams, in addition to trying to provide one service solution to their customers. In addition, as we expand our professional services offerings, we may compete more directly with system integrators.

It is possible that we will see increased competition in all of our product lines to the extent that one or more of our competitors join together either through mutual agreement or acquisitions to form new partnerships to compete against us. Rumored or actual consolidation of our partners and competitors can cause uncertainty and disruption to our business and can cause our stock price to fluctuate. Also, these competitors, either on a stand-alone basis or on a combined basis, could have more substantial financial resources and production, sales, marketing, engineering and other capabilities with which to develop, manufacture, market and sell their products. Further, the economic downturn may incent partners of ours with whom we do not currently compete to become competitors of ours as a means of growing their business in a difficult economic environment.

We face risks associated with developing and marketing our products, including new product development and new product lines that require a more direct-touch sales model.

Our success depends on our ability to assimilate new technologies in our products and to properly train our channel partners, sales force and end-user customers in the use of those products.

The markets for video solutions and voice communications solutions products are characterized by rapidly changing technology, such as the recent demand for high definition video technology and lower cost video infrastructure products, evolving industry standards and frequent new product introductions. The success of our new products depends on several factors, including proper new product definition, product cost, timely completion and introduction of new products, proper positioning of new products in relation to our total product portfolio and their relative pricing, our ability to price our products competitively while maintaining favorable product margins, differentiation of new products from those of our competitors, and market acceptance of these products. Other factors that may affect our success include properly addressing the complexities associated with compatibility issues, channel partner and sales force training, technical and sales support, and field support.

Further, as our product portfolio expanded and as we entered into product lines that require a more direct-touch sales model and more complex negotiations, such as our RPX and TPX product lines, we made key strategic investments in additional sales and marketing personnel in 2008. It has taken time for us to hire additional key sales and marketing talent in such numbers that we believe are required to compete effectively both domestically and internationally and then further time for such new personnel to receive training and to become familiar with our product lines and services. Ultimately, it is possible that our increased investments in this area may not yield the financial results that we hope to achieve from such investments as quickly as anticipated, or at all. In addition, in our high end video solutions, such as telepresence, that typically require direct high touch sales involvement with potential customers, we compete directly with large, multi-national corporations, such as Cisco Systems and Hewlett-Packard, who have substantially greater financial, technical and executive resources than we do, as well as greater name recognition and market presence with many potential customers.

We continually need to educate and train our channel partners to avoid any confusion as to desirability of new product offerings compared to our existing product offerings. During the last few years, we launched several new product offerings, and there is a risk that these new products could cause confusion among our channel partners and end-users, thereby causing them to delay purchases of any product until they determine if these products are more desirable products than our other products. We introduced our RMX 2000 and RMX 1000 conferencing platforms, which provide the next generation of conferencing infrastructure and had a negative impact on the sales of our MGC™ media servers and the HDX 4000™, our high definition executive desktop product, which could have a negative impact on sales of our existing executive desktop product. We believe that the anticipation of the announcement of our HDX 8000™ video conferencing product, our high definition video conferencing product for small- to medium-sized conference rooms, temporarily delayed sales of our HDX 9000™ video conferencing product, our high definition video conferencing product intended for larger conference room settings, in the third quarter of 2007. Such delays in purchases could adversely affect our revenues, gross margins and operating results in the period of the delay. In addition, the introduction of new products such as the HDX 7000™ video conferencing product for smaller conference rooms, the HDX 8000 video conferencing product and our latest Polycom CX5000™ Unified Conferencing Station may have an unintended negative effect on sales of and corresponding revenues associated with other video conferencing products such as our VSX and other HDX and telepresence offerings. We and our channel partners must also effectively educate our potential end-user customers about the benefits of video conferencing and the products that we offer and the features available over those of our competitors.

The shift in communications from circuit-switched to IP-based technologies over time may require us to add new channel partners, enter new markets and gain new core technological competencies. We are attempting to address these needs and the need to develop new products through our internal development efforts, through joint developments with other companies and through acquisitions. We may not identify successful new product opportunities and develop and bring products to market in a timely manner. Further, as we introduce new products that can or will render existing products obsolete, these product transition cycles may not go smoothly, causing an increased risk of inventory obsolescence and relationship issues with our end-user customers and channel partners. The failure of our new product development efforts, any inability to service or maintain the necessary third-party interoperability licenses, our inability to properly manage product transitions or to anticipate new product demand, or our inability to enter new markets would harm our business and results of operations.

We may experience delays in product introductions and our products may contain defects which could seriously harm our results of operations.

We have experienced delays in the introduction of certain new products and enhancements in the past, such as the delays experienced with the introduction of our HDX 9000 in the fourth quarter of 2007. The delays in product release dates that we experienced in the past were due to factors such as unforeseen technology issues, manufacturing ramping issues and other factors, which we believe negatively impacted our sales revenue in the relevant periods. Any of these or other factors may occur again and delay our future product releases. In addition, we have occasionally terminated new product development efforts prior to any introduction of the new product.

Our product development groups are dispersed among California, Colorado, Georgia, Massachusetts and Texas in the United States, as well as in China, Denmark, India and Israel. Our need to manage large and geographically dispersed product development groups in our product lines results in certain inefficiencies and increased product development costs and creates an increased risk of delays in new product introductions.

We produce highly complex communications equipment, which includes both hardware and software and incorporates new technologies and component parts from different suppliers. Resolving product defect and technology issues could cause delays in new product introduction. Further, some defects may not be detected or cured prior to a new product launch, or may be detected after a product has already been launched and may be incurable or result in a product recall. For example, in the past we have encountered defects with the lithium ion batteries in our wireless products. The occurrence of any of these events has resulted and could in the future result in the failure of a partial or entire product line or a temporary or permanent withdrawal of a product from the market. We may also have to invest significant capital and other resources to correct these problems, including product reengineering expenses and inventory, warranty and replacement costs. These problems might also result in claims against us by our customers or others.

Any delays in the future for new product offerings currently under development or any product defect issues or product recalls could adversely affect the market acceptance of these products (and correspondingly result in loss of market share), our ability to compete effectively in the market, and our reputation, and therefore could lead to decreased product sales and could seriously harm our results of operations. We may also experience cancellation of orders, difficulty in collecting accounts receivable, increased service and warranty costs in excess of our estimates, diversion of resources and increased insurance costs and other losses to our business or to end-user customers.

Product obsolescence and excess inventory can negatively affect our results of operations.

We operate in a high technology industry which is subject to rapid and frequent technology and market demand changes. These changes can often render existing or developing technologies obsolete. In addition, the introduction of new products and any related actions to discontinue existing products can cause existing inventory to become obsolete. These obsolescence issues, or any failure by us to properly anticipate product life cycles, can require write-downs in inventory value when it is determined that the recorded value of existing inventory is greater than its fair market value. Further, as customers transition to our HDX video conferencing endpoints from our VSX video conferencing endpoints or to our RMX platform from our MGC infrastructure products, we may experience additional write-downs in inventory value of these products in the future. Also, the pace of change in technology development and in the release of new products has increased and is expected to continue to increase. If sales of one of these products has an unplanned negative effect on sales of another of our products, it could significantly increase the inventory levels of the negatively impacted product. For each of our products, the potential exists for new products to render existing products obsolete, cause inventories of existing products to increase, cause us to discontinue a product or reduce the demand for existing products.

We face risks related to the adoption rate of new technologies.

We have invested significant resources developing products that are dependent on the adoption rate of new technologies. For example, our SoundStation® IP and SoundPoint® IP products are dependent on the roll out of voice-over-IP, or VoIP, technologies. In addition, VoIP products are traditionally sold through service providers. We may not be successful in expanding our current service provider network or maintaining a successful service provider network. The success of our HDX 4000, VSX 3000 and CMA™ Desktop software application products depends on the increased use of desktop video collaboration technologies. Further, as we see the adoption rate of new technologies increase, product sales of our legacy products may be negatively impacted. Due to the SpectraLink acquisition, we now face risks related to our ability to respond to rapid technological changes within the on-premises wireless telephone industry. The wireless communications industry is characterized by rapid technological change, short product life cycles, and evolving industry standards.

The success of all of our products is also dependent on how quickly Session Initiation Protocol (or SIP), which is a signaling protocol for Internet conferencing, telephony, presence, events notification and instant messaging, firewall and Network Address Translation (or NAT) traversal, which is an Internet standard that enables a local-area network (or LAN) to use one set of IP addresses for internal traffic and a second set of addresses for external traffic, and call management integration technologies are deployed as new technologies and how quickly we adopt and integrate these new technologies into our existing and future products. The success of our V2IU™ and firewall traversal solutions will depend on market acceptance and the effect of current and potential competitors and competitive products.

In addition, we develop new products or product enhancements based upon anticipated demand for new features and functionality, such as next generation high definition video resolution technology. We may not be able to sell certain of our products in significant volumes and our business may be harmed if the use of new technologies that our future products are based on does not occur; if the development of suitable sales channels does not occur, or occurs more slowly than expected; if our products that incorporate new technologies are not priced competitively or are not readily adopted; or if the adoption rates of such new technologies do not drive demand for our other products as we anticipate. For example, although we believe increased sales of group and desktop video solutions will drive increased demand for video infrastructure products, such increased demand may not occur or we may not benefit to the same extent as our competitors. We also may not be successful in creating demand in our installed customer base, such as customers who have our legacy SoundStation products, for products that we develop that incorporate new technologies or features.

We may not successfully execute on our product requirements because of errors in defining product marketing requirements, planning or timing, technical hurdles that we fail to overcome in a timely fashion, or a lack of appropriate resources. Due to the competitive nature of our business, any failure by us to meet any of these challenges could render our products or technologies obsolete or noncompetitive and thereby materially and adversely affect our business, reputation, and operating results.

A lower than anticipated rate of acceptance of domestic and international markets using the 802.11 standard or the emergence of competing standards may impede the growth of our wireless handsets or, if the market adoption of 802.11 standards occurs more quickly than anticipated, the market for certain other wireless product lines may decline.

Our SpectraLink 8000 (formerly “NetLink”) wireless telephones that we acquired as part of the SpectraLink acquisition are compatible with the IEEE 802.11 standard for use on 802.11 compliant wireless LAN networks. Consequently, demand for SpectraLink 8000 wireless telephones depends upon the acceptance of markets utilizing 802.11-compliant networks. This depends in part upon the initial adoption of the 802.11 standard in international markets, as well as enhancements to that standard in the U.S. and foreign markets where the standard has already been adopted. The acceptance of 802.11 compliant networks may move more slowly, if at all, if competing wireless networks are established and utilized. Additionally, the deployment of wireless voice and data systems has been inhibited by security concerns including the potential of unauthorized access to data and communications transmitted over or accessible through a wireless system. Potential customers may choose not to purchase our wireless products until wireless systems are developed which provide for greater security. Our wireless products may not be compatible with secure wireless systems that may be developed in the future. If markets utilizing 802.11 compliant networks do not grow as we anticipate, our product growth in this area would be impeded and we would not be able to factor the related revenue into our growth in the future. If the 802.11 standard does not emerge as the dominant wireless standard in our markets, or multiple standards are adopted that require different technologies, we may need to spend time and resources to add functionality to meet the additional standards and many of our strategic initiatives and investments may be of no or limited value. To the extent that additional standards are adopted, our product differentiation could be minimized and our implementation may not be interoperable with the standard, necessitating additional product development to meet the standard which may cause product delays.

Conversely, if the market adoption of 802.11 standards is faster than anticipated, it may affect sales of DECT technology and SpectraLink 6000 (formerly “Link WTS”), proprietary technology that we also acquired through the SpectraLink acquisition. Sales of the SpectraLink 6000 product have not been increasing in recent years and could be negatively impacted in the future by the adoption of 802.11 and purchases of our SpectraLink 8000 products. DECT solutions could face the same competition and cause a downward trend in our wireless product sales growth and our overall gross margin in such product lines.

The market for on-premises wireless telephone systems has not grown as quickly as we anticipated when we acquired SpectraLink. If this market does not grow or grow as quickly as anticipated, our future results of operations could be harmed. In particular, increased demand for our SpectraLink 8000 product depends on the growth of the voice over Wi-Fi-related market. The market for deployment of converged voice and data wireless networks in the general enterprise continues to be immature. We expect that this will remain the case unless that market moves through its acceptance of IP wireless applications, standards adoption increases to reduce complexity, and customers deploy wireless IP access points more fully throughout their enterprise networks in densities required to support wireless voice traffic. Accordingly, the transition to SpectraLink 8000 and its potential impact on sales of our SpectraLink 6000 product are difficult to predict.

The certification and approval process for our SpectraLink 8000 product for use in countries that support the 802.11 standard is lengthy and often unpredictable.

Foreign countries which adopt the 802.11 standard could provide future markets for our SpectraLink 8000 products. However, countries’ certification and approval processes for 802.11 compatible products such as SpectraLink 8000 are typically time consuming and potentially costly. If we have difficulty or experience delays in obtaining certification and approval by foreign countries for our SpectraLink 8000 wireless telephone product, then we and/or our distributor channels may not be able to gain access to the markets in these countries in a timely fashion, if at all, which would limit international growth of our SpectraLink 8000 product line.

Lower than expected market acceptance of our products, price competition and other price changes would negatively impact our business.

If the market does not accept our products, particularly our new product offerings which we are relying on for future revenues, our profitability would be harmed. Further, new products typically have lower gross margins for a period of time after their introduction. We have recently launched a number of new products and new products are becoming an increasing percentage of our revenues. For example, our HD video products, which generate higher gross profit dollars than our other non-HD video products due to higher average selling prices, may result in a lower overall gross margin percentage for an extended period of time after their introduction depending upon the mix of new products sold during the period. Our profitability could also be negatively affected in the future as a result of continuing competitive price pressures in the sale of video and voice conferencing equipment and video infrastructure products, which could cause us to reduce the prices for any of these products or discontinue one product with the intent of simplifying our product offering and enhancing sales of a similar product. For example, we believe that the sequential declines in video infrastructure product revenues that we experienced in the first and second quarters of 2007 and the first and second quarters of 2008 are due in part to lower average selling prices as a result of increased competitive pressures. Further, we have reduced prices in the past in order to expand the market for our products, and in the future, we may further reduce prices, introduce new products that carry lower margins in order to expand the market or stimulate demand for our products, or discontinue existing products as a means of stimulating growth in a similar product. In addition, we anticipate that our gross margins may become more difficult to predict due to these types of changes, the wide range of margins associated with each of our product lines, and shifts in the mix of products sold. Our video infrastructure products typically have higher gross margins than our other product lines. Therefore, our overall gross margins could decrease if we continue to experience decreases in our video infrastructure product sales. Further, if our video infrastructure sales suffer, there may be a correspondingly negative impact on our services business, which relies in part on video infrastructure sales for its success. Finally, if we do not fully anticipate, understand and fulfill the needs of end-user customers in the vertical markets that we serve, we may not be able to fully capitalize on product sales into those vertical markets and our revenues may, accordingly, fail to grow as anticipated or may be adversely impacted.

Failure to adequately service and support our product offerings could harm our results of operations.

Our products are becoming increasingly more complex and are incorporating more complex technologies, such as those included in our video infrastructure products, our new video product offerings and our software products. This has increased the need for enhanced product warranty and service capabilities. If we cannot adequately develop and train our internal support organization or maintain our relationship with our outside technical support provider, it could adversely affect our business.

In addition, sales of our telepresence product line are more complex sales transactions than our other product lines, and the end-user customer in such transactions typically purchases an enhanced level of support service from us so that it can ensure that this significant investment can be fully operational and satisfy the end-user’s requirements. This requires an enhanced level of support and project management from the Company in terms of resources and technical knowledge of an end-user customer’s telecommunication network. As this type of service is relatively new for us, our inability to provide the proper level of support on a cost beneficial basis may cause damage to our reputation in this new emerging market and may, as a result, harm our business and results of operations.

Impairment of our goodwill or other assets would negatively affect our results of operations.

We have acquired several businesses, which together resulted in goodwill valued at approximately $494.5 million and other purchased intangible assets valued at approximately $55.7 million as of June 30, 2009. This represents a significant portion of the assets recorded on our balance sheet. Goodwill and indefinite lived intangible assets are reviewed for impairment at least annually or sooner under certain circumstances. Other intangible assets that are deemed to have finite useful lives will continue to be amortized over their useful lives but must be reviewed for impairment when events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Screening for and assessing whether impairment indicators exist, or if events or changes in circumstances have occurred, including market conditions, operating fundamentals, competition and general economic conditions, requires significant judgment. Therefore, we cannot assure you that a charge to operations will not occur as a result of future goodwill and intangible asset impairment tests. The decreases in revenue and stock price that have occurred and may occur in the future as a result of global economic factors make such an impairment more likely to result. If impairment is deemed to exist, we would write down the recorded value of these intangible assets to their fair values, as we did in the fourth quarters of 2007 and 2006, when we wrote down certain intangible assets associated with our acquisition of Voyant in the amount of $3.6 million and $1.4 million, respectively. If and when these write-downs do occur, they could harm our business and results of operations.

In addition, we have made investments in private companies which we classify as “Other assets” on our balance sheet. The value of these investments is influenced by many factors, including the operating effectiveness of these companies, the overall health of these companies’ industries, the strength of the private equity markets and general market conditions. To date, due to these and other factors, we have recorded cumulative charges against earnings totaling $21.5 million associated with the impairment of such investments, including $7.4 million in the second quarter of 2007. As of June 30, 2009, our investments in private companies are valued at $2.2 million. We may make additional investments in private companies which would be subject to similar impairment risks, and these impairment risks may cause us to write down the recorded value of any such investments. Further, we cannot assure you that future inventory, investment, license, fixed asset or other asset write-downs will not happen. If future write-downs do occur, they could harm our business and results of operations.

Difficulties in integrating our acquisitions could adversely impact our business.

Difficulties in integrating past or potential future acquisitions could adversely affect our business.

We have completed a number of acquisitions during our operating history, including our acquisitions of Destiny and SpectraLink in the first quarter of 2007. The process of integrating acquired companies into our operations requires significant resources and is time consuming, expensive and disruptive to our business.

Failure to achieve the anticipated benefits of any acquisitions, to retain key personnel, or to successfully integrate the operations of these companies could harm our business, results of operations and cash flows. We may not realize the benefits we anticipate from our acquisitions because of the following significant challenges:

•	incorporating the acquired company’s technology and products into our current and future product lines;

•	potential deterioration of the acquired company’s product sales and corresponding revenues due to integration activities and management distraction;

•

potentially creating confusion in the marketplace by ineffectively distinguishing or marketing the product offerings of the newly acquired company with our existing product lines, such as we experienced in China with DSTMedia in 2005;

•	potentially incompatible cultural differences between the two companies;

•	geographic dispersion of operations;

•	interruption of manufacturing operations as we transition an acquired company’s manufacturing to our outsourced manufacturing model;

•	generating marketing demand for an expanded product line;

•	distraction of the existing and acquired sales force during the integration of the companies;

•	the difficulty in leveraging the acquired company’s and our combined technologies and capabilities across all product lines and customer bases; and

•	our inability to retain previous customers or employees of an acquired company.

Further, certain of our acquisition agreements incorporate earn-out provisions in them. Such earn-out provisions entitle the former shareholders of the acquired companies to receive additional consideration upon the satisfaction of certain predetermined criteria. It is possible that disputes over unpaid earn-out amounts may result in litigation to the Company, which could be costly and cause management distraction.

We have spent and will continue to spend significant resources identifying and acquiring businesses. The efficient and effective integration of our acquired businesses into our organization is critical to our growth. Any of our acquisitions involve numerous risks including difficulties in integrating the operations, technologies and products of the acquired companies, the diversion of our management’s attention from other business concerns, particularly when dealing with the integration of large and complex organizations such as SpectraLink, and the potential loss of key employees of the acquired companies. Failure to achieve the anticipated benefits of these and any future acquisitions or to successfully integrate the operations of the companies we acquire could also harm our business, results of operations and cash flows. Additionally, we cannot assure you that we will not incur material charges in future quarters to reflect additional costs associated with acquisitions or any future acquisitions we may make.

Our failure to successfully implement restructuring plans related to vacant and redundant facilities could adversely impact our business.

We have in the past, and may in the future, as part of acquiring a company or as part of restructuring actions taken to streamline the business, identify redundant facilities. If we identify redundant facilities, we would develop a plan to exit as part of the integration of the businesses or as part of the implementation of the restructuring plan. For example, as of June 30, 2009 we have a remaining liability in the amount of $1.2 million related to facilities we vacated in connection with our acquisition of SpectraLink. This reserve is net of estimated sublease income we expect to generate. Our estimate of sublease income is based on current comparable rates for leases in the respective markets. If actual sublease income is lower than our estimates for any reason, including as a result of the global economic crisis, if it takes us longer than we estimated to sublease these facilities, or if the associated cost of subleasing or terminating our lease obligations for these facilities is greater than we estimated, we would incur additional charges to operations which would harm our business, results of operations and cash flows. To the extent that any such cash outflows or additional costs exceed the amount of our recorded liability related to the sublease or termination of these lease obligations, we could incur a charge to operations which would harm our business and adversely impact our results of operations.

We experience seasonal demand for our products and services, which may adversely impact our results of operations during certain periods.

Sales of some of our products have experienced seasonal fluctuations which have affected sequential growth rates for these products, particularly in our third and first quarters. For example, there is generally a slowdown for sales of our products in the European region in the third quarter of each year and sales to government entities typically slow in our fourth quarter and to a greater extent in our first quarter. In addition, sales of our video conferencing products have historically declined in the first quarter of the year compared to the fourth quarter of the prior year. Seasonal fluctuations could negatively affect our business, which could cause our operating results to fall short of anticipated results for such quarters.

Our operating results are hard to predict as a significant amount of our sales may occur at the end of a quarter and certain of our service provider contracts include contractual acceptance provisions.

The timing of our channel partner orders and product shipments and our ability to reduce expenses quickly can result in harm our operating results.

Our quarterly revenues and operating results depend in large part upon the volume and timing of channel partner orders received during a given quarter and the percentage of each order that we are able to ship and recognize as revenue during each quarter, each of which is extremely difficult to forecast. For example, in the third and fourth quarters of 2008, we experienced delays in orders from our channel partners, particularly in the last few weeks of the quarter that we believe were attributable to global economic factors. We are also experiencing longer sales cycles in connection with our high end video conferencing solutions sales and our voice solutions products, which could also increase the level of unpredictability and fluctuation in the timing of orders. Further, depending upon the complexity of these solutions, such as telepresence and some video infrastructure products, and the underlying contractual terms, revenue may not be recognized until the product has been accepted by the end-user, resulting in further revenue unpredictability. Moreover, a significant portion of our orders in a given quarter are shipped in the last month of that quarter and sometimes in the last few weeks of the quarter.

Our backlog has fluctuated significantly over our corporate history. While our product backlog has increased in recent years, we typically ship products shortly after receipt of an order. In addition, we believe that backlog levels will continue to fluctuate due to many factors such as the ability of our sales force to generate orders linearly throughout the quarter, our ability to forecast revenue mix and plan our manufacturing capacity, customer request dates, timing of product acceptance where contractually required and ongoing service deferrals as service revenues increase as a percent of total revenue. In addition, orders from our channel partners are based on the level of demand from end-user customers. Any decline or uncertainty in end-user demand could significantly negatively impact end-user orders, which could in turn negatively affect orders from our channel partners in any given quarter. As a result, our backlog could decline significantly in future quarters, as we saw in the first quarter of 2009, and we do not believe backlog is a good indicator of future operating results. Any degradation in linearity levels or any failure or delay in the closing of orders during the last part of a quarter would materially harm our operating results. Furthermore, we may be unable to ship products in the period we receive the order due to these or other factors, which could have an adverse impact on our operating results.

Our expectations for both short and long-term future revenues are based almost exclusively on our own estimate of future demand and not on firm channel partner orders. Our expense levels are based largely on these estimates. In addition, a significant portion of our product orders are received in the last month of a quarter, typically the last few weeks of that quarter; thus, the unpredictability of the receipt of these orders could negatively impact our future results. Further, our products are typically categorized as capital equipment and, due to the current unfavorable economic and credit environment, budgets for capital equipment purchases may be delayed, reduced or eliminated for 2009. This is causing increased uncertainty for the remainder of 2009. Accordingly, if for any reason orders and revenues do not meet our expectations in a particular period, we will be limited in our ability to reduce expenses quickly, and any significant shortfall in demand for our products in relation to our expectations would have an adverse impact on our operating results.

Delays in receiving contractual acceptance will cause delays in our ability to recognize revenue and may impact our quarterly revenues, depending upon the timing and shipment of orders under such contracts.

Certain of our sales contracts include product acceptance provisions which vary depending upon the type of product and individual terms of the contract. In addition, acceptance criteria may be required in other contracts in the future, depending upon the size and complexity of the sale and the type of products ordered. Accordingly, we defer revenue until the underlying acceptance criteria in any given contract have been met. Depending upon the acceptance terms, the timing of the receipt and subsequent shipment of an order may result in acceptance delays, may reduce the predictability of our revenues, and, consequently, may adversely impact our revenues and results of operations in any particular quarter.

We face risks related to our dependence on channel partners to sell our products.

To avoid confusion by our channel partners regarding our product offerings, we need to continually devote significant resources to educating and training them.

When we take any significant actions regarding our product offerings, or acquire new product offerings, it is important to educate and train our channel partners to avoid any confusion on the desirability of the new product offering in relation to our existing product offerings.

For instance, integrating acquired product offerings with ours has created confusion among our channel partners in the past and may continue to do so in the future. We will need to continue to devote significant resources to educate and train our channel partners about our product offerings. We have launched our HDX video conferencing products and our RMX conferencing platform, all of which continue to require significant resources and training to educate our channels. Channel confusion could also occur if we do not adequately train or educate the channel on our product families, especially in the cases where we simplify our product offerings by discontinuing one product in order to stimulate growth of a similar product. Ongoing confusion may lead to delays in ordering our products, which would negatively affect our revenues.

Conflicts and competition with our channel partners and strategic partners could hurt sales of our products.

We have various original equipment manufacturer (OEM) agreements with major telecommunications equipment manufacturers, such as Avaya, Cisco Systems and Nortel Networks, whereby we manufacture our products to work with the equipment of the OEM. These relationships can create conflicts with our other channel partners who directly compete with our OEM partners, or could create conflicts among our OEM partners who compete with each other, which could adversely affect revenues from these other channel partners or our OEM partners. Conflicts among our OEM partners could also make continued partnering with these OEM partners increasingly difficult, or our OEM partners, including large competitors such as Cisco Systems, may decide to enter into a new OEM partnership with a company other than us or develop products of their own, or acquire such products through acquisition, that compete with ours in the future, which could adversely affect our revenues and results of operations. Because many of our channel partners also sell equipment that competes with our products, these channel partners could devote more attention to these other products which could harm our business. Further, as we move to a more direct-touch sales model, we may alienate some of our channel partners or cause a shift in product sales from our traditional channel model as these traditional relationships evolve over time. Due to these and other factors, channel conflicts could arise which cause channel partners to devote resources to other non-Polycom communications equipment, or to offer new products from our new and existing competitors, which would negatively affect our business or results of operations. Further, consolidation amongst our channel partners or strategic partners, such as the potential acquisition by Avaya of Nortel Enterprise Solutions, may adversely impact our business as we expect short-term distraction and a potential negative impact on our revenues during the integration of the two companies.

We recently licensed from Microsoft the right to distribute our re-branded Polycom® CX5000 Unified Conference Station in the second quarter of 2009. The Polycom CX5000 contributed to our sequential growth in video communications product revenues in the second quarter of 2009. While we experienced strong sales in the initial quarter of the product launch, such results may not be necessarily indicative of future product sales. Additionally, in the future, Microsoft could decide to enter into similar distribution agreements for this product with companies other than us which could adversely affect our revenues in future periods.

Some of our current and future products are directly competitive with the products sold by both our channel and strategic partners. For example, we have an agreement with Cisco Systems under which we ship SoundStation IP conference phones for resale by Cisco Systems. In addition, Cisco Systems sells a video infrastructure product which is in direct competition with our video infrastructure offerings. Also, Cisco Systems has a partnership with Tandberg, one of our major competitors in the video solutions business, pursuant to which Tandberg provides Cisco Systems with technology that is co-branded and sold by Cisco Systems. Cisco Systems has also announced new video conferencing products that are in direct competition with our video conferencing solutions. With our acquisition of SpectraLink, we also compete with Cisco Systems in the WLAN space. As a consequence of conflicts such as these, there is the potential for our channel and strategic partners to compete head-to-head with us and to significantly reduce or eliminate their orders of our products or design our technology out of their products. Further, some of our products are reliant on strategic partnerships with call servers providers and wireless infrastructure providers. These partnerships result in interoperable features between products to deliver a total solution to our mutual end-user customers. Competition with our partners in all of the markets in which we operate is likely to increase, potentially resulting in strains on our existing relationships with these companies. As an example, we are now competing in the voice-over-IP handset arena through service providers, which may cause our relationships with our IP PBX strategic partners to erode. In addition, due to increasing competition with us for sales of video conferencing equipment, Cisco Systems may decide to terminate its relationship with us to resell our SoundStation IP conference phones or eliminate the interoperability of its wireless access points with our SpectraLink 8000 wireless telephones. Further, our strategic partners may acquire businesses that are competitive with us. Any such strain or acquisition could limit the potential contribution of our strategic relationships to our business, restrict our ability to form strategic relationships with these companies in the future and create additional competitive pressures on us, including downward pressure on our average selling prices, which would result in a decrease in both revenues and gross margins, any of which could harm our business.

We are subject to risks associated with our channel partners’ product inventories and product sell-through.

We sell a significant amount of our products to channel partners who maintain their own inventory of our products for sale to dealers and end-users. If these channel partners are unable to sell an adequate amount of their inventory of our products in a given quarter to dealers and end-users or if channel partners decide to decrease their inventories for any reason, such as a recurrence or continuation of global economic uncertainty and downturn in technology spending, the volume of our sales to these channel partners and our revenues would be negatively affected. For example, in the first quarter of 2009, we generally saw our channel partners decrease their inventory levels in response to lower sales to dealers and end-users, which negatively affected our revenues during the quarter. In addition, if channel partners decide to purchase more inventory due to product availability or other reasons, than is required to satisfy end-user demand or if end-user demand does not keep pace with the additional inventory purchases, channel inventory could grow in any particular quarter, which could adversely affect product revenues in the subsequent quarter. In addition, we also face the risk that some of our channel partners have inventory levels in excess of future anticipated sales. If such sales do not occur in the time frame anticipated by these channel partners for any reason, these channel partners may substantially decrease the amount of product they order from us in subsequent periods, or product returns may exceed historical or predicted levels, which would harm our business. Moreover, if we choose to eliminate or reduce special cost or stocking incentive programs, quarterly revenues may fail to meet our expectations or be lower than historical levels. In addition, we accrue for sales returns and other allowances as a reduction to revenues upon shipment based upon our contractual obligations and historical experience, and the underlying reserve requirements will fluctuate from quarter to quarter based upon the volume and mix of revenues to our channel partners.

Our revenue estimates associated with products stocked by some of our channel partners are based largely on end-user sales reports that our channel partners provide to us on a monthly basis. To date, we believe this data has been generally accurate. To the extent that this sales-out and channel inventory data is inaccurate or not received timely, we may not be able to make revenue estimates for future periods.

Potential changes to our channel partner programs or channel partner contracts may not be favorably received and as a result our channel partner relationships and results of operations may be adversely impacted.

Our channel partners are eligible to participate in various incentive programs, depending upon their contractual arrangements with us. As part of these arrangements, we have the right to make changes in our programs and launch new programs as business conditions warrant. Further, from time to time, we may make changes to our channel partner contracts. These changes could upset our channel partners to the extent that they could add competitive products to their portfolios, delay advertising or sales of our products, or shift more emphasis to selling our competitors products, if not appropriately handled. There can be no assurance that our channel partners will be receptive to future changes or that we will receive the positive benefits that we are anticipating in making these program and contractual changes.

Consolidation of our channel partners and strategic partners may result in changes to our overall business relationships, less favorable contractual terms and disruption to our business.

We have seen consolidation among certain of our existing channel partners and strategic partners. In such instances, we may experience changes to our overall business and operational relationships due to dealing with a larger combined entity. Further, our ability to maintain such relationships on favorable contractual terms may be limited. For instance, the combined entity may be successful in negotiating the most favorable contractual terms out of each of their respective contracts, including terms such as credit and acceptance, which are less favorable than those in our existing contracts with each channel partner. Depending on the extent of these changes and other disruption caused to the combined businesses during the integration period, the timing and extent of revenue from these channel partners may be adversely affected. For example, we believe that the recent announcement that Avaya may acquire Nortel Enterprise Solutions, both of which are strategic partners of ours, may adversely impact our business as we expect short-term distraction and a potential negative impact on our revenues during the integration of the two companies.

We are subject to risks associated with the success of the businesses of our channel partners.

Many of our channel partners that carry multiple Polycom products, and from whom we derive significant revenues, are thinly capitalized. Although we perform ongoing evaluations of the creditworthiness of our channel partners, the failure of these businesses to establish and sustain profitability, obtain financing or adequately fund capital expenditures could have a significant negative effect on our future revenue levels and profitability and our ability to collect our receivables. As we have grown our revenues and our customer base, our exposure to credit risk has increased. In addition, global economic uncertainty and recessionary factors, a downturn in technology spending in the United States and other countries, and the current financial services crisis has restricted the availability of capital, which may delay our collections from our channel partners beyond our historical experience or may cause companies to file for bankruptcy, jeopardizing the collectability of our revenues from such channel partners and negatively impacting our future results as they reorganize or go out of business. For example, our partner Nortel filed for bankruptcy protection in the first quarter of 2009, one of our Asian distributors filed for bankruptcy in the third quarter of 2008 and one of our large European distributors filed for bankruptcy in the fourth quarter of 2007. Since filing bankruptcy, our level of business with Nortel has been materially lower than that of historical levels and the potential acquisition by Avaya could have a further negative impact on revenues.

Our channel partner contracts are typically short-term and early termination of these contracts may harm our results of operations.

We do not typically enter into long-term contracts with our channel partners, and we cannot be certain as to future order levels from our channel partners. When we do enter into a long-term contract, the contract is generally terminable at the convenience of the channel partner. In the event of an early termination by one of our major channel partners, we believe that the end-user customer would likely purchase from another one of our channel partners. If this did not occur and we were unable to rapidly replace that revenue source, its loss would harm our results of operations.

If revenues from sales to our service provider customers decrease significantly from prior periods, our results of operations may suffer materially.

Service providers constitute some of the larger end-user customers of our infrastructure products, and we experience significant quarterly variability in the timing and amount of these orders. The revenues for infrastructure products from service providers are subject to more variability than infrastructure product revenues from our channel partners. The loss of any one of these service provider customers for our infrastructure products, or our failure to adequately maintain or grow the level of infrastructure-related product sales to service providers, could have a materially adverse impact on our consolidated revenues. For example, in 2008 our revenues for our voice infrastructure products, which are sold primarily to service provider customers, decreased by 66% compared to 2007.

We face risks related to our international operations and sales.

Because of our significant operations in Israel, we are subject to risks associated with the military and political environment in Israel and the Middle East region.

The research and development and manufacturing facilities for our infrastructure products and many of the suppliers for such products are located in Israel. Political, economic and military conditions in Israel and the Middle East region directly affect our infrastructure group’s operations. A number of armed conflicts have taken place and continue to take place between Israel and its geographic neighbors. As a result, certain of our employees have been called to active military duty, and additional employees may be called to serve in the future. Current and future armed conflicts or political instability in the region may impair our ability to produce and sell our infrastructure products and could disrupt research or developmental activities. This instability could have an adverse impact on our results of operations. Further, the military action in Iraq or other countries in the region perceived as a threat by the United States government could result in additional unrest or cause Israel to be attacked, which would adversely affect our results of operations and harm our business.

International sales and expenses represent a significant portion of our revenues and operating expenses and risks inherent in international operations could harm our business.

International sales and expenses represent a significant portion of our revenues and operating expenses, and we anticipate that international sales will continue to increase and to account for a significant portion of our revenues for the foreseeable future and that international operating expenses will continue to increase. International sales and expenses are subject to certain inherent risks, including the following:

•	adverse economic conditions in international markets, including the current credit crisis and global recession;

•	potential foreign currency exchange rate fluctuations, including the recent volatility of the U.S. dollar, and the impact of our underlying hedging programs;

•	unexpected changes in regulatory requirements and tariffs;

•	difficulties in staffing and managing foreign operations;

•	difficulties in competing effectively for international sales against international competitors;

•	longer payment cycles;

•	problems in collecting accounts receivable;

•	potentially adverse tax consequences;

•	the near and long-term impact of the instability in the Middle East or other hostilities;

•	disruptions in business due to natural disasters, quarantines or other disruptions associated with infectious diseases or other events beyond our control; and

•	adverse economic impact of terrorist attacks and incidents and any military response to those attacks.

International revenues may fluctuate as a percentage of total revenues in the future as we introduce new products. These fluctuations are primarily the result of our practice of introducing new products in North America first and the additional time and costs required for product homologation and regulatory approvals of new products in international markets. To the extent we are unable to expand international sales in a timely and cost-effective manner, our business could be harmed. We cannot assure you that we will be able to maintain or increase international market demand for our products.

Although to date, a substantial majority of our international sales have been denominated in U.S. currency, we expect that a growing number of sales will be denominated in non-U.S. currencies as more international customers request billing in their currency. We maintain local currency pricing in the European Union and the United Kingdom whereby we price and invoice our products and services in Euros and British Pounds. In addition, some of our competitors currently invoice in foreign currency, which could be a disadvantage to us in those markets where we do not. Further, with the recent credit crisis and volatility of the U.S. dollar against other currencies in the second half of 2008, our products have become more expensive for our partners whose purchases are denominated in U.S. dollars, which may further disadvantage us relative to our competitors or negatively impact our margins. Our international operating expenses are denominated in foreign currency. As a result of these factors, we expect our business will be significantly more vulnerable to currency fluctuations, which could adversely impact our results of operations. These currency fluctuations would be recorded in Interest and Other Income (Expense) in our Consolidated Statements of Operations. We will continue to evaluate whether to, and are likely to decide to, expand the type of products we sell in selected foreign currencies in addition to the Euro and British Pound or may, for specific customer situations, choose to sell our products in foreign currencies, thereby further increasing our foreign exchange risk.

While we do not hedge for speculative purposes, as a result of our increased exposure to currency fluctuations, we from time to time engage in currency hedging activities to mitigate currency fluctuation exposure. As a result, our hedging costs can vary depending upon the size of our hedge program, whether we are purchasing or selling foreign currency relative to the U.S. dollar and interest rates spreads between the U.S. and other foreign markets. As a result, Interest and Other Income (Expense) has become less predictable and more difficult to forecast. For example, in the first six months of 2009, the Company incurred $0.4 million in hedging costs compared to no hedging costs in the first six months of 2008, resulting in significant movements in our Interest and Other Income (Expense) year over year. Due to the denomination of our European product sales in Euros and of our United Kingdom product sales in British Pounds, we have increased our hedging activity. The impact in any given quarter of our hedging programs is dependent upon a number of factors, including the actual level of foreign currency denominated revenues, the percentage of actual revenues covered by our hedge contracts, the exchange rate in our underlying hedge contracts and the actual exchange rate during the quarter. Based upon our outstanding hedge contracts, we anticipate that the benefit to our revenues will likely decrease throughout the remainder of 2009, depending on the future exchange rates of the U.S. dollar versus the Euro and the British Pound, which would also have a negative impact on our gross margins. For example, as a result of our cash flow hedging program, in the first and second quarters of 2008, we reduced operating income by $0.2 million and $0.3 million, respectively, as compared to increasing operating income in the third and fourth quarters of 2008 and the first and second quarters of 2009 by $0.4 million, $2.9 million, $2.3 million, and $1.6 million respectively. In addition, significant adverse changes in currency exchange rates could cause our products to become relatively more expensive to customers in a particular country, leading to a reduction in revenue or profitability in that country, as discounts may be temporarily or permanently affected.

Difficulties we may encounter managing a substantially larger business could adversely affect our operating results.

If we fail to successfully attract and retain qualified personnel, our business will be harmed.

Our future success will depend in part on our continued ability to hire, assimilate and retain qualified personnel, including the retention of key sales personnel as we experience transition under new sales leadership. Competition for such personnel is intense, and we may not be successful in attracting or retaining such personnel. In addition, the success of the recent expansion of our sales force is also dependent upon their ability to achieve certain productivity levels in an acceptable timeframe and any inability to do so could be disruptive to our business and have a material adverse impact on our operating results. For instance, we believe that execution by the sales team in the third quarter of 2007 was adversely impacted by distraction caused in part by the shift to a direct-touch sales model, as well as due to the ongoing integration of the SpectraLink operations at that time. Given the decrease in our stock price, the equity incentives of our employees have significantly decreased in value. This decline may create difficulty in retaining employees who may choose to seek new employment with corresponding new higher value equity grants, and any attempt to grant new or higher value equity to retain employees may create dilution for current investors.

From time to time, we may also decide to replace certain key personnel or we may make changes in certain senior management positions, particularly as we continue to grow in terms of size and complexity, or make organizational changes such as we did in 2007 when we created the Video Solutions organization, through the combination of our Video and Network Systems divisions. Most recently, in July 2009, we announced the hiring of a new executive vice president of Global Field Operations and vice president of U.S. Sales, which creates distraction for our sales force and our channel partners, may lead to employee attrition in the sales organization and may materially impact our future revenues and profitability during the transition period. Such transitions may be disruptive to the affected function and our business, possibly on a longer term basis than we expect, particularly as the sales team, many of whom have not worked together previously, learns to work together effectively, and could divert management’s attention from other ongoing business concerns, or as we continue to have changes in key sales personnel, which may result in continued disruptions to the business. Further, we may not experience the operating efficiencies in product planning, research, and development or sales productivity that any reorganizations within the sales organization are intended to achieve.

The loss of key employees, including key employees from our recently acquired companies, the failure of any key employee to perform in his or her current position or our inability to attract and retain skilled employees, particularly technical and management, as needed, could harm our business.

In addition, as we add more complex software product offerings, it will become increasingly important to retain and attract individuals who are skilled in managing and developing these complex software product offerings. Further, many of our key employees in Israel, who are responsible for development of our infrastructure products, are obligated to perform annual military reserve duty and may be called to active duty at any time under emergency conditions. The loss of the services of any executive officer or other key technical or management personnel could have an adverse and disruptive impact on their affected function and, consequently, materially harm our business or operations.

We have experienced significant growth in our business and operations due to internal expansion and business acquisitions, and if we do not appropriately manage this growth and any future growth, our operating results will be negatively affected.

Our business has grown in recent years through both internal expansion and business acquisitions, including our acquisitions of SpectraLink and Destiny in 2007, and continued growth may cause a significant strain on our infrastructure, internal systems and managerial resources. To manage our growth effectively, we must continue to improve and expand our infrastructure, including information technology and financial operating and administrative systems and controls, and continue managing headcount, capital and processes in an efficient manner. Our productivity and the quality of our products may be adversely affected if we do not integrate and train our new employees quickly and effectively and coordinate among our executive, engineering, finance, marketing, sales, operations and customer support organizations, all of which add to the complexity of our organization and increase our operating expenses. We also may be less able to predict and effectively control our operating expenses due to the growth and increasing complexity of our business. In addition, our information technology systems may not grow at a sufficient rate to keep up with the processing and information demands placed on them by a much larger company. The efforts to continue to expand our information technology systems or our inability to do so could harm our business. For instance, in the second quarter of 2008, we began upgrading our Enterprise Resource Planning (ERP) systems to meet the growing demands of our business, which upgrade efforts were slowed toward the end of 2008 due to a decrease in Company spending during the period of economic downturn. The fact that such ERP upgrades have been delayed, or may not be effectively completed when resumed, could cause harm to our ongoing business operations. Further, revenues may not grow at a sufficient rate to absorb the costs associated with a larger overall headcount.

Our future growth may require significant additional resources given that, as we increase our business operations in complexity and scale, we may have insufficient management capabilities and internal bandwidth to manage our growth and business effectively. We cannot assure you that resources will be available when we need them or that we will have sufficient capital to fund these potential resource needs. Also, as we assess our resources following our acquisitions, we will likely determine that redundancy in certain areas will require consolidation of these resources, such as the restructuring activities we completed during 2008. Any organizational disruptions associated with the consolidation process could require further management attention and financial expenditures, or we may discover we terminated the wrong personnel or cut too deeply, which may impact our operations. If we are unable to manage our growth effectively, if we experience a shortfall in resources or if we must take additional restructuring charges, our results of operations will be harmed.

We have limited supply sources for some key components of our products and services and for the outside development and manufacture of certain of our products, and our operations could be harmed by supply or service interruptions, component defects or unavailability of these components or products.

Some key components used in our products are currently available from only one source and others are available from only a limited number of sources, including some key integrated circuits and optical elements. Because of such limited sources for component parts, we may have little or no ability to procure these parts on favorable pricing terms. We also obtain certain plastic housings, metal castings, batteries, and other components from suppliers located in China and certain Southeast Asia countries, and any political or economic instability in that region in the future, natural disasters, quarantines or other disruptions associated with infectious diseases, or future import restrictions, may cause delays or an inability to obtain these supplies. Further, we have suppliers in Israel and the military action in Iraq or war with other Middle Eastern countries perceived as a threat by the United States government may cause delays or an inability to obtain supplies for our infrastructure products.

We have no raw material supply commitments from our suppliers and generally purchase components on a purchase order basis either directly or through our contract manufacturers. Some of the components included in our products, such as microprocessors and other integrated circuits, have from time to time been subject to limited allocations by suppliers. In addition, companies with limited or uncertain financial resources manufacture some of these components. Further, we do not always have direct control over the supply chain, as many of our component parts are procured for us by our contract manufacturers. In the event that we, or our contract manufacturers, are unable to obtain sufficient supplies of components, develop alternative sources as needed, or companies with limited financial resources go out of business, our operating results could be seriously harmed.

Moreover, we have strategic relationships with third parties to develop and manufacture certain products for us. The loss of any such strategic relationship due to competitive reasons, our inability to resolve any contractual disputes that may arise between us, the financial instability of a strategic partner or their inability to obtain any financing necessary to adequately fund their operations, particularly in light of the current economic environment, or other factors, could have a negative impact on our ability to produce and sell certain products and product lines and, consequently, may adversely affect our revenues and results of operations.

In the case of the video network operations center (VNOC) services we provide to users of our telepresence products, we are dependent upon third party suppliers for such services. In the event that any such supplier is acquired by a competitor or faces financial difficulty, such event creates a risk of VNOC service discontinuity for our customers while we search for a replacement provider and may materially adversely affect our ability to sell our telepresence products.

Further, the business failure or financial instability of any supplier of these components or services or of any product manufacturer could adversely affect our cash flows if we were to expend funds in some manner to ensure the continued supply of those components or products.

Additionally, our HDX video conferencing products are designed based on integrated circuits produced by Texas Instruments and cameras produced by JVC. Our VSX video conferencing products are designed based on integrated circuits produced by Equator Technologies, a subsidiary of Pixelworks Inc., and cameras produced by Sony. If we could no longer obtain integrated circuits or cameras from these suppliers, we would incur substantial expense and take substantial time in redesigning our products to be compatible with components from other manufacturers, and we cannot assure you that we would be successful in obtaining these components from alternative sources in a timely or cost-effective manner. Additionally, Sony competes with us in the video communications industry, which may adversely affect our ability to obtain necessary components. The failure to obtain adequate supplies of vital components could prevent or delay product shipments, which could harm our business. We also rely on the introduction schedules of some key components in the development or launch of new products. Any delays in the availability of these key components could harm our business.

Finally, our operating results would be seriously harmed by receipt of a significant number of defective components or components that fail to fully comply with environmental or other regulatory requirements, an increase in component prices, such as the price increases for components as a result of increased transportation and manufacturing costs of our suppliers, or our inability to obtain lower component prices in response to competitive price reductions.

Manufacturing disruption or capacity constraints would harm our business.

We subcontract the manufacture of our voice products, including our wireless products, and video product lines to Celestica, a third-party contract manufacturer. We use Celestica’s facilities in Thailand, China and Singapore, and should there be any disruption in services due to natural disaster, terrorist acts, quarantines or other disruptions associated with infectious diseases, or other similar events, or economic or political difficulties in any of these countries or Asia or any other reason, such disruption would harm our business and results of operations. While we have begun to develop secondary manufacturing sources for certain products, Celestica’s facilities are currently the manufacturer for substantially all of these products, which means we are essentially sole-sourced for the manufacturing of such products, and if Celestica experiences an interruption in operations, suffers from capacity constraints, which may include constraints based on production demands from us as we grow our business, or is otherwise unable to meet our current or future production requirements we would experience a delay or inability to ship our products, which would have an immediate negative impact on our revenues. Moreover, any incapacitation of any of our or our subcontractors’ manufacturing sites due to destruction, natural disaster or similar events could result in a loss of product inventory. As a result of any of the foregoing, we may not be able to meet demand for our products, which could negatively affect revenues in the quarter of the disruption or longer depending upon the magnitude of the event, and could harm our reputation. In addition, operating in the international environment exposes us to certain inherent risks, including unexpected changes in regulatory requirements and tariffs, difficulties in staffing and managing foreign operations and potentially adverse tax consequences, all of which could harm our business and results of operations.

With respect to the products acquired as a result of the SpectraLink acquisition and its Danish subsidiary KIRK telecom, the majority of the KIRK products are manufactured in Horsens, Denmark. Any event that may disrupt or indefinitely discontinue the facilities’ capacity to manufacture, assemble and repair our KIRK products could greatly impair our ability to generate revenue, fulfill orders and attain financial goals for these products.

Finally, certain of our thinly capitalized subcontractors may fail or be detrimentally harmed in the current economic downturn, which could have a materially adverse impact on our results of operations.

We face risks relating to changes in rules and regulations of the FCC and other regulatory agencies.

The wireless communications industry, in which we are now involved due to the SpectraLink acquisition, is regulated by the FCC in the United States and similar government agencies in other countries and is subject to changing political, economic, and regulatory influences. Regulatory changes, including changes in the allocation of available frequency spectrum, or changing free un-licensed to fee based spectrum licensing, could significantly impact our SpectraLink operations in the United States and internationally.

If we have insufficient proprietary rights or if we fail to protect those rights we have, our business would be materially impaired.

We rely on third-party license agreements and termination or impairment of these agreements may cause delays or reductions in product introductions or shipments which would harm our business.

We have licensing agreements with various suppliers for software incorporated into our products. For example, we license video communications source code from ADTRAN, Delcom, Simtrol, Skelmir, SNMP, and Software House, video algorithm protocols from DSP and ATT/LUCENT, Windows software from Microsoft, development source code from Avaya, In Focus Systems Inc., Nokia, Vocal Technologies Ltd., Wind River, Ingenient and Avistar, audio algorithms from Telchemy, D2, Nortel Networks, Sipro, Telogy and Voiceage, and communication software from Spirit and Troll Tech. In addition, certain of our products are developed and manufactured based largely or solely on third-party technology. These third-party software licenses and arrangements may not continue to be available to us on commercially reasonable or competitive terms, if at all. The termination or impairment of these licenses could result in delays or reductions in new product introductions or current product shipments until equivalent software could be developed, licensed and integrated, if at all possible, which would harm our business and results of operations. Further, if we are unable to obtain necessary technology licenses on commercially reasonable or competitive terms, we could be prohibited from marketing our products, could be forced to market products without certain features, or could incur substantial costs to redesign our products, defend legal actions, or pay damages.

We rely on our 802.11 technology partners to continue to provide the wireless local area network for our SpectraLink 8000 product, and to provide access points which support SpectraLink’s Voice Priority (SVP) technology.

In the absence of a wireless voice prioritization standard to ensure quality of service, we rely on 802.11 technology partners, such as Alcatel-Lucent, Aruba Networks, Cisco Systems, Meru Networks, Motorola, Nortel, and Trapeze Networks to continue to provide wireless local area network support for our SpectraLink 8000 product, and to provide access points that support Polycom’s SVP capability. If any of our technology partners fail to provide voice prioritization support for our products, the market opportunity for SpectraLink 8000 products would be reduced and our future results of operations would be harmed until we find new 802.11 technology partners or voice prioritization standards are adopted.

We rely on patents, trademarks, copyrights and trade secrets to protect our proprietary rights which may not be sufficient to protect our intellectual property.

We rely on a combination of patent, copyright, trademark and trade secret laws and confidentiality procedures to protect our proprietary rights. Others may independently develop similar proprietary information and techniques or gain access to our intellectual property rights or disclose such technology. In addition, we cannot assure you that any patent or registered trademark owned by us will not be invalidated, circumvented or challenged in the U.S. or foreign countries or that the rights granted thereunder will provide competitive advantages to us or that any of our pending or future patent applications will be issued with the scope of the claims sought by us, if at all. Furthermore, others may develop similar products, duplicate our products or design around our patents. In addition, foreign intellectual property laws may not protect our intellectual property rights. Litigation may be necessary to enforce our patents and other intellectual property rights, to protect our trade secrets, to determine the validity of and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation could result in substantial costs and diversion of resources which could harm our business, and we could ultimately be unsuccessful in protecting our intellectual property rights. Further, our intellectual property protection controls across our global operations may not be adequate to fully protect us from the theft or misappropriation of our intellectual property, which could adversely harm our business.

We face intellectual property infringement claims and other litigation claims that might be costly to resolve and, if resolved adversely, may harm our operating results or financial condition.

We are a party to lawsuits (patent-related and otherwise) in the normal course of our business. The results of, and costs associated with, complex litigation matters are difficult to predict, and the uncertainty associated with substantial unresolved lawsuits could harm our business, financial condition and reputation. Negative developments with respect to pending lawsuits could cause our stock price to decline, and an unfavorable resolution of any particular lawsuit could have an adverse and possibly material effect on our business and results of operations.

We expect that the number and significance of claims and legal proceedings that assert patent infringement claims or other intellectual property rights covering our products, either directly against us or against our customers, will increase as our business expands. In particular, we expect to face an increasing number of patent and copyright claims as the number of products and competitors in our industry grows and the functionality of video, voice, data and web conferencing products overlap. Any claims or proceedings against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time, result in the diversion of significant operational resources, or require us to enter into royalty or licensing agreements or pay amounts to third parties pursuant to contractual indemnity provisions. Royalty or licensing agreements, if required, may not be available on terms favorable to us or at all. An unfavorable outcome in any such claim or proceeding could have a material adverse impact on our financial position and results of operations for the period in which the unfavorable outcome occurs, and potentially in future periods. Further, any settlement announced by us may expose us to further claims against us by third parties seeking monetary or other damages which, even if unsuccessful, would divert management attention from the business and cause us to incur costs, possibly material, to defend such matters.

If we fail to manage our exposure to the volatility and economic uncertainty in the global financial marketplace successfully, our operating results could be adversely impacted.

We are exposed to financial risk associated with the global financial markets, which includes volatility in interest rates, uncertainty in the credit markets and the recent instability in the foreign currency exchange market.

Our exposure to market rate risk for changes in interest rates relates primarily to our investment portfolio. The primary objective of our investment activities is to preserve principal, maintain adequate liquidity and portfolio diversification while at the same time maximizing yields without significantly increasing risk. To achieve this objective, a majority of our marketable investments include debt instruments of the U.S. government and its agencies, investment-grade corporate debt securities, bank certificates of deposit, corporate preferred equity securities that are primarily investment-grade rated and money market instruments denominated in U.S. dollars.

The valuation of our investment portfolio is subject to uncertainties that are difficult to predict. Factors that may impact its valuation include changes to credit ratings of the securities, interest rate changes, the ongoing strength and quality of the global credit market and liquidity. All of the securities in our investment portfolio are investment-grade rated, but the instability of the credit market could impact those ratings and our decision to hold these securities, if they do not meet our minimum credit rating requirements. If we should decide to sell such securities, we may suffer losses in principal value that have significantly declined in value due to the declining credit rating of the securities and the ongoing strength, quality and liquidity of the preferred equity’s market and the global financial markets as a whole. For example, in the second quarter of 2009, we incurred a loss of $0.6 million related to the sale of preferred equity securities. If the carrying value of our investments exceeds the fair value, and the decline in fair value is deemed to be other-than-temporary, we will be required to write down the value of our investments. For example, in the third quarter of 2008, we recognized losses totaling $0.9 million for investments we considered to be other than temporarily impaired. With the current instability in the financial markets, we could incur significant realized or other than temporary impairment losses associated with certain of our investments which would reduce our net income. We may also incur further temporary impairment charges requiring us to record additional unrealized loss in accumulated other comprehensive income. In addition, the recent decrease in interest rates has adversely impacted the return we receive on our investments.

A significant portion of our net revenue and expenses are transacted in U.S. dollars. However, some of these activities are conducted in other currencies, primarily currencies in Europe and Asia. As a response to the risks of changes in value of foreign currency denominated transactions, we may enter into foreign currency forward contracts or other instruments, the majority of which have a maturity date greater than one year. Our foreign currency forward contracts reduce, but do not eliminate, the impact of currency exchange rate movements. For example, we do not execute forward contracts in all currencies in which we conduct business. The translation of these foreign currency denominated transactions will impact net revenues, operating expenses and net income as a result of fluctuations in the U.S. dollar against foreign currencies. Accordingly, such amounts denominated in foreign currencies may fluctuate in value and produce significant earnings and cash flow volatility. For example, as a result of our cash flow hedging program, in the first and second quarters of 2008, we reduced operating income by $0.2 million and $0.3 million, respectively, as compared to increasing operating income in the third and fourth quarters of 2008 and the first and second quarters of 2009 by $0.4 million, $2.9 million, $2.3 million and $1.6 million, respectively.

Loss of government contracts or failure to obtain required government certifications could have a material adverse effect on our business.

We sell our products indirectly and provide services to governmental entities in accordance with certain regulated contractual arrangements. While reporting and compliance with government contracts is both our responsibility and the responsibility of our partner, our or our partner’s lack of reporting or compliance could have an impact on the sales of our products to government agencies. Further, the United States Federal government has certain certification and product requirements for products sold to them. If we are unable to meet applicable certification or other requirements within the timeframes specified by the United States Federal government, or if our competitors have certifications for competitive products for which we are not yet certified, our revenues and results of operations would be adversely impacted.

We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (Section 404), we are required to furnish a report by our management on our internal control over financial reporting. Such report contains, among other matters, an assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by management. While we were able to assert in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, that our internal control over financial reporting was effective as of December 31, 2008, we must continue to monitor and assess our internal control over financial reporting. In addition, our control framework may suffer if we are unable to adapt our control framework appropriately as we continue to grow our business. For instance, we recently opened a Shared Services Center (“SSC”) in Beijing, China, to perform certain accounting, order entry and other functions previously performed in regional headquarter locations. If the controls we put in place with respect to the SSC fail to operate effectively, our control framework could suffer or be considered ineffective. If we are unable to assert in any future reporting period that our internal control over financial reporting is effective (or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports, which would have an adverse effect on our stock price.

Changes in existing financial accounting standards or practices may adversely affect our results of operations.

Changes in existing accounting rules or practices, new accounting pronouncements, or varying interpretations of current accounting pronouncements could have a significant adverse effect on our results of operations or the manner in which we conduct our business. Further, such changes could potentially affect our reporting of transactions completed before such changes are effective. For example, through 2005, we were not required to record stock-based compensation charges to earnings in connection with stock option grants and other stock awards to our employees. However, the Financial Accounting Standards Board (FASB) issued SFAS 123(R), “Share-Based Payment,” which now requires us to record stock-based compensation charges to earnings for employee stock awards. Such charges reduced net income by $16.3 million in 2006, by $29.9 million in 2007 and by $26.9 million in 2008 and will continue to negatively impact our future earnings. In addition, future changes to various assumptions used to determine the fair value of awards issued or the amount and type of equity awards granted create uncertainty as to the amount of future stock-based compensation expense and make such amounts difficult to predict accurately.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), (“SFAS 141R”), “Business Combinations,” which changes the accounting for business combinations including the measurement of acquirer shares issued in consideration for a business combination, the recognition of contingent consideration, the accounting for pre-acquisition gain and loss contingencies, the recognition of capitalized in-process research and development, the accounting for acquisition related restructuring liabilities, the treatment of acquisition related transaction costs and the recognition of changes in the acquirer’s income tax valuation allowance. SFAS 141R is effective for financial statements issued for fiscal years beginning after December 15, 2008. We believe that SFAS 141R will result in the recognition of certain types of expenses in our results of operations that we would capitalize pursuant to previous accounting standards and may also impact our financial statements in other ways upon the completion of any future acquisitions.

Changes in our tax rates could adversely affect our future results.

We are a U.S. based multinational company subject to tax in multiple U.S. and foreign tax jurisdictions. Unanticipated changes in our tax rates could affect our future results of operations. Our future effective tax rates, which are difficult to predict, could be unfavorably affected by changes in, or interpretation of, tax rules and regulations in the jurisdictions in which we do business, by unanticipated decreases in the amount of revenue or earnings in countries with low statutory tax rates, by lapses of the availability of the U.S. research and development tax credit, or by changes in the valuation of our deferred tax assets and liabilities. Further, the adoption of SFAS 123(R) and FIN 48 also added more unpredictability and variability to our future effective tax rates.

The Company is also subject to the periodic examination of its income tax returns by the Internal Revenue Service and other tax authorities, and in some cases, we have received additional tax assessments. The Company regularly assesses the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of its provision for income taxes. We may underestimate the outcome of such examinations which, if significant, would have a material adverse effect on the Company’s net income and financial condition.

Business interruptions could adversely affect our operations.

Our operations are vulnerable to interruption by fire, earthquake, or other natural disaster, quarantines or other disruptions associated with infectious diseases, national catastrophe, terrorist activities, war, ongoing disturbances in the Middle East, an attack on Israel, disruptions in our computing and communications infrastructure due to power loss, telecommunications failure, human error, physical or electronic security breaches and computer viruses (which could leave us vulnerable to loss of our intellectual property and disruption of our business activities), and other events beyond our control. In 2008, we launched a business continuity program that is based on enterprise risk assessment which addresses the impact of natural, technological, man-made and geopolitical disasters on the Company’s critical business functions. This plan helps facilitate the continuation of critical business activities in the event of a disaster, but may not prove to be sufficient. In addition, our business interruption insurance may not be sufficient to compensate us for losses that may occur, and any losses or damages incurred by us could have a material adverse effect on our business and results of operations.

Our cash flow could fluctuate due to the potential difficulty of collecting our receivables and managing our inventories.

Over the past few years, we initiated significant investments in EMEA and Asia to expand our business in these regions. In EMEA and Asia, as with other international regions, credit terms are typically longer than in the United States. Therefore, as Europe, Asia and other international regions grow as a percentage of our revenues, accounts receivable balances will likely increase as compared to previous years. Although from time to time we have been able to largely offset the effects of these influences through additional incentives offered to channel partners at the end of each quarter in the form of prepay discounts, these additional incentives have lowered our profitability. In addition, the recent economic crisis, economic uncertainty or a downturn in technology spending in the United States and other countries has restricted the availability of capital, which may delay our collections from our channel partners beyond our historical experience or may cause companies to file for bankruptcy. For example, our partner Nortel filed for bankruptcy in the first quarter of 2009, one of Asian distributors filed for bankruptcy in the third quarter of 2008, and one of our large European distributors filed for bankruptcy in the fourth quarter of 2007. Either a delay in collections or bankruptcy would harm our cash flow and days sales outstanding performance.

In addition, as we manage our business and focus on shorter shipment lead times for certain of our products and implement freight cost reduction programs, our inventory levels may increase, resulting in decreased inventory turns that could negatively impact our cash flow. We believe inventory turns will continue to fluctuate depending upon our ability to reduce lead times, as well as due to changes in anticipated product demand and product mix and a greater mix of ocean freight versus air freight to reduce freight costs. For instance, in the first quarter of 2008, our inventory levels increased significantly from the December 31, 2007 levels as a result of these factors.

Our stock price fluctuates as a result of the conduct of our business and stock market fluctuations and may be extremely volatile.

The market price of our common stock has from time to time experienced significant fluctuations. The market price of our common stock may be significantly affected by a variety of factors, including:

•

statements or changes in opinions, ratings or earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business, including competitors, partners, suppliers or telecommunications industry leaders or relating to us specifically;

•	the announcement of new products, product enhancements or acquisitions by us or by or of our competitors;

•	technological innovations by us or our competitors;

•	quarterly variations in our results of operations;

•	general market conditions or market conditions specific to technology industries; and

•	domestic and international macroeconomic factors, such as the credit crisis and recession currently being experienced in the United States and internationally.

In addition, the stock market continues to experience significant price and volume fluctuations related to general economic, political and market conditions. These fluctuations have had a substantial effect on the market prices for many high technology companies like us and are often unrelated to the operating performance of the specific companies. As with the stock of many other public companies, the market price of our common stock has been particularly volatile during the recent period of upheaval in the capital markets and world economy. This excessive volatility in our stock price is unpredictable and may continue for an indefinite period of time due to these extraordinary economic factors and instability in the global financial markets.

THE OFFER

1.	Eligibility.

You are an “eligible employee” if you are an employee of Polycom or its subsidiaries and you remain employed by Polycom or its subsidiaries or a successor entity through the date on which the exchanged options are cancelled. However, you are not an eligible employee if you are one of our named executive officers, a member of our board of directors or an employee located in Australia or Denmark. Our directors and named executive officers are listed on Schedule A to this Offer to Exchange. If you are an eligible employee located in Israel, your participation in this offer and the exchange of eligible options for RSUs is contingent on Polycom obtaining an exemption from the Israeli Securities Authority prior to the close of this offer. If such exemption is not obtained, you will not be eligible to participate in the offer and any election to participate submitted by you will be considered invalid. Polycom will notify you in case an exemption is not obtained prior to the close the offer.

To receive a grant of RSUs, you must remain an employee of Polycom or its subsidiaries or a successor entity through the RSU grant date, which will be the same U.S. calendar day as the cancellation date. If you do not remain employed by Polycom or its subsidiaries or a successor entity through the RSU grant date, you will keep your current eligible options and they will vest and expire in accordance with their terms. If we do not extend the offer, the RSU grant date will be August 21, 2009. Except as provided by applicable law and/or any employment agreement between you and Polycom or its subsidiaries, your employment with Polycom or its subsidiaries will remain “at-will” and can be terminated by you or Polycom or its subsidiaries at any time, with or without cause or notice. In order to vest in your RSUs and receive the shares subject to the RSU, you generally must remain an employee to Polycom through each relevant vesting date.

2.	Number of options; expiration date.

Subject to the terms and conditions of this offer, we will accept for exchange options granted with an exercise price greater than $28.94 per share (which is the 52-week high of our per share stock price as of the start of this offer) that were granted on or before July 27, 2008, were granted under the 2004 Plan, 1996 Plan or PictureTel Plan, are held by eligible employees, are outstanding and unexercised as of the expiration date of the offer, and are properly elected to be exchanged, and are not validly withdrawn, before the expiration date of the offer. In order to be eligible, options must be outstanding on the expiration date of the offer. For example, if a particular option grant expires during the offering period, that option grant is not eligible for exchange.

Participation in this offer is completely voluntary. You may decide which of your eligible option grants you wish to exchange. If you hold more than one eligible option grant, however, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants. If you elect to participate in this offer, you must exchange all of the shares subject to any particular eligible option grant that you choose to exchange. We are not accepting partial tenders of options. If you elect to participate in this offer with respect to any partially exercised eligible option grant, you must exchange the entire remaining portion of such option grant.

For example, if you hold (1) an eligible option to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option grant to purchase 1,000 shares, and (3) an eligible option grant to purchase 3,000 shares, you may choose to exchange all three option grants, or only two of the three option grants, or only one of the three grants, or none at all. You may not elect to exchange a partial amount under any option grant (such as an election to exchange only 150 shares of the remaining 300 shares under the first option).

If you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee of Polycom or its subsidiaries beneficially owns a portion of that option grant, you may accept this offer with respect to the entire remaining outstanding portion of the option grant if so directed by the beneficial owner as to his or her portion in accordance with the domestic relations order or comparable legal documents. We are not accepting partial tenders of option grants. Therefore, you may not accept this offer with respect to a portion of an eligible option grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. You are the legal owner of the eligible option grant, and as a result, we will respect an election to exchange such eligible option grant pursuant to the offer that is made by you and accepted by us. However, we will not be responsible to you or the beneficial owner of the eligible option grant for any action taken by you with respect to such eligible option grant. Accordingly, you should consider very carefully whether to make an election to exchange any option that is not completely beneficially owned by you.

For example, if you are an eligible employee and you hold an eligible option grant covering 3,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares not beneficially owned by your former spouse, then you may elect to exchange the 2,500 shares that remain outstanding subject to the eligible option grant, or you may elect not to participate in the offer at all with respect to this eligible option grant. These are your only choices with respect to this eligible option grant.

All eligible employees who properly tender eligible options pursuant to this offer will receive RSUs. RSUs are promises by Polycom to issue shares of our common stock in the future provided that the vesting criteria are satisfied. You do not have to make any cash payment to Polycom to receive your RSUs or the common stock upon vesting of your RSUs.

Exchange Ratios

Subject to the terms of this offer and upon our acceptance of your properly tendered options, your exchanged options will be cancelled and you will be granted RSUs as follows.

The number of RSUs that you receive will depend on the fair value of each exchanged option grant calculated using a Black-Scholes model. The calculation of fair value using the Black-Scholes model takes into account many variables, such as the volatility of Polycom’s stock price and the expected term of the option. As a result, the exchange ratios do not necessarily increase as the exercise price of the award increases. The exchange ratios will be applied on a grant-by-grant basis. The number of RSUs that you receive with respect to an eligible option grant exchanged pursuant to the offer will be determined by dividing the number of shares subject to the eligible option grant by the applicable exchange ratio and rounding down any fractional shares to the nearest whole share.

Please refer to the grant information available via the offer website that lists your eligible option grants, the exchange ratio applicable to each eligible option grant, the grant date of your eligible options, the number of shares vested for each of your eligible options, the exercise price of your eligible options, the number of outstanding shares subject to your eligible options, and the number of RSUs that would be issued in exchange for each eligible option grant.

If you are unable to access your grant information via the offer website, you may contact:

Stock Administration Department

Polycom, Inc.

4750 Willow Road

Pleasanton, CA 94588

Phone: 1-925-924-5727

Email: OptionExchangeQuestions@Polycom.com

Example 1

Assume that you hold an eligible option grant to purchase 250 shares with an exercise price of $33.30 per share and a remaining term of 4.8 years. If you exchange this eligible option grant pursuant to the offer, then on the RSU grant date you will receive 51 RSUs. This is equal to the 250 shares divided by 4.9 (the exchange ratio for this eligible option grant), rounded down to the nearest whole RSU.

Example 2

Assume that you hold an eligible option grant to purchase 1,000 shares with an exercise price of $34.84 per share and a remaining term of 4.5 years. If you exchange this eligible option grant pursuant to the offer, then on the RSU grant date you will receive 188 RSUs. This is equal to the 1,000 shares divided by 5.3 (the exchange ratio for this eligible option grant), rounded down to the nearest whole RSU.

For purposes of this offer, including the exchange ratios, the term “option” generally refers to an option to purchase one share of our common stock. For purposes of applying the exchange ratios, fractional RSUs will be rounded down to the nearest whole RSU on a grant-by-grant basis.

Please note: The exchange ratios apply to each of your option grants separately. This means that the various eligible options you hold may be subject to different exchange ratios.

As of July 27, 2009, if all eligible options are tendered pursuant to the offer, the following table summarizes the eligible options, exchange ratios and RSUs that would be granted in the exchange. The specific exchange ratio(s) applicable to your eligible options are provided in the grant information available via the offer website and will be provided to four decimal places. The following table is a summary only and should not be viewed as determining the exchange ratios that will apply to your specific eligible option grants.

Exercise Price of Eligible Options	Number of Shares Underlying Eligible Options	Remaining Life of the Eligible Option (Years)	Exchange Ratio (Number of Eligible Options to 1 RSU)	Maximum Number of RSUs that May be Granted(1)
$50.13	2,000	1.1	70.4 to 1	28
$47.05	3,000	0.9	77.4 to 1	36
$38.33	5,250	1.3	18.6 to 1	282
$36.53	79,500	4.7	5.5 to 1	14,534
$35.71	34,102	2.4	8.7 to 1	3,914
$34.84	1,741,515	4.5	5.3 to 1	326,391
$34.19	117,500	4.6	5.2 to 1	22,626
$33.50	8,490	0.8	20.3 to 1	416
$33.30	540,374	4.8	4.9 to 1	109,075
$33.14	253,032	5.0	4.7 to 1	53,363
$32.01	50,417	2.2	7.6 to 1	6,611
$30.19	4,500	0.5	20.9 to 1	207

Total:	2,839,680			537,483

(1)	These numbers are calculated based upon the actual exchange ratios on a grant-by-grant basis; therefore, the aggregate value reflected here may not be recomputed exactly by using the exchange ratio values in the table.

For purposes of this offer, including the exchange ratios, the term “option” generally refers to an option to purchase one share of our common stock. For purposes of applying the exchange ratios, fractional RSUs will be rounded down to the nearest whole RSU on a grant-by-grant basis.

All RSUs will be subject to the terms of the 2004 Plan and the applicable RSU agreement, including any applicable country-specific appendix, between you and Polycom. The forms of RSU agreement, including any applicable country-specific appendix, under the 2004 Plan are incorporated by reference as exhibits to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov and on the offer website at https://polycom.equitybenefits.com.

The expiration date for this offer will be 9:00 p.m., Pacific Time, on August 21, 2009, unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate and amend the offer.

3.	Purposes of the offer.

The primary purpose of this offer is to improve the retention and incentive benefits of our equity awards. We believe that this offer will foster retention of valuable employees of Polycom and its subsidiaries, provide meaningful incentive to them, and better align the interests of employees and stockholders to maximize stockholder value. The offer also will have the added benefit of meaningfully reducing the number of shares subject to outstanding equity awards that have high exercise prices but may no longer provide incentives for their holders to remain our employees (we refer to such shares as our “overhang”). A reduced overhang will decrease the potential dilution of stockholders’ interests. Further, this offer is intended to reinstate value for compensation costs that we already are incurring with respect to outstanding equity awards. By replacing options that have little or no retention or incentive value with restricted stock units that will provide both retention and incentive value without adding compensation expense (other than due to rounding or any expenses that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs), Polycom will be making efficient use of its resources.

We issued the currently outstanding options to attract and retain the best available personnel and to provide incentive to employees of Polycom and its subsidiaries and other service providers. Our stock price, like that of many other companies in the technology industry, has dropped substantially in recent years due to declining conditions in the technology industry as well as the widespread deterioration of the global economy and continued weakening of international markets. As a result, a significant number of our outstanding options have exercise prices that are significantly higher than the current market price of our stock. These options commonly are referred to as being “underwater.” By making this offer, we intend to provide eligible employees with the opportunity to receive restricted stock units that have a greater retention value because such restricted stock units are more certain to provide a return than the underwater options.

Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans, proposals, or negotiations that relate to or would result in:

•	Any extraordinary transaction, such as a merger, reorganization or liquidation, involving Polycom;

•	Any purchase, sale or transfer of a material amount of our assets;

•	Any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•

Any change in our present board of directors or management, including, but not limited to, any plans or proposals to change the number or term of directors or to fill any existing board vacancies or to change any named executive officer’s material terms of employment;

•	Any other material change in our corporate structure or business;

•	Our common stock being delisted from the NASDAQ Global Select Market or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	Our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	The acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

•	Any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

In May 2008, we announced that our Board of Directors approved a share repurchase plan under which we may purchase, at our discretion, shares in the open market from time to time with an aggregate value of up to $300.0 million. Any repurchases by us during the offering period could cause our stock price to fluctuate.

From time to time, we evaluate acquisition and disposition opportunities. These transactions might be completed in the ordinary course of business consistent with past practice during the period that this offer is open, but there can be no assurance that an opportunity will be available to us or that we will choose to take advantage of an opportunity.

Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your investment and tax advisors. You must make your own decision about whether to participate in this offer.

On the offer website, we have provided an Exchange Calculator as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from exchanged options or the RSUs to be granted pursuant to the offer if you choose to exchange options. The Exchange Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Exchange Calculator does not account for vesting. You will be able to profit from an RSU only if it actually vests. Therefore, even if the Exchange

Calculator shows that the potential profit on an RSU is greater than for an exchanged option at the assumed prices you enter, you would be able to profit from the RSU only if it actually vests. In addition, this Exchange Calculator does not take into consideration the difference in taxation between RSUs and stock options. Note also that because of the rounding resulting from the vesting of fractional shares, the values shown could be slightly higher or lower than the actual result. Please be sure to carefully read the Offer to Exchange before deciding whether or not to participate in the offer. The offer documents contain important information and risks that should be considered before deciding whether or not to participate.

4.	Procedures for electing to exchange options.

Proper election to exchange options.

Participation in this offer is voluntary. If you are an eligible employee, you will receive at the start of the offer a launch email from OptionExchange@polycom.com, dated July 27, 2009, announcing this offer. If you want to participate in the offer, you must do one of the following by the expiration date, currently expected to be 9:00 p.m., Pacific Time, on August 21, 2009:

1.	Access Polycom’s offer website by going to https://polycom.equitybenefits.com and enter your employee ID and password. If this is the first time you are logging into the offer website, you should use the password provided to you in a separate email from OptionExchange@polycom.com, dated July 27, 2009.

2.	After logging into the offer website, review the information and proceed through to the Election Form page. You will be provided with personalized information regarding the eligible options you hold, including your eligible option grants, the exchange ratio applicable to each eligible option grant, the grant date of your eligible options, the number of shares vested for each of your eligible options, the exercise price of your eligible options, the number of outstanding shares subject to your eligible options, and the number of RSUs that would be issued in exchange for each eligible option grant. You also can review your eligible options in the Exchange Calculator, which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from exchanged options or the RSUs to be granted pursuant to the offer if you choose to exchange options. The Exchange Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Exchange Calculator does not account for vesting. Note that you will be able to profit from an RSU only if it actually vests. Therefore, even if the Exchange Calculator shows that the potential profit on an RSU is greater than for an exchanged option at the assumed prices you enter, you would be able to profit from the RSU only if it actually vests. In addition, this Exchange Calculator does not take into consideration the difference in taxation between RSUs and stock options. Note also that because of the rounding resulting from the vesting of fractional shares, the values shown could be slightly higher or lower than the actual result.

3.	On the Election Form page, select the appropriate box next to each of your eligible options to indicate which eligible options you choose to exchange pursuant to the offer.

4.	If you are an employee in the Netherlands or if you resided in the Netherlands when your eligible options were granted to you, print out the Dutch agreement attached as Schedule A to the election form, sign and date the Dutch agreement, and fax it to the Stock Administration Department at 1-925-924-5702. Note that your election to participate in the offer will not be valid unless the properly signed and dated Dutch agreement is received by Polycom by the expiration date.

5.	Proceed through the offer website following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing and agreeing to the Terms of Election, submit your election.

6.	Upon submitting your election, a Confirmation Statement will be generated by the offer website. Please print and keep a copy of the Confirmation Statement for your records.

Alternatively, you may submit your election form via facsimile by doing the following:

1.	Properly complete, sign and date the election form.

2.	If you are an employee in the Netherlands or if you resided in the Netherlands when your eligible options were granted to you, sign and date the Dutch agreement attached as Schedule A to the election form.

3.	Fax the properly completed election form (including, if applicable, the properly signed and dated Dutch agreement) to:

Stock Administration Department

Fax: 1-925-924-5702

Polycom’s Stock Administration Department must receive your properly completed and submitted election (which includes, if applicable, the properly signed and dated Dutch agreement) by the expiration date. The expiration date will be 9:00 p.m., Pacific Time, on August 21, 2009, unless we extend the offer.

If you participate in this offer, you can decide which of your eligible option grants you wish to exchange. To help you recall your outstanding eligible options and give you the information necessary to make an informed decision, please refer to the grant information available via the offer website that lists your eligible option grants, the exchange ratio applicable to each eligible option grant, the grant date of your eligible options, the number of shares vested for each of your eligible options, the exercise price of your eligible options, the number of outstanding shares subject to your eligible options, and the number of RSUs that would be issued in exchange for each eligible option grant. If you are unable to access your grant information via the offer website, you may contact:

Stock Administration Department

Polycom, Inc.

4750 Willow Road

Pleasanton, CA 94588

Phone: 1-925-924-5727

Email: OptionExchangeQuestions@Polycom.com

Your election to participate becomes irrevocable after 9:00 p.m., Pacific Time, on August 21, 2009, unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. Due to certain requirements under U.S. securities laws, an exception to this rule is that if we have not accepted your properly tendered options by 9:00 p.m., Pacific Time, on September 21, 2009 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your options at any time thereafter but prior to our acceptance. You may change your mind after you have submitted an election and withdraw from the offer at any time before the offer expires, as described in Section 5. You may change your mind as many times as you wish, but you will be bound by the last properly completed and signed election and/or withdrawal we receive before the expiration date.

You also may change your mind about which of your eligible options you wish to have exchanged. If you wish to add more eligible options to your election, you must properly complete and submit a new election by the expiration date by following the procedures described above. The new election must be properly completed, signed and dated after your prior election and after any withdrawal you have submitted and must list all eligible options you wish to exchange. Any prior elections will be disregarded. If, instead, you wish to withdraw some or all of the eligible options you elected for exchange, you may do so at any time by the expiration date by following the procedures described in Section 5.

The delivery of all documents, including elections and withdrawals, is at your risk. Only responses that are properly completed and actually received by Polycom’s Stock Administration Department by the deadline will be accepted. Responses submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. If you submitted your election or withdrawal via the offer website, you should print and keep a copy of the Confirmation Statement on the offer website at the time that you complete and submit your election or withdrawal. The printed Confirmation Statement will provide evidence that you submitted your election or withdrawal. If you submitted your election or withdrawal via facsimile, we intend to confirm the receipt of your election or withdrawal by email within 2 U.S. business days of receiving your election or withdrawal. If you have not received a confirmation, it is your responsibility to confirm that we have received your election and/or any withdrawal. Note that if you submit any election and/or withdrawal within the last 2 U.S. business days prior to the expiration of the offer, time constraints may prevent Polycom from providing confirmation by email prior to the expiration of the offer.

This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any options tendered for exchange that we determine are not in the appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer.

Our receipt of your election is not by itself an acceptance of your options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect will be August 21, 2009.

Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.

We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election or any options elected to be exchanged that we determine are not in the appropriate form or that we determine are unlawful to accept. We will accept all properly tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the offering period, subject only to an extension that we may grant in our discretion.

Our acceptance constitutes an agreement.

Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your options for exchange will constitute a binding agreement between Polycom and you upon the terms and subject to the conditions of this offer.

5.	Withdrawal rights and change of election.

You may withdraw some or all of the options that you previously elected to exchange only in accordance with the provisions of this section. You may withdraw some or all of the options that you previously elected to exchange at any time by the expiration of the offer, which is expected to occur at 9:00 p.m., Pacific Time, on August 21, 2009. If we extend the offer, you may withdraw your options at any time until the extended expiration date.

In addition, although we intend to accept all validly tendered options promptly after the expiration of this offer, due to certain requirements under U.S. securities laws, if we have not accepted your options by 9:00 p.m., Pacific Time, on September 21, 2009 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your options at any time thereafter but prior to our acceptance.

To withdraw some or all of the options that you previously elected to exchange, you must do one of the following before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on August 21, 2009:

1.	Access Polycom’s offer website by going to https://polycom.equitybenefits.com and enter your employee ID and password. If this is the first time you are logging into the offer website, you should use the password provided to you in a separate email from OptionExchange@polycom.com, dated July 27, 2009.

2.	After logging into the offer website, review the information and proceed through to the Election Form page. You will be provided with personalized information regarding the eligible options you hold, including your eligible option grants, the exchange ratio applicable to each eligible option grant, the grant date of your eligible options, the number of shares vested for each of your eligible options, the exercise price of your eligible options, the number of outstanding shares subject to your eligible options, and the number of RSUs that would be issued in exchange for each eligible option grant. Additionally, the offer website will indicate the selections you previously made with respect to eligible options you want to exchange pursuant to the offer. You also can review your eligible options in the Exchange Calculator, which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from exchanged options or the RSUs to be granted pursuant to the offer if you choose to exchange options. The Exchange Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Exchange Calculator does not account for vesting. Note that you will be able to profit from an RSU only if it actually vests. Therefore, even if the Exchange Calculator shows that the potential profit on an RSU is greater than for an exchanged option at the assumed prices you enter, you would be able to profit from the RSU only if it actually vests. In addition, this Exchange Calculator does not take into consideration the difference in taxation between RSUs and stock options. Note also that because of the rounding resulting from the vesting of fractional shares, the values shown could be slightly higher or lower than the actual result.

3.	On the Election Form page, select the appropriate box next to each of your previously-selected eligible options to indicate that you do not want to exchange those eligible options pursuant to the offer.

4.	If you are an employee in the Netherlands or if you resided in the Netherlands when your eligible options were granted to you, print out the Dutch agreement attached as Schedule A to the election form, sign and date the Dutch agreement and fax it to the Stock Administration Department at 1-925-924-5702. Note that your election to participate in the offer will not be valid unless the properly signed and dated Dutch agreement is received by Polycom by the expiration date.

5.	Proceed through the offer website following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing and agreeing to the Terms of Election, submit your election.

6.	Upon submitting your election, a Confirmation Statement will be generated by the offer website. Please print and keep a copy of the Confirmation Statement for your records.

Alternatively, you may submit a withdrawal form via facsimile by doing the following:

1.	Properly complete, date and sign the withdrawal form; and

2.	Fax the properly completed withdrawal form to:

Stock Administration Department

Fax: 1-925-924-5702

We must receive your properly completed and submitted withdrawal by the expiration date, currently expected to be 9:00 p.m., Pacific Time, on August 21, 2009.

General Information:

You may change your mind as many times as you wish, but you will be bound by the last properly submitted election and/or withdrawal we receive before the expiration date. Any options that you do not withdraw will be bound pursuant to your prior election.

If you withdraw some or all of your eligible options, you may elect to exchange the withdrawn options again at any time on or before the expiration date. All options that you withdraw will be deemed not properly tendered for purposes of the offer, unless you subsequently properly elect to exchange such eligible options on or before the expiration date. To reelect to exchange some or all of your eligible options, you must submit a new election to Polycom by the expiration date by following the procedures described in Section 4 of this Offer to Exchange. This new election form must be properly completed, signed (electronically or otherwise) and dated after your previously-submitted election form and any withdrawal form and must list all eligible options you wish to exchange. Upon our receipt of your properly completed, signed (electronically or otherwise) and dated withdrawal form, any prior election with respect to such withdrawn options will be disregarded.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any withdrawal form or any election form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of withdrawal forms and election forms. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.

The delivery of all documents, including any withdrawals and any new elections, is at your risk. Only responses that are properly completed and actually received by Polycom by the deadline via Polycom’s offer website or by facsimile will be accepted. Responses submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. If you submitted your election or withdrawal via the offer website, you should print and keep a copy of the Confirmation Statement on the offer website at the time that you complete and submit your election or withdrawal. The printed Confirmation Statement will provide evidence that you submitted your election or withdrawal. If you submitted your election or withdrawal via facsimile, we intend to confirm the receipt of your election or withdrawal by email within 2 U.S. business days of receiving your election or withdrawal. If you have not received a confirmation, it is your responsibility to confirm that we have received your election and/or any withdrawal. Note that if you submit any election and/or withdrawal within the last 2 U.S. business days prior to the expiration of the offer, time constraints may prevent Polycom from providing confirmation by email prior to the expiration of the offer.

6.	Acceptance of options for exchange and issuance of RSUs.

Upon the terms and conditions of this offer and promptly following the expiration date, we will accept for exchange and cancel all eligible options properly elected for exchange and not validly withdrawn before the expiration date. Once the options are cancelled, you no longer will have any rights with respect to those options. Subject to the terms and conditions of this offer, if your options are properly tendered by you for exchange and accepted by us, these options will be cancelled as of the cancellation date, which we anticipate to be August 21, 2009.

Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Exchange, we will accept promptly after the expiration date all properly tendered options that are not validly withdrawn. We will give oral or written notice to the option holders generally of our acceptance for exchange of the options. This notice may be made by press release, email or other method of communication.

We will grant the RSUs on the RSU grant date, which is the same U.S. calendar day as the cancellation date. We expect the RSU grant date to be August 21, 2009. All RSUs will be granted under the 2004 Plan, and will be subject to a RSU agreement, including any applicable country-specific appendix, between you and Polycom. The number of RSUs you will receive will be determined in accordance with the exercise price of your exchanged options as described in Section 2 of this Offer to Exchange. Promptly after the expiration date, we will send you your RSU agreement. You will receive the shares subject to the RSUs if and when your RSUs vest, in accordance with the vesting schedule described in Section 9 of this Offer to Exchange. The fair market value of such RSUs will be calculated by multiplying the closing price of a common share on the RSU grant date by the number of RSUs that you otherwise would be entitled to receive. Options that we do not accept for exchange will remain outstanding until they expire by their terms and will retain their current exercise price, the vesting schedule, and other terms.

7.	Conditions of the offer.

Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•

There will have been threatened in writing or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•

Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange, “Purposes of the offer,” for a description of the contemplated benefits of the offer to us);

•	There will have occurred:

•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the United States,

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

•

any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States,

•	in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally,

•

the commencement, continuation, or escalation of a war or other national or international calamity directly or indirectly involving the United States, which reasonably could be expected to affect materially or adversely, or to delay materially, the completion of the offer, or

•	if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer;

•

A tender or exchange offer, other than this offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been disclosed publicly or we will have learned that:

•

any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

•	any such person, entity or group which had publicly disclosed such ownership prior to such date will acquire additional common stock constituting more than 1% of our outstanding shares, or

•

any new group will have been formed that beneficially owns more than 5% of our outstanding common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for exchange of eligible options;

•

There will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12 of this Offer to Exchange);

•	Any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•

Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange, “Purposes of the offer,” for a description of the contemplated benefits of the offer to us); or

•

Any rules or regulations by any governmental authority, the NASDAQ Global Select Market, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to Polycom that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (See Section 3 of this Offer to Exchange, “Purposes of the offer,” for a description of the contemplated benefits of the offer to us).

If any of the above events occur, we may:

•	Terminate the offer and promptly return all tendered eligible options to tendering holders;

•	Complete and/or extend the offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended offer expires;

•	Amend the terms of the offer; or

•	Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

The conditions to this offer are for our benefit. We may assert them in our discretion before the expiration date regardless of the circumstances giving rise to them. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Any such waiver will apply to all eligible employees in a uniform and nondiscretionary manner. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.

8.	Price range of shares underlying the options.

The Polycom common stock that underlies your options is traded on the NASDAQ Global Select Market under the symbol “PLCM.” The following table shows, for the periods indicated, the high and low sales prices per share of our common stock as reported by the NASDAQ Global Select Market.

	High	Low
Fiscal Year Ending December 31, 2009
3rd Quarter (through July 24, 2009)	$24.60	$19.76
2nd Quarter	$21.50	$14.79
1st Quarter	$16.05	$12.90
Fiscal Year Ended December 31, 2008
4th Quarter	$23.17	$12.19
3rd Quarter	$28.94	$20.67
2nd Quarter	$27.20	$19.54
1st Quarter	$27.72	$19.47
Fiscal Year Ended December 31, 2007
4th Quarter	$29.70	$22.81
3rd Quarter	$36.25	$25.45
2nd Quarter	$34.82	$30.03
1st Quarter	$36.61	$29.25

On July 24, 2009, the last reported sale price of our common stock, as reported by the NASDAQ Global Select Market, was $23.99 per share.

You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

9.	Source and amount of consideration; terms of RSUs.

Consideration.

We will issue RSUs in exchange for eligible options properly elected to be exchanged by you and accepted by us for such exchange. RSUs are equity awards under which Polycom promises to issue common stock in the future, provided that the vesting criteria are satisfied.

Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered options, you will be entitled to receive RSUs based on the exercise price of your exchanged options as described in Section 2 of this Offer to Exchange. You do not have to make any cash payment to Polycom to receive your RSUs or the common stock upon vesting.

Fractional RSUs will be rounded down to the nearest whole RSU on a grant-by-grant basis.

If we receive and accept tenders from eligible employees of all options eligible to be tendered (a total of options to purchase 2,839,680 shares) subject to the terms and conditions of this offer, we will grant RSUs covering a total of approximately 537,483 shares of our common stock, or approximately 0.64% of the total shares of our common stock outstanding as of July 17, 2009.

General terms of RSUs.

RSUs will be granted under the 2004 Plan and subject to a RSU agreement, including any applicable country-specific appendix, between you and Polycom. RSUs are a different type of equity award than stock options. Therefore, the terms and conditions of the RSUs will vary from the terms and conditions of the options that you tender for exchange. Your RSUs will be scheduled to vest over a 2-year period commencing on the RSU grant date unless you are an eligible employee located in China, in which case, additional vesting conditions will apply as set forth below and in Schedule F. In any country where the cancellation of exchanged options and issuance of RSUs is considered a taxable event subject to tax withholding, Polycom may decide to accelerate the vesting of a sufficient number of your RSUs to cover any tax due at the time of the issuance of the RSUs.

The forms of RSU agreement, including any applicable country-specific appendix, under the 2004 Plan are incorporated by reference as exhibits to the Schedule TO with which this Offer to Exchange has been filed. In addition, a copy of the 2004 Plan and the forms of RSU agreement, including any applicable country-specific appendix, are available on the SEC website at www.sec.gov and on the offer website at https://polycom.equitybenefits.com.

The following description summarizes the material terms of the Stock Plans. Our statements in this Offer to Exchange concerning the Stock Plans and the RSUs are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Stock Plans and the forms of RSU agreement, including any applicable country-specific appendix, under the 2004 Plan, which are available on the SEC website at www.sec.gov. The forms of RSU agreement, including any applicable country-specific appendix, under the 2004 Plan are incorporated by reference as exhibits to the Schedule TO with which this Offer to Exchange has been filed. To receive a copy of the 2004 Plan, and the forms of RSU agreement please contact:

Stock Administration Department

Polycom, Inc.

4750 Willow Road

Pleasanton, CA 94588

Phone: 1-925-924-5727

Email: OptionExchangeQuestions@Polycom.com

We will promptly furnish to you copies of these documents upon request at our expense.

Equity Incentive Plans.

The 2004 Plan permits the granting of options, restricted stock, restricted stock units, performance units, performance shares, and stock appreciation rights. As of July 17, 2009, the number of shares of common stock subject to options, restricted stock units and all awards (including options and restricted stock units) currently outstanding under the 2004 Plan was approximately 6,728,019, 1,458,165, and 8,791,775 shares, respectively. As of July 17, 2009, the maximum number of shares available for future issuance under the 2004 Plan was 8,097,055 shares. The 2004 Plan is administered by the compensation committee of our board of directors, which we refer to as the administrator. Subject to the other provisions of the 2004 Plan, the administrator has the power to determine the terms, conditions and restrictions of the awards granted, including the number of shares covering such award and the vesting criteria.

Our 1996 Plan permits the grant of options and stock issuances. The PictureTel Plan permits the grant of options. As of July 17, 2009, the number of shares of common stock subject to options and all awards (including options) currently outstanding under the 1996 Plan is 1,245,568 shares and 1,245,568 shares, respectively, and the number of shares of common stock subject to options currently outstanding under the PictureTel Plan is 50,417 shares. The 1996 Plan and the PictureTel Plan currently are no longer in effect. As a result, no awards will be granted under the 1996 Plan or PictureTel Plan in the future. However, the 1996 Plan and PictureTel Plan continue to govern the terms and conditions of outstanding awards previously granted under the respective plans.

Purchase price.

The administrator of the 2004 Plan generally has the authority to determine the terms and conditions of awards granted under the 2004 Plan. Restricted stock units granted under the 2004 Plan do not have a purchase price. As a result, you do not have to make any cash payment to Polycom to receive your restricted stock units or the common stock upon vesting.

Vesting.

The vesting applicable to awards granted under the 2004 Plan generally is determined by the Administrator in accordance with the terms of the 2004 Plan. The restricted stock units granted under this offer will be subject to a set vesting schedule. Each of your restricted stock unit awards will be scheduled to vest according to the following schedule, but only if generally you remain employed with Polycom or its subsidiaries through each relevant vesting date:

•	Except for employees subject to tax at the time of the exchange of eligible options for the issuance of RSUs (see below), none of the RSUs will be vested on the RSU grant date.

•

Except for Chinese national employees working in China (see below and Schedule F, “Guide to Tax Issues in The People’s Republic of China”), one-half of the shares subject to the RSU grant will be scheduled to vest on the first anniversary of the RSU grant date and the remaining one-half of the shares subject to the RSU grant will be scheduled to vest on the second anniversary of the RSU grant date. We expect the RSU grant date will be August 21, 2009.

•

RSUs granted to Chinese national employees working in China will be scheduled to vest in accordance with the vesting schedule set forth above, provided Polycom has obtained all necessary approvals from the State Administration of Foreign Exchange or its local counterpart (“SAFE”) under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals for RSUs granted under the 2004 Plan. (See Schedule F, “Guide to Tax Issues in The People’s Republic of China.”) If you are a Chinese national employee working in China, one-half of the shares subject to your RSUs will be scheduled to vest on the later of (i) the first anniversary of the RSU grant date, or (ii) the date on which the Company has received all necessary exchange control and other approvals from SAFE under applicable exchange control rules for RSUs granted under the 2004 Plan; and the remaining one-half of the shares subject to the RSUs will be scheduled to vest on the later of (i) the second anniversary of the RSU grant date, or (ii) the date on which the Company has received all necessary approvals from SAFE under applicable exchange control rules for RSUs granted under the 2004 Plan.

•

In countries where the cancellation of eligible options for the issuance of RSUs is or may be considered a taxable event subject to tax withholding, Polycom retains the discretion to accelerate the vesting of a sufficient number of RSUs to cover the amount of tax due at the time of the exchange of eligible options for the issuance of RSUs. Polycom may accelerate vesting of RSUs for such purpose with respect to employees located in Canada, as it is a country in which the exchange may be a taxable event subject to tax withholding (see Schedule E, “Guide to Tax Issues in Canada”).

•

If your employment with us or our subsidiaries terminates before part or all of your RSU vests, the unvested part of your RSU generally will expire unvested and you will not be entitled to any shares of common stock from that part of your RSU.

•

We will make minor modifications to the vesting schedule of any RSUs to eliminate fractional vesting (such that a whole number of shares subject to the RSU will vest on each vesting date). As a result, subject to your continued employment with us or our subsidiaries through the relevant vesting date, if any fractional shares are scheduled to vest, the number of shares that vest on the first anniversary of the RSU grant date will be rounded down to the nearest whole number of RSUs and the number of shares that vest on the second anniversary of the RSU grant date will be rounded up to the next whole number of shares.

•	After the restricted stock units vest, further continued employment with us or our subsidiaries is not required to retain the common stock issued under the restricted stock units.

Example 1

Assume that an eligible employee elects to exchange an eligible option covering 600 shares with an exercise price of $34.84 per share and the following vesting schedule:

Vesting Schedule of Eligible Option

150 shares vested on February 7, 2008

150 shares vested as of February 7, 2009

150 shares are scheduled to vest as of February 7, 2010

150 shares are scheduled to vest as of February 7, 2011

The eligible option is scheduled to expire no later than February 7, 2014. Assume that on August 21, 2009 (the expected expiration date of the offer), the eligible employee surrenders the eligible option. In accordance with the exchange ratios described above, the employee receives 113 RSUs. Subject to the eligible employee’s continued employment with us or our subsidiaries through each such relevant date, the vesting schedule of the RSUs will be as follows:

Vesting Schedule of RSUs

0 shares will be vested as of August 21, 2009.

56 shares will be scheduled to vest on August 21, 2010.

57 shares will be scheduled to vest on August 21, 2011.

None of the RSUs will be vested on the date of grant. The RSUs will be scheduled to vest in 2 equal annual installments, but only if the eligible employee continues in employment with Polycom or its subsidiaries through each such respective vesting date.

Example 2

Assume that an eligible employee elects to exchange an eligible option covering 1,000 shares with an exercise price of $35.71 per share and the following vesting schedule:

Vesting Schedule of Eligible Option

250 shares vested on February 1, 2003

250 shares vested as of February 1, 2004

250 shares vested as of February 1, 2005

250 shares vested as of February 1, 2006

The eligible option is scheduled to expire no later than February 1, 2010. Assume that on August 21, 2009 (the expected expiration date of the offer), the eligible employee surrenders the eligible option. In accordance with the exchange ratios described above, the eligible employee would receive 114 RSUs. Subject to the eligible employee’s continued employment with us or our subsidiaries through each such relevant date, the vesting schedule of the RSUs will be as follows:

Vesting Schedule of RSUs

0 shares will be vested as of August 21, 2009.

57 shares will be scheduled to vest on August 21, 2010.

57 shares will be scheduled to vest on August 21, 2011.

None of the RSUs will be vested on the date of grant. The RSUs will be scheduled to vest in 2 equal annual installments, but only if the eligible employee continues in employment with us or our subsidiaries through each such vesting date. RSUs that do not vest will be forfeited to Polycom at no cost to us.

If you are a Chinese national employee working in China, you may have a different vesting schedule with respect to your RSUs, as set forth above. (See also Schedule F, “Guide to Tax Issues in The People’s Republic of China.”) Furthermore, in any country where the cancellation of exchanged options for the issuance of RSUs is considered a taxable event subject to tax withholding, Polycom may decide to accelerate the vesting of a sufficient number of your RSUs to cover the amount of taxes due at the time of the exchange of eligible options for the issuance of RSUs. Polycom may accelerate vesting of RSUs for such purpose with respect to employees located in Canada, as it is a country in which the exchange may be a taxable event subject to tax withholding (see Schedule E, “Guide to Tax Issues in Canada”).

Form of payout.

Restricted stock units granted under this offer and subsequently earned by a recipient will be paid out in shares of our common stock (unless Polycom determines that a payment in shares would be in violation of local law). Polycom will satisfy all tax and social insurance contributions withholding and payment of fringe benefit or other tax obligations with respect to RSUs in the manner specified in your RSU agreement, including any applicable country-specific appendix (generally through withholding of shares equal in value to the tax withholding obligation).

Adjustments upon certain events.

Events Occurring Before the RSU grant date. Although we are not anticipating a merger or acquisition, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any options that you tendered for exchange and your options will be treated in accordance with the applicable plan and award agreement under which they were granted. Further, if Polycom is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your award agreement and you will receive no RSUs in exchange for them. If Polycom is acquired prior to the expiration of the offer but does not withdraw the offer, before the expiration of the offer we (or the successor entity) will notify you of any material changes to the terms of the offer or the RSUs, including any adjustments to the number of shares that will be subject to the RSUs. Under such circumstances, the type of security and the number of shares covered by your RSU would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive RSUs covering more or fewer shares of the acquirer’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the RSUs if no acquisition had occurred.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Finally, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of the employees of Polycom or its subsidiaries before the completion of this offer. Termination of your employment for this or any other reason before the RSU grant date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any RSUs or other benefit for your tendered options.

Events Occurring After the RSU grant date. If, through or as a result of any increase or decrease in the number of issued shares of our common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other increase or decrease in the number of issued shares of our common stock effected without the receipt of consideration by us, the administrator will make an appropriate or proportionate adjustment in (i) the number and class of shares that may be delivered under the 2004 Plan, and/or (ii) the number, class and price of shares covered by each outstanding award under the applicable Stock Plan, and (iii) the number of equity awards that can be granted to any one individual equity award holder in any calendar year under the 2004 Plan.

In the event of a change in control (as described in the applicable RSU agreement) of Polycom, RSUs will be treated in accordance with the terms and conditions set forth in the 2004 Plan and RSU agreement under the 2004 Plan to which the RSUs are subject. Generally, such awards will be subject to the definitive agreement governing such change in control which must provide for (i) assumption of the award by the surviving corporation or its parent, (ii) substitution by the surviving corporation or its parent or (iii) cancellation of the award after a payment is made in an amount equal to the value of the RSUs at the time of the change of control. Generally, if a RSU holder incurs a termination of service (as described in the 2004 Plan) within 12 months after a change in control for any reason other than misconduct, the

RSUs will vest fully. However, RSU holders who are officers at the time the RSUs are granted will receive full vesting of such RSUs if such RSU holder incurs a termination of service (as described in the 2004 Plan) within 12 months after a change in control for any reason other than cause (as described in the applicable RSU agreement) or for good reason (as described in the applicable RSU agreement).

In the event of a change in control (as described in the applicable award agreement) of Polycom, options granted under the 2004 Plan will be treated in accordance with the terms and conditions set forth in the 2004 Plan and award agreement to which the options are subject. Generally, such options will be subject to the definitive agreement governing such change in control, which must provide for (i) assumption of the option by the surviving corporation or its parent, (ii) substitution of the option by the surviving corporation or its parent, (iii) the conversion of the option into an option to purchase the consideration received by Polycom stockholders in such change in control, (iv) cancellation of the option after fully vesting and permitting the options to be exercised for 15 days or less before the change in control, or (v) cancellation of the option after a payment is made equal to the amount that the value of the shares subject to the option as of such change in control exceeds the aggregate exercise price of the option. Generally, if an option holder incurs a termination of service (as described in the 2004 Plan) within 12 months after a change in control for any reason other than misconduct (as described in the applicable award agreement) or for good reason (as described in the applicable award agreement), the options will vest fully. However, option holders who are officers at the time the options are granted will receive full vesting of such options if such option holder incurs a termination of service (as described in the 2004 Plan) within 12 months after a change in control for any reason other than cause (as described in the applicable award agreement) or for good reason (as described in the applicable award agreement).

In the event that Polycom is acquired by merger or asset sale (as described in the 1996 Plan), the vesting of each outstanding option under the Discretionary Option Grant Program (as described in the 1996 Plan) that is not to be assumed by the successor corporation or not replaced with a cash incentive program preserving the spread in the unvested option shares and providing for a cash payment upon vesting, including options held by Polycom’s executive officers, will automatically accelerate in full, and all unvested shares issued under the Discretionary Option Grant and Stock Issuance Programs, as defined in the 1996 Plan, will immediately vest, except to the extent Polycom’s repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed in connection with such acquisition or a change in control of Polycom (as described below) may, in the administrator’s discretion, be subject to immediate acceleration of vesting, and any unvested shares which do not vest at the time of such acquisition may be subject to full and immediate vesting, in the event the individual’s service with the successor entity is subsequently terminated within a specified period following the acquisition. In connection with a change in control, the administrator will have the discretionary authority to provide for automatic acceleration of vesting of outstanding options and the automatic vesting of all unvested shares issued under the Discretionary Option Grant Program, with such acceleration of vesting to occur either at the time of such change in control or upon the subsequent termination of the individual’s service. Any options accelerated upon termination within the designated period following the change in control remain exercisable for up to one year following the transaction.

The shares subject to each option granted under the Automatic Option Grant Program (as described in the 1996 Plan) immediately vest in full upon an acquisition of Polycom by merger or asset sale; or a change in control of Polycom, meaning generally the successful completion of a tender offer for more than 50% of Polycom’s outstanding voting stock or a change in the majority of Polycom’s Board of Directors effected through one or more proxy contests for membership to the Board of Directors. In addition, upon the successful completion of a hostile tender offer for more than 50% of Polycom’s outstanding voting stock, each option granted under the Automatic Option Grant Program, as defined under the 1996 Plan, may be surrendered to Polycom for a cash payment in an amount equal to (i) the excess of the greater of (A) the fair market value of the Common Stock on the date the option is surrendered, or (B) the highest price per share paid in connection with such tender offer over (ii) the per share exercise price multiplied by the number of shares subject to that option. Members of the Board of Directors are not eligible employees and therefore are not eligible to participate in the offer.

Options granted under the PictureTel Plan will vest fully immediately prior to a change in control (as described in the PictureTel Plan) unless the administrator determines otherwise. In the event of certain corporate transactions (such as a merger, sale of substantially all of Polycom’s assets or complete liquidation of Polycom) as described in the PictureTel Plan, all outstanding options will terminate at the time of such transaction, provided that all options will vest fully at least 20 days prior to such transaction.

Transferability.

Unless the Administrator indicates otherwise in your award agreement, restricted stock units generally may not be transferred, other than by will or the laws of descent and distribution.

Registration and sale of shares underlying RSUs.

All of Polycom’s shares of common stock issuable upon the vesting of the restricted stock units have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Polycom for purposes of the Securities Act, you will be able to sell the shares issuable upon receipt of your restricted stock units free of any transfer restrictions under applicable U.S. securities laws.

U.S. Federal income tax consequences.

You should refer to Section 14 of this Offer to Exchange for a discussion of the federal income tax consequences of the RSUs and exchanged options, as well as the consequences of accepting or rejecting this offer. If you are a taxpayer of the United States, but also are subject to the tax laws of another non-U.S. jurisdiction, you should be aware that there might be other tax and social insurance consequences that may apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

Non-U.S. tax consequences.

If you were granted eligible options while a resident or taxpayer in one country but are a resident of or taxpayer in another country when the RSUs are granted to you pursuant to the Offer to Exchange, you may be subject to tax not only in the new country, but also in the original country (e.g., if the original country views the RSUs as a replacement grant). We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction. (See Schedule C, “Guide to Tax Issues in Argentina” to Schedule Z, “Guide to Tax Issues in United Kingdom”)

10.	Information concerning Polycom.

We are a leading global provider of high-quality, easy-to-use communications solutions that enable enterprise and public sector customers to more effectively collaborate over distance, time zones, and organizational boundaries. Our solutions are built on architectures that enable unified voice, video, and content collaboration.

We were incorporated in December 1990 in Delaware. Our principal executive offices are located at 4750 Willow Road, Pleasanton, CA 94588, and our telephone number is 1-925-924-6000. Questions regarding this offer should be directed to:

Stock Administration Department

Polycom, Inc.

4750 Willow Road

Pleasanton, CA 94588

Phone: 1-925-924-5727

Email: OptionExchangeQuestions@Polycom.com

Please see Section 17 of this Offer to Exchange titled, “Additional information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

11.	Interests of directors and named executive officers; transactions and arrangements concerning the options.

A list of our current directors and named executive officers as of July 27, 2009 is attached to this Offer to Exchange as Schedule A. Our named executive officers and the members of our board of directors may not participate in this offer. As of July 17, 2009, our named executive officers and directors (11 persons) as a group held options unexercised and outstanding under the Stock Plans to purchase a total of 2,001,439 of our shares, which represented approximately 24.94% of the shares subject to all options outstanding under the Stock Plans as of that date.

The following table below sets forth the beneficial ownership of each of our current named executive officers and directors of options outstanding under the Stock Plans as of July 17, 2009. The percentages in the table below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase our common stock under the Stock Plans, which was 8,024,004 as of July 17, 2009. Our named executive officers and the members of our board of directors are not eligible to participate in the offer.

Name	Position	Number of Options Outstanding	Percentage of Total Outstanding Options
Betsy S. Atkins	Director	0	*
David G. DeWalt	Director	85,000	1.06%
John A. Kelley, Jr.	Director	100,000	1.25%
D. Scott Mercer	Director	0	*
William A. Owens	Director	85,000	1.06%
Kevin T. Parker	Director	32,084	*
Robert C. Hagerty	Chairman of the Board, Chief Executive Officer and President	949,400	11.83%

Name	Position	Number of Options Outstanding	Percentage of Total Outstanding Options
Michael R. Kourey	Director, Senior Vice President, Finance and Administration and Chief Financial Officer	277,142	3.45%
Geno J. Alissi	Senior Vice President and General Manager, Polycom Global Services	52,500	*
Sunil K. Bhalla	Senior Vice President and General Manager, Voice Communications Solutions	310,313	3.87%
Joseph A. Sigrist	Senior Vice President and General Manager, Video Solutions	110,000	1.37%

*	Less than 1%.

Except as described below, neither we, nor, to the best of our knowledge, any of our directors or named executive officers, nor any affiliates of ours, were engaged in transactions involving options to purchase our common stock during the past sixty (60) days before and including July 24, 2009:

•

On July 20, 2009, Robert C. Hagerty exercised 250,000 options at an exercise price of $17.4688 per share and sold the underlying shares in a same-day sale transaction at an average sale price of $24.1166.

•

On July 21, 2009 Kevin T. Parker exercised 30,000 options at an exercise price of $18.55 per share and 2,084 options at an exercise price of $21.33 and sold the 32,084 underlying shares in a same-day sale transaction at an average sale price of $23.7623.

•

On July 21, 2009, Michael R. Kourey exercised 25,000 options at an exercise price of $16.70 per share and sold the underlying shares in a same-day sale transaction at an average sale price of $23.70, which transaction was effected pursuant to a Rule 10b5-1 trading plan adopted by Mr. Kourey on November 25, 2008.

12.	Status of options acquired by us in the offer; accounting consequences of the offer.

Options that we acquire through the offer will be cancelled and, to the extent they were granted under the 2004 Plan or 1996 Plan, the shares subject to those options will be returned to the pool of shares available for grants of RSUs under the 2004 Plan. To the extent shares returning to the 2004 Plan are not fully reserved for issuance upon receipt of the RSUs to be granted in connection with the offer, the shares will be available for future awards to employees and other eligible 2004 Plan participants without further stockholder action, except as required by applicable law or the rules of the NASDAQ Global Select Market or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.

As of January 1, 2006, we adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), Share-Based Payment (“SFAS 123(R)”). Under SFAS 123(R), we will recognize incremental compensation expense, if any, resulting from the RSUs granted in the offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of each RSU granted to employees in exchange for surrendered eligible options, measured as of the date the RSUs are granted, over the fair value of the eligible options surrendered in exchange for the RSUs, measured immediately prior to the exchange. In the event that any of the RSUs are forfeited prior to their vesting due to termination of employment, any incremental compensation expense of the forfeited RSUs will not be recognized.

Pursuant to the accounting standards in effect under SFAS 123(R), we may be required to recognize additional compensation expense to the extent the restricted stock units have a greater value than the exchanged options they replace. The offer with respect to all eligible options is considered a modification of those options exchanged in the offer for financial reporting purposes. As a result, Polycom will record any incremental compensation expense calculated as any increase in the fair value of the modified options compared to the fair value of the original option as of the end of the offer period recognized over the remaining requisite service period. We also may incur compensation expense resulting from fluctuations in our stock price between the time the exchange ratios were set, shortly before the exchange program began, and when the exchange actually occurs on the expiration date, which we expect to be immaterial.

13.	Legal matters; regulatory approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be affected adversely by our exchange of options and issuance of RSUs as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any NASDAQ listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue RSUs for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.

If we are prohibited by applicable laws or regulations from granting RSUs on the RSU grant date, we will not grant any RSUs. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the RSU grant date we will not grant any RSUs and you will not receive any other benefit for the options you tendered and your eligible options will not be accepted for exchange.

14.	Material income tax consequences.

Material U.S. federal income tax consequences.

The following is a summary of the material U.S. federal income tax consequences of the exchange of options for restricted stock units pursuant to the offer for those eligible employees subject to U.S. federal income tax. This discussion is based on the United States Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are a citizen or a resident of the United States, but also are subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

We recommend that you consult your tax advisor with respect to the federal, state and local tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

Option holders who exchange outstanding options for restricted stock units under the offer generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.

Restricted stock units.

If you are a U.S. taxpayer, you generally will not have taxable income at the time you are granted a restricted stock unit. Instead, you will recognize ordinary income as the shares subject to the restricted stock units vest at which time they can no longer be forfeited and we will deliver the shares to you. At the same time, Polycom will also typically have a tax withholding obligation. The amount of ordinary income you recognize will equal the fair market value of the shares. With regard to the shares issued pursuant to the restricted stock units granted under the offer, you will not have paid any amount for the shares. The Company will satisfy all tax withholding obligations in the manner specified in your RSU agreement. Any gain or loss you recognize upon the sale or exchange of shares that you acquire through a grant of restricted stock units generally will be treated as capital gain or loss and will be long-term or short-term depending upon how long you have held the shares. Shares held more than 12 months are subject to long-term capital gain or loss, while shares held 12 months or less are subject to short-term capital gain or loss.

You also should note that if your restricted stock units constitute “deferred compensation” within the meaning of Section 409A and (1) the vesting of all or a portion of your restricted stock units is accelerated in connection with your separation from service with us, and (2) you are a “specified employee” (generally, a highly placed officer of the Company) at that time, then the delivery of accelerated shares under your restricted stock unit award may need to be delayed by 6 months in order to allow you to avoid the imposition of additional taxation under Section 409A.

Nonstatutory stock options.

Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option, nor will such option holder realize taxable income upon the vesting of these shares. However, when you exercise a nonstatutory stock option, you generally will have ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. If the exercise price of a nonstatutory stock option is paid in shares of common stock or a combination of cash and shares of common stock, the excess of the value (on the date of exercise) of the shares of common stock purchased over the value of the shares surrendered, less any cash paid upon exercise, generally will be ordinary income taxable to you.

The Company generally will be entitled to a deduction equal to the amount of ordinary income taxable to you if we comply with eligible reporting requirements.

Upon disposition of the shares, any gain or loss is treated as capital gain or loss. The capital gain or loss will be long-term or short-term depending on whether the shares were held for more than 12 months. The holding period for the shares generally will begin just after the time you recognized income. The amount of such gain or loss will be the difference between: (i) the amount realized upon the sale or exchange of the shares, and (ii) the value of the shares at the time the ordinary income was recognized.

If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.

Incentive stock options.

Under current U.S. tax law, an option holder will not realize taxable income upon the grant of an incentive stock option. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of an option holder’s death or disability, if an option is exercised more than 3 months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

•	more than 2 years after the date the incentive stock option was granted; and

•	more than 1 year after the date the incentive stock option was exercised.

If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale.

If the disposition is not qualifying, which we refer to as a “disqualifying disposition,” the excess of the fair market value of the option shares on the date the option was exercised (or, if less, the amount realized on the disposition of the shares) over the exercise price will be taxable income to the option holder at the time of the disposition.

Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than 1 year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

This offer is currently expected to remain open for 26 days. If we extend this offer such that it is open for 30 days or more, eligible incentive stock options held by U.S. employees who do not participate in this exchange will be considered to have been modified. The commencement date of the offer (July 27, 2009) will be considered the modification date for purposes of determining whether the employee will receive favorable tax treatment with respect to the incentive stock options. As a result, in order to receive favorable tax treatment with respect to any such incentive stock option, you must not dispose of any shares acquired with respect to the incentive stock option until the passage of more than 2 years from the date this offer commenced (July 27, 2009) (i.e., the date of the deemed modification) and more than 1 year after the exercise of the option. If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain.

We recommend that you consult your tax advisor with respect to the federal, state, and local tax consequences of participating in the offer.

In addition, if you are a resident of or taxpayer in more than one country, you should be aware that there might be income tax, social insurance and other tax or legal consequences for more than one country that may apply to you. Also, if you were granted eligible options while a resident or taxpayer in one country but are a resident of or taxpayer in another country when the RSUs are granted to you pursuant to the offer, you may be subject to tax not only in the new country, but also in the original country (e.g., if the original country views the RSUs as a replacement grant).

If you are subject to taxation in Argentina, Brazil, Canada, China, France, Germany, Hong Kong, India, Israel, Italy, Japan, Korea, Mexico, Netherlands, Norway, Peru, Singapore, Spain, Sweden, Switzerland, Taiwan, Thailand, United Arab Emirates or the United Kingdom, please see Schedules C through Z of this Offer to Exchange, as applicable, for a description of these income tax, social insurance and other tax or legal consequences of participating in the offer. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

15.	Extension of offer; termination; amendment.

We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we also will extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release, email or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option expires after the start of, but before cancellation under the offer, that particular option is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual cancellation date under the extended offer, that option would not be eligible for exchange.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in the amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least 10 U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we promptly will disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer’s period so that at least 2 U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

16.	Fees and expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.

17.	Additional information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

1.	Our annual report on Form 10-K for our fiscal year ended December 31, 2008, filed with the SEC on February 24, 2009;

2.	Our definitive proxy statement on Schedule 14A for our 2009 annual meeting of stockholders, filed with the SEC on April 23, 2009;

3.	Our quarterly report on Form 10-Q for our fiscal quarter ended March 31, 2009, filed with the SEC on April 30, 2009;

4.	Our current reports on Form 8-K filed with (but not furnished to) the SEC; and

5.	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 10, 1995 and any further amendment or report filed thereafter for the purpose of updating such description.

These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public on the SEC’s Internet site at http://www.sec.gov.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by contacting:

Stock Administration Department

Polycom, Inc.

4750 Willow Road

Pleasanton, CA 94588

Phone: 1-925-924-5727

Email: OptionExchangeQuestions@Polycom.com

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

18.	Financial information.

The financial information, including financial statements and the notes thereto, included in our annual report on Form 10-K for the fiscal year ended December 31, 2008, and quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2009, are incorporated herein by reference. Attached as Schedule B to this Offer to Exchange is a summary of our financial information from our annual report on Form 10-K for our fiscal year ended December 31, 2008, and from our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2009. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Exchange.

Book Value

We had a book value per share of $11.62 on March 31, 2009.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for the three months ended March 31, 2009, the year ended December 31, 2008 and the year ended December 31, 2007 were 6.8, 13.0, and 13.2, respectively. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt discount and issuance costs on all indebtedness, and the estimated portion of rental expense deemed by Polycom to be representative of the interest factor of rental payments under operating leases.

19.	Miscellaneous.

We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation, or information as having been authorized by us.

Polycom, Inc.

July 27, 2009

SCHEDULE A

INFORMATION CONCERNING THE NAMED EXECUTIVE OFFICERS

AND DIRECTORS OF POLYCOM, INC.

The directors and named executive officers of Polycom, Inc. as of July 27, 2009, are set forth in the following table:

Name	Position and Offices Held
Betsy S. Atkins	Director
David G. DeWalt	Director
John A. Kelley, Jr.	Director
D. Scott Mercer	Director
William A. Owens	Director
Kevin T. Parker	Director
Robert C. Hagerty	Chairman of the Board, Chief Executive Officer and President
Michael R. Kourey	Director, Senior Vice President, Finance and Administration and Chief Financial Officer
Geno J. Alissi	Senior Vice President and General Manager, Polycom Global Services
Sunil K. Bhalla	Senior Vice President and General Manager, Voice Communications Solutions
Joseph A. Sigrist	Senior Vice President and General Manager, Video Solutions

The address of each named executive officer and director is:

Polycom, Inc.

4750 Willow Road

Pleasanton, CA 94588

Our named executive officers and members of our board of directors are not eligible to participate in this offer.

A-1

SCHEDULE B

SUMMARY FINANCIAL INFORMATION OF POLYCOM, INC.

CONSOLIDATED BALANCE SHEET INFORMATION

(In thousands, except share data—unaudited)

	March 31, 2009	December 31, 2008	December 31, 2007
Current Assets	$595,064	$597,805	$617,861
Non-Current Assets	669,888	679,879	704,077
Total Assets	1,264,952	1,277,684	1,321,938
Current Liabilities	198,996	214,082	217,054
Non-Current Liabilities	91,728	95,260	80,890
Total Liabilities	290,724	309,342	297,944
Total Stockholders’ Equity	974,228	968,342	1,023,994

CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION

(In thousands, except per share amounts—unaudited)

	Three Months Ended		Year Ended
	March 31, 2009	March 31, 2008	December 31, 2008	December 31, 2007
Total revenues	$225,410	$258,920	$1,069,320	$929,908
Gross profit	126,934	150,479	619,022	545,321
Income from operations	10,778	14,951	95,120	77,192
Income before provision for income taxes	10,497	19,197	97,546	87,700
Net income	8,025	14,206	75,696	62,881
Net income per share:
Basic	$0.10	$0.16	$0.88	$0.69
Diluted	$0.10	$0.16	$0.87	$0.67
Weighted average shares outstanding used in net income per share calculation:
Basic	83,625	88,526	85,616	90,878
Diluted	84,250	90,247	87,246	94,391

B-1

SCHEDULE C

GUIDE TO TAX ISSUES IN ARGENTINA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Argentina. This summary is based on the tax laws in effect in Argentina as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Exchange of Eligible Options for New RSUs

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax and may be subject to social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) when the new RSUs vest. You will be taxed on the fair market value of the shares issued to you at vesting.

Personal Assets Tax

Any shares you acquire when the new RSUs vest will be considered a computable asset for personal assets tax purposes, and you may be subject to this tax depending on the value of your computable assets per year. The personal assets tax is not a withholding tax and you are responsible for paying it to the tax authorities yourself. Please consult your personal tax advisor to determine your obligations with respect to the personal assets tax.

Stamp Tax

A stamp tax may be due in connection with the execution of your RSU agreement. If applicable, the rate and term of payment depend on the particular province where you reside. Please note that if your RSU agreement is executed in the City of Buenos Aires, you are no longer exempt from stamp tax. Please consult your personal tax advisor to determine your obligations with respect to the stamp tax.

C-1

Bank Tax

The Tax on Checking Accounts (“Bank Tax”) is imposed on funds transferred to or from bank accounts at a rate not to exceed 0.6%. It is possible that the Bank Tax may apply to payments made to or from your bank account in relation to the vesting of the new RSUs and the sale of any shares acquired upon vesting of the new RSUs, although there are some limited exemptions from the Bank Tax. Please consult your personal tax advisor to determine your obligations with respect to the Bank Tax and whether any exemption applies to your situation.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the new RSUs, you will not be subject to capital gains tax, provided you do not conduct other business activities as a sole proprietorship and are not regularly involved in the trading of securities.

Withholding and Reporting

Your employer is required to withhold and report income tax and may be required to withhold and report social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the new RSUs vest. You are responsible for reporting and paying any other applicable taxes, such as the personal assets tax, stamp tax, and any tax resulting from the sale of your shares.

C-2

SCHEDULE D

GUIDE TO TAX ISSUES IN BRAZIL

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Brazil. This summary is based on the tax laws in effect in Brazil as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Exchange of Eligible Options for New RSUs

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax when the new RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting. You likely will not be subject to social insurance contributions when the new RSUs vest.

Please note that your eligible options may be subject to favorable tax treatment when compared to the applicable tax treatment of the new RSUs. In particular, under current law, your eligible options will not be subject to tax at exercise when you acquire shares. Instead, you will be taxed only at capital gains tax rates when you sell the shares and may avoid taxation altogether if the value of shares sold in the same month does not exceed the exempt amount (as described below). Accordingly, you should carefully consider if you should exchange your eligible options for a grant of new RSUs, given the applicable tax treatment.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the new RSUs. You will be taxed on the difference between the sale price and the fair market value of the shares at vesting, unless the value of any shares sold in that month is less than the exempt amount (currently BRL35,000 for shares traded on an exchange outside of Brazil, such as the Company’s shares). If the exemption is exceeded for the month of sale, the entire gain is subject to tax (not just the amount exceeding the exempt amount).

D-1

Withholding and Reporting

Your employer is not required to withhold or report income tax when the new RSUs vest. You are responsible for reporting and paying any tax resulting from the vesting of the new RSUs and the sale of your shares.

D-2

SCHEDULE E

GUIDE TO TAX ISSUES IN CANADA

The following is a general summary of the material federal tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Canada. This summary is based on the federal tax laws in effect in Canada as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Different tax consequences may be applicable under provincial tax law, particularly if you are subject to the laws of the province of Quebec. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Exchange of Eligible Options for New RSUs

Option Exchange and Grant of New RSUs

The tax treatment of the exchange of eligible options for the grant of RSUs is uncertain. However, it is likely that the Canada Revenue Agency (the “CRA”) will treat the exchange as one transaction that is a taxable exchange of employee stock options in exchange for the grant of RSUs. Accordingly, you will be treated as having disposed of your eligible options for consideration equal to the value of the RSUs.

As a result, you will be subject to income tax and Canada Pension Plan (“CPP”) or Quebec Pension Plan (“QPP”) contributions (to the extent you have not already reached the applicable contribution ceiling) upon the exchange of eligible options for the grant of RSUs. The taxable amount will be the value of the RSUs at the time of the exchange. However, if your eligible options qualify for favorable tax treatment in Canada (as further discussed below), you may be entitled to deduct one-half of this amount when computing the taxable income. For the purpose of determining the value of the RSUs, the Company will use standard valuation techniques with which the CRA may or may not agree. (Please see the example below for details on how the tax is calculated.) As further discussed below, to satisfy its tax withholding obligations at the time of the exchange, the Company may accelerate the vesting of a sufficient number of shares subject to the RSUs to cover the amount of tax due at the time of the exchange.

Please note that, if you terminate employment before the vesting of all of the RSUs received in the exchange and, as a result, the RSUs are forfeited, you likely will not be entitled to a refund of the amount on which you paid tax at the time of the exchange. However, you should realize a capital loss from the disposition of your right to receive the RSUs and should be able to offset one-half of this loss against any capital gain realized in the same year, the preceding three years or any subsequent year. Since you will not have any proceeds of disposition, the amount of your capital loss should be the value of the eligible options at the time of the exchange, which is considered your cost of receiving the right to the RSUs.

You also should note that, if you do not participate in the offer, your eligible options may qualify for favorable tax treatment in Canada, in which case you would be able to exclude one-half of the income that you realize upon exercise of the eligible options (i.e., one-half of the difference between the exercise price and the fair market value of the shares at exercise) from taxation. (However, if your eligible options qualify for favorable tax treatment (which is likely the case) and you participate in the offer, you will be able to deduct one-half of the taxable income at the time of the exchange, as discussed above.) Furthermore, if you do not participate in the offer, you would be able to defer taxation on the remaining one-half of the option income until the earliest of the time that you sell the shares purchased upon exercise, die or become a non-resident of Canada, provided you file a deferral election with your employer. This deferral applies only to the first C$100,000 worth of options that vest in any one year (calculated based on the fair market value of the shares subject to the option at grant).

No such favorable tax treatment is applicable to RSUs. Therefore, before you decide to participate in the offer, you should consider carefully the difference in the tax treatments of stock options and RSUs in Canada, as well as the fact that you will be subject to tax at the time of the exchange, as described above.

Vesting of New RSUs

You will be subject to income tax and CPP (or QPP) contributions when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting, less the value of the eligible options exchanged for the RSUs. For the purpose of computing the value of your eligible options, the Company will use standard valuation techniques that the CRA may or may not agree with. (Please see the example below for details on how the tax is calculated.)

Because you are subject to tax upon the exchange, the Company may decide to grant a portion of the shares subject to the RSUs as vested on the grant date and withhold these shares to satisfy the income tax and CPP (or QPP) contribution withholding obligations that apply at the time of the exchange. Note that granting immediately vested RSUs will trigger a separate taxable event (as noted in the preceding paragraph). To satisfy its withholding obligations with regard to this taxable event, the Company may decide to vest additional RSUs or to withhold any applicable tax from your salary or other compensation.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will be subject to capital gains tax on any gains. Although not entirely clear, the taxable gain likely will be one-half of the difference between the sale price and the adjusted cost basis of the shares (generally, the sum of the value of the eligible options you gave up at the time of the exchange plus the amount included in income at vesting of the RSUs, less any brokerage fees). Income tax will be assessed on the taxable income at your marginal income tax rate.

One-half of any loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three years, or any subsequent year.

Please be aware that if you own other shares of the Company acquired from the vesting of other RSUs or outside of the 2004 Plan, your adjusted cost base may be different than described above. You are strongly advised to seek advice from a tax professional in any of these situations.

Withholding and Reporting

As further explained above, your employer will withhold income tax and CPP (or QPP) contributions (to the extent you have not exceeded the applicable contribution ceiling) at the time of the exchange and at vesting of the RSUs. Your employer will also report the income recognized at the time of the exchange and at vesting to the CRA. A copy of the T4 form containing this information will be delivered to you prior to the last day of February of the year following the year in which the taxable event occurs. However, you are responsible for reporting and paying any additional taxes due if your tax liability exceeds the amount withheld and for reporting and paying any tax resulting from the sale of shares.

Example

Please note that this example is provided for illustration purposes only. Always consult your personal tax advisor for guidance specific to your situation.

Assume you have eligible options to purchase 1,000 shares at an exercise price of $30 per share. If you elect to participate in the offer, assume you will receive 100 RSUs in exchange for the 1,000 eligible options. Further, assume that the market value of the Company’s shares is $20 per share on the RSU grant date and that your eligible options qualified for favorable tax treatment under federal law in Canada (this example does not include provincial taxes). Finally, assume that the market value of the Company’s shares on each anniversary vesting date of your RSUs is $25 per share.

At the time of the exchange, you will be subject to tax on the value of the RSUs. The value of the RSUs is determined using standard valuation techniques with which the CRA may or may not agree and is generally based on the market value of the underlying shares at the time of the RSU grant date (i.e., $20 x 100 underlying shares = $2,000). If your eligible options qualified for favorable tax treatment, you will be able to deduct one-half of the total gain, meaning that your total taxable income at the time of the exchange will be $1,000 (i.e., $2,000 / 2). This amount will be subject to income tax and CPP contributions. Assuming your combined income tax and CPP contribution rate is 40%, you will owe $400 in taxes as a result of the exchange.

The Company may decide to grant a portion of the shares subject to the RSUs as vested and withhold these shares to satisfy the income tax and CPP (or QPP) contribution withholding obligations arising as a result of the exchange.

In this case, if the tax liability is $400, then the Company will grant you 20 RSUs which are fully vested and withhold these shares to cover the tax liability (i.e., $400 / $20 = 20). In addition, because income tax and CPP contributions will be due on the RSUs that are fully vested at the time of the RSU grant date, you will have an additional tax liability in the amount of the market value of the shares, minus the value of your exchanged options. For purposes of this example only, please assume that the value of the options that were exchanged for these RSUs (determined under a Black-Scholes valuation model) is $200. Therefore, the vesting of the 20 RSUs at this time will result in an additional tax liability of $80 (i.e., [$400 - $200] x 40%), which the Company may cover by vesting an additional number of RSUs or by withholding from your salary or other cash compensation.

On the respective vesting dates of the remaining RSUs, you will be subject to income tax and CPP (or QPP) contributions on the market value of the shares issued to you at vesting, minus the value of the options exchanged for these RSUs.

In this example, you would be entitled to receive 50 shares on each of the first and second anniversaries of the RSU grant date, provided you remain in active employment with us on each vesting date. However, because 20 of the RSUs were fully vested at the time of the RSU grant date, you will instead receive 40 shares on each vesting date. 1 Based on the assumptions set forth above, the market value of the 40 shares you receive on each vesting date will be $1,000 (i.e., $25 x 40 shares). For purposes of this example only, please assume that the value of the eligible options that were exchanged for the RSUs that vest on each vesting date (determined under a Black-Scholes valuation model) is $400. Therefore, you will be subject to tax on $600 (i.e., $1,000 - $400) on each vesting date and, assuming the same tax and CPP (or QPP) contribution rate as above, you will owe $240 in taxes on each of such dates.

[1]	This assumes that the additional tax liability arising from the vesting of the RSUs to cover tax on the exchange is not satisfied by vesting additional RSUs but by withholding from salary or other cash compensation.

SCHEDULE F

GUIDE TO TAX ISSUES IN THE PEOPLE’S REPUBLIC OF CHINA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in China. This summary is based on the tax laws in effect in China as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Exchange of Eligible Options for New RSUs

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

Please note that the new RSUs will not vest unless and until the Company attains the necessary approval from the State Administration of Foreign Exchange or its local counterpart under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals. The new RSUs will vest on the later of the scheduled anniversary vest dates and the date the Company obtains such approval. The Company is in the process of obtaining such approval. In addition, to comply with applicable exchange control regulations, upon vesting of the new RSUs or in the event of your termination of employment, you may be required to immediately sell the shares and to repatriate the proceeds of the sale to a special foreign exchange control account established by the Company in China. Such account may be established by the Company for the purpose of receiving foreign remittances in connection with the vesting of the RSUs and sale of shares, in accordance with applicable exchange control laws and regulations.

You will be subject to income tax and may be subject to social insurance contributions (to the extent you have not exceeded the applicable ceiling) when the new RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the new RSUs, you will be subject to capital gains tax on any capital gains. You will be taxed on the difference between the sale price and the fair market value of the shares at vesting. However, please note that the Company may require you to immediately sell any shares acquired at vesting, in which case you will not be able to hold shares and realize any additional gain.

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Withholding and Reporting

Your employer is required to withhold and report income tax (and social insurance contributions, if applicable) when the new RSUs vest. If your actual tax liability differs from the amount withheld, you are responsible for paying any additional tax. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

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SCHEDULE G

GUIDE TO TAX ISSUES IN FRANCE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in France. This summary is based on the tax laws in effect in France as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Notification Regarding French Tax-Qualified Status of Eligible Options

Your eligible options may have been granted under a French sub-plan that was intended to qualify the awards for favorable tax and social security contribution treatment pursuant to sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended (“French-qualified options”). However, the new RSUs are not intended to qualify for any favorable tax and social security contribution treatment.

Please carefully consider the terms and tax treatment of the new RSUs and the terms of your eligible options before deciding to participate in the offer. If your eligible options were French-qualified options and you have met certain holding periods under those awards, you would be subject to favorable tax treatment that will not be available to the new RSU grant. The Company and your employer do not assume any responsibility for maintaining the favorable tax and social security contribution treatment of any French-qualified options.

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

The gain at vesting (i.e., the fair market value of the shares issued to you at vesting of the new RSUs) will be taxed as salary at your personal income tax rate. Employee and employer social security contributions will also be due on this amount.

Wealth Tax

Shares acquired upon vesting of the new RSUs are included in your personal estate and must be declared to the tax authorities if the total value of your taxable personal estate (including your household) exceeds a certain amount (€790,000 for 2009), as valued on January 1.

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Sale of Shares

When you subsequently sell any shares acquired at vesting of the new RSUs, you will be subject to capital gains tax on any capital gains if the total proceeds from the sale of securities for you and your household during a calendar year exceeds a certain amount (€25,730 for 2009), in which case you will be subject to tax on the entire capital gain (i.e., the difference between the sale proceeds and the fair market value of the shares at vesting).

If the sale proceeds are less than the fair market value of the shares of vesting, you will realize a capital loss. Provided that the €25,730 threshold is exceeded, this capital loss can be offset against capital gains of the same nature realized by you and your household during the same year or during the following ten years. This capital loss cannot be offset against other types of income.

Withholding and Reporting

Your employer will not withhold income tax, but will withhold applicable social security contributions when the RSUs vest. Your employer will also report the income recognized at vesting on your pay slip for the month in which the RSUs vest. However, you are responsible for paying any tax resulting from the vesting of the RSUs and for reporting and paying any tax resulting from the sale of shares.

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SCHEDULE H

GUIDE TO TAX ISSUES IN GERMANY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Germany. This summary is based on the tax laws in effect in Germany as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Exchange of Eligible Options for New RSUs

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable contribution ceiling) when the new RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting.

Please note that a deduction of €360 per calendar year may be available pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz) because the income results from the acquisition of stock in your employer’s parent company. Please consult your personal tax advisor to determine whether this deduction may apply at vesting of the new RSUs.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the new RSUs, you will be subject to capital gains tax on any gains at a flat rate of 25% (plus 5.5% solidarity surcharge and church tax, if applicable), provided you do not own 1% or more of the Company’s stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as a business asset. Please note that you may elect to be taxed at your marginal tax rate if the 25% flat rate exceeds your marginal tax rate. The amount, whether at the flat rate or at your marginal tax rate, will be the difference between the sale price and the fair market value of the shares issued at vesting.

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Withholding and Reporting

Your employer will withhold and report income tax and social insurance contributions (to the extent applicable) when the new RSUs vest. If your actual tax liability differs from the amount withheld, you are responsible for paying any additional tax. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

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SCHEDULE I

GUIDE TO TAX ISSUES IN HONG KONG

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Hong Kong. This summary is based on the tax laws in effect in Hong Kong as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSU or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

SECURITIES WARNING:

The Offer to Exchange, any grant of new RSUs that you may receive in exchange for eligible options, and any shares of the Company’s common stock issued to you at vesting of the new RSUs do not constitute a public offering of securities under Hong Kong law and are available only to eligible employees of the Company or its affiliates. The Restricted Stock Unit Agreement for Non-U.S. Employees, including any country-specific appendix thereto, the Offer to Exchange, the Stock Plans and any incidental communications that you may receive have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Offer to Exchange, any new RSUs that you may receive for the exchange of eligible options, and any documentation related thereto are intended solely for the personal use of each eligible employee and may not be distributed to any other person. If you are in doubt about any of the contents of the Offer to Exchange, the Stock Plans, or the Restricted Stock Unit Agreement for Non-U.S. Employees, including any country-specific appendix thereto, you should obtain independent professional advice.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Grant of New RSUs

You likely will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You likely will be subject to income tax when the new RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting. You will not be subject to Mandatory Provident Fund (“MPF”) contributions on this amount.

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Please note that if you leave Hong Kong permanently and your new RSUs subsequently vest, all or a portion of any income you receive at vesting may still be considered Hong Kong-source employment income and subject to tax in Hong Kong. You may elect to settle your tax liability prior to leaving Hong Kong, thereby removing any continuing filing obligations. If you make such an election, you will be taxed on the “notional” income based on the assumption that the new RSUs vested within seven days before the date of submission of your tax return for the year in which you permanently depart Hong Kong. If the value of the shares increases so that the actual gain at vesting is greater than the deemed gain at the time of your departure from Hong Kong, there will be no additional tax. If the value of the shares decreases so that the actual gain at vesting is less than the deemed gain at the time of your departure from Hong Kong, you can request a refund of any tax overpayment. Please consult your personal tax advisor if you are planning to permanently leave Hong Kong and are considering settling your tax liability prior to departure as described above.

Sale of Shares

You will not be subject to capital gains tax or salaries tax on any gain you realize when you subsequently sell any shares acquired at vesting of the new RSUs.

Withholding and Reporting

Your employer is not required to withhold income tax when the new RSUs vest. However, because the fair market value of the shares at vesting qualifies as additional salary under Hong Kong law, your employer will report the income recognized at vesting on its annual return. You are responsible for reporting and paying any tax resulting from the vesting of the new RSUs.

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SCHEDULE J

GUIDE TO TAX ISSUES IN INDIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in India. This summary is based on the tax laws in effect in India as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSU or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

PROPOSED CHANGES TO TAXATION OF EQUITY AWARDS IN INDIA: The Indian Government has announced its intention to eliminate Fringe Benefit Tax (“FBT”) on equity awards, including RSUs, as part of the proposed Budget for the 2009/2010 tax year. If the Budget is approved, FBT will no longer apply to income from RSUs. Instead, income tax will be payable with respect to income earned at vesting of RSUs. As the Budget has yet to be approved, the law in this regard is somewhat uncertain. Therefore, the below summary is based on current law. You should consult with your tax advisor if you have any questions with respect to how the law applies to you prior to vesting of your RSUs.

Tax Information

Option Exchange

The tax treatment of the exchange of eligible options for the grant of new RSUs is uncertain. The Indian tax authorities may treat the exchange as the disposal of a capital asset (i.e., the eligible option), which is subject to capital gains tax. In this case, the capital gain would be calculated based on the difference between the full value of consideration received in exchange for the eligible option (i.e., the value of the new RSUs) reduced by the cost paid to acquire the eligible options (in this case, zero).

In the case of an option for RSU exchange, the consideration received for the eligible options may be considered as “indeterminable,” in which case the capital gains computation mechanism fails. Therefore, under existing judicial precedent (which provides that no capital gains tax liability arises where the computation mechanism for capital gains fails), it is likely that you will not be subject to capital gains tax as a result of the exchange of eligible options for the new RSUs pursuant to the offer. We recommend that you consult your personal tax advisor regarding the potential tax consequences of the offer.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You will not be subject to income tax or social insurance contributions when the new RSUs vest. However, the shares issued at vesting of the new RSUs will be characterized as a “fringe benefit,” and the

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fair market value of the shares2 at vesting is taxable under the FBT regime. The FBT is technically payable by your employer, but as permitted under applicable law governing the FBT regime, your employer’s liability for the FBT in connection with the new RSUs will be transferred to you as a term of your new award. Accordingly, when the new RSUs vest, you will be liable for the FBT (currently approximately 33.99% of the fair market value (see footnote no. 2) of the shares at vesting).

Please note that the liability for FBT may not have been transferred to you in connection with your eligible options. Therefore, before you decide to participate in the offer, you should carefully consider the fact that FBT will be payable by you at vesting of the new RSUs, whereas it may not be payable by you at exercise of your eligible options. You should refer to the relevant stock option agreement, including any applicable country-specific appendix, to determine whether the FBT liability is transferred to you in connection with your eligible options.

Sale of Shares

You will be subject to capital gains tax on any gain you realize when you subsequently sell any shares acquired at vesting of the new RSUs. The taxable gain will be the difference between the sale price and the amount previously subject to FBT (i.e., the fair market value of the shares at vesting, as determined under Indian tax laws).

If you hold the shares for more than 12 months, you will be taxed at the more favorable long-term capital gains tax rate. If you hold the shares for 12 months or less, you will be taxed at the short-term capital gains tax rate (which is the same as your marginal income tax rate).

Withholding and Reporting

Your employer will withhold amounts to cover the FBT liability when the new RSUs vest. You are responsible for reporting and paying any additional taxes due and for reporting and paying any tax resulting from the sale of shares.

[2]	The fair market value of the shares will be calculated in accordance with Indian tax laws. This determination is different from how the fair market value of the shares is determined under the Stock Plans. The Company will obtain a valuation of the shares and provide you with information on the value of the shares in accordance with the requirements of the Finance Act.

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SCHEDULE K

GUIDE TO TAX ISSUES IN ISRAEL

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Israel. This summary is based on the tax laws in effect in Israel as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Exchange of Eligible Options for New RSUs

Option Exchange

Under general tax principles in Israel, you will be subject to income tax and may also be subject to national insurance and health insurance contributions (to the extent you have not already reached the applicable contribution ceiling) as a result of the exchange of vested eligible options for the grant of new RSUs. The exchange of unvested eligible options for the grant of new RSUs likely is not considered to be a taxable event under Israeli tax law. Therefore, you likely will not be subject to income tax or national insurance and health insurance contributions as a result of the exchange of eligible unvested options for the grant of new RSUs.

The Company is seeking a tax ruling from the Israeli Tax Authorities (“ITA”) to confirm that the exchange of your vested eligible options for the grant of new RSUs will also not be taxable. (Such tax ruling may also confirm the tax treatment of your new RSUs, as further discussed below. The Company will provide you with further details upon receipt of the tax ruling from the ITA.)

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If a favorable tax ruling is granted by the ITA, you will not be taxed upon the exchange, provided you consent in writing to the terms of the tax ruling by signing and returning a copy of the ruling-related agreement that will be provided to you by the Company if and when the ruling has been obtained.

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If a favorable tax ruling is not granted by the ITA, you will be taxed upon the exchange of vested eligible options. The taxable amount will be the fair value of the new RSUs granted to you in exchange for the vested eligible options. It is not clear how the fair value of the new RSUs will have to be calculated for tax purposes, but it is likely that such value shall be determined on the basis of an accepted economic model for valuing equity awards (such as a Black-Scholes model).

Please note that, if a favorable tax ruling is not granted by the ITA and you are subject to tax upon the exchange of your vested eligible options, you will not be entitled to a refund of the amount on which you paid tax at the time of the exchange if you subsequently forfeit the new RSUs received in the offer before they vest.

You should consult with your personal tax advisor regarding the potential tax consequences of participating in the offer prior to making any decision whether to participate.

Cross-Border Tax Implications for Employees Who Transferred or Will Transfer Out of Israel

Employees Transferred out of Israel Prior to Exchange. If the eligible options were granted while you were resident in Israel and you transferred to another country prior to the exchange, you generally will be subject to tax at the time of the exchange, as described above, unless the Company obtains a favorable tax ruling and you consent in writing to the terms of the tax ruling, as discussed above. However, please be aware that by consenting to the tax ruling, you likely will be subject to tax in Israel when you sell the shares underlying the new RSUs even if you are not an Israeli tax resident at the time of the exchange and/or the sale of the shares.

If the Company does not obtain a favorable tax ruling or you do not consent to the tax ruling, you generally will be subject to tax at the time of the exchange. As noted above, the taxable amount will be the fair value of the RSUs at the time of grant. However, you may be able to pro-rate the taxable amount based on the time you were regarded to be a tax resident of Israel between the grant of your eligible options and the grant date of the new RSUs.

If the Company obtains a favorable tax ruling but you can demonstrate to the ITA that you are no longer a tax resident of Israel at the time of the exchange, you should not be subject to tax at the time of the exchange and will need to pay tax in Israel only on part of the gain derived from the new RSUs, based on the time you were an Israeli resident between the grant of your eligible options and the grant date of the new RSUs. However, ITA policy on this issue is not clear, and the Company will update you on the terms of the favorable tax ruling in this respect when and if it is obtained.

Employees Transferring Out of Israel After Exchange. If you are an Israeli tax resident at the time of the exchange who consents to the terms of the tax ruling and you transfer to another country subsequent to the grant of the new RSUs, you will be subject to tax in Israel on the entire gain realized upon the sale of the new RSUs.

Depending on your current country of residence, you may be subject to tax in both your current country of residence and Israel on the income from the new RSUs determined based on the number of days you were resident in Israel between grant of the eligible options and sale of the shares underlying the new RSUs. Your ability to receive a credit for Israeli tax purposes for any non-Israeli taxes that may be paid by you on the same income may be limited. Accordingly, you are strongly advised to consult with your personal tax and legal advisors regarding the tax implications of participating in the offer and agreeing to the terms of the tax ruling.

Terms of New RSU Grant

Your new RSUs will be granted under the terms of the Polycom, Inc. 2004 Equity Incentive Plan Sub-Plan for Israeli Participants. The new RSUs will be granted under the “capital gains route” of Section 102 of the Israeli Income Tax Ordinance (New Version), 1961 (“Section 102”) pursuant to which the new RSUs and any shares acquired at vesting of the new RSUs will be held in trust by the trustee designated by the Company for at least 24 months from the date of grant of the new RSUs to comply with the required holding period set forth in Section 102 (the “Required Holding Period”). Your eligible options were also granted under the “capital gains route” of Section 102. (Please note that you will not receive any credit on your new RSU grants for the time period your eligible options were held in trust prior to the exchange.)

Grant of New RSUs

If a favorable tax ruling is granted by the ITA and you consent to the ruling, you will not be subject to tax when the new RSUs are granted to you. If a favorable tax ruling is not granted by the ITA or you do not consent to the tax ruling, you generally will be subject to tax when the new RSUs are granted to you, as described above.

Vesting of New RSUs

You will not be subject to tax when your new RSUs vest, provided that the shares issued at vesting are held by the trustee.

Exit Tax

If you cease to be a resident of Israel, your assets (including any new RSUs and/or shares) will be deemed to be sold and you will be subject to tax on the deemed sales proceeds (the “Exit Tax”). However, payment of the Exit Tax may be deferred until the actual sale of the assets. If, however, a favorable tax ruling is granted by the ITA and you consent to such ruling, such ruling is likely to provide that no Exit Tax will apply and that you will be subject to tax in Israel on your entire gain from the new RSUs even if you cease to be an Israeli resident, as described above. Please consult your personal tax advisor regarding the tax treatment of your new RSUs and/or shares if you cease to be a resident of Israel.

Sale of Shares

If a favorable tax ruling is granted by the ITA, provided that you do not sell or have the shares transferred from the trustee prior to the expiration of the Required Holding Period and have otherwise complied with the requirements of the capital gains route, when you subsequently sell the shares acquired upon vesting, the gain from the sale of shares will be taxed as follows:

(a) On the date of sale, you will be subject to ordinary income tax (at your marginal income tax rate) and national insurance and health insurance contributions on the Israeli fair market value of the shares on the date of grant, less any expenses incurred in connection with the sale, but not more than the actual gain derived upon sale. For this purpose, the Israeli fair market value of the shares on the date of grant is deemed to be the average price of the Company’s shares over the 30 trading days preceding the date of grant.

(b) In addition, if the sale price (i.e., the fair market value of the shares on the date of sale) of the shares is greater than the Israeli fair market value of the shares at grant (determined as described above under (a)), you will realize a capital gain. The capital gain will be taxed at a flat rate of 25%.

If you sell the shares or elect to have the shares transferred to you from the trustee prior to the expiration of the Required Holding Period, you will be subject to ordinary income tax (at your marginal income tax rate) and national insurance and health insurance contributions on the entire gain received from sale of the shares.

Withholding and Reporting

The trustee is required to report the grant of new RSUs, as well as the sale of shares (or the transfer of shares, if the shares are transferred to you prior to sale), to the ITA. The trustee is also required to withhold any applicable tax and national insurance and health insurance contributions when you sell the shares (or when the shares are transferred to you, unless you have otherwise settled your tax liability with the ITA and the trustee has received acknowledgement thereof).

In addition, if a favorable tax ruling is not granted by the ITA, or if a favorable ruling is granted by the ITA but is not consented to by you, the trustee and/or the Company will also be required to withhold any applicable tax and national insurance and health insurance contributions upon the exchange of vested eligible options for new RSUs. Any tax due at the exchange will be withheld from your salary.

SCHEDULE L

GUIDE TO TAX ISSUES IN ITALY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Italy. This summary is based on the tax laws in effect in Italy as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSU or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax and social insurance contributions when the new RSUs vest. The taxable amount will be the fair market value of the shares3 issued to you at vesting.

You should note that, for stock options exercised on or after June 25, 2008, social insurance contributions are not due on the income recognized at exercise. Therefore, before you decide whether to participate in the offer, you should carefully consider the difference between the Italian social insurance treatment of your eligible options and the new RSUs that you will receive in exchange for any eligible options.

Sale of Shares

You will be subject to capital gains tax on any gain you realize when you subsequently sell any shares acquired at vesting of the new RSUs. The taxable gain will be the difference between the sale price and the fair market value (as defined under Italian tax law) of the shares issued to you at vesting.

[3]	Please note that, for Italian tax purposes, the fair market value of a share is defined as the average price per share on the official stock exchange on which the Company’s shares are traded (i.e., the NASDAQ Global Select Market) during the month immediately preceding and including the date the new RSUs vest.

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The capital gain will be taxed at a rate of 12.5% provided that the shares are a non-qualified shareholding.4 In calculating your capital gain, you may subtract certain capital losses and any expenses incurred to produce the gain, except interest. If losses exceed gains, the difference can be carried forward for the next four years.

Provided that the shares are a non-qualified shareholding, you also may elect to be taxed at sale under one of the following two alternative tax regimes. To be eligible for either of these methods, you must deposit the shares with a broker authorized by the Italian Ministry of Finance.

Administered Savings Method

Under the administered savings method, you deposit shares with an authorized broker, but you retain the right to make investment decisions. Under this method, a 12.5% flat withholding tax is levied on the capital gain for each transaction. The gain is calculated using the same method described above for shareholdings. Losses from the sale of the shares may be subtracted from the related gain and, where losses exceed gains, the difference can be carried forward for the next four years. Under this method, your broker pays the tax at the time of the transaction, so that capital gain is not included on your annual tax return.

Managed Savings Method

Under the managed savings method, you deposit shares with an authorized broker and leave the administration and investment decisions to the broker. In this case, the 12.5% flat withholding tax is levied not on the capital gain actually realized through the sale of the shares, but on the net result of the investment portfolio at the end of the year and the value of the portfolio at the beginning of the year, subject to some adjustment. Once again, the broker pays the tax at the end of the year and it is not included on your individual tax return.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions at vesting of the new RSUs. However, you are responsible for paying any additional taxes due if your tax liability exceeds the amount withheld and for reporting and paying any taxes resulting from the sale of your shares.

[4]	A shareholding will be a “non-qualified shareholding” if the shares represent 2% or less of the voting rights and 5% or less of the Company’s outstanding shares, which is likely to be the case with your shares.

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SCHEDULE M

GUIDE TO TAX ISSUES IN JAPAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Japan. This summary is based on the tax laws in effect in Japan as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSU or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

The Japanese tax treatment of the exchange of eligible options for new RSUs is uncertain because there are no specific tax provisions related to such an exchange. You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer. However, we recommend that you consult your personal tax advisor regarding the potential tax consequences of the offer.

Grant of New RSUs

Although the tax treatment of new RSUs is uncertain in Japan, under the current practice of the tax authorities, you likely will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You likely will be subject to income tax when the new RSUs vest. The taxable amount will be the fair market value of the share issued to you at vesting. This income likely will be characterized as remuneration income. You will not be subject to social insurance contributions on this income.

Sale of Shares

You will be subject to capital gains tax on any gain you realize when you subsequently sell any shares acquired at vesting of the new RSUs. The taxable gain will be the difference between the sale price and the fair market value of the shares issued to you at vesting. Generally, you will be subject to capital gains tax at a flat rate of 20%. However, you may be eligible for a reduced tax rate if certain conditions are met. Please consult your personal tax advisor to determine whether you may be eligible for a reduced capital gains rate.

Withholding and Reporting

Your employer is not required to withhold or report tax at vesting of the new RSUs. You are responsible for reporting and paying any tax resulting from the exchange of eligible options, the grant and vesting of the new RSUs, and the sale of shares.

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SCHEDULE N

GUIDE TO TAX ISSUES IN KOREA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Korea. This summary is based on the tax laws in effect in Korea as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Exchange of Eligible Options for New RSUs

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the new RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the new RSUs, you will be subject to capital gains tax, unless the gain you have realized from the sale of shares that year is less than the exempt amount, which is currently set at KRW2,500,000 per year per type of asset sold. Thus, any gain you realize on stock assets that exceeds KRW2,500,000 will be subject to capital gains tax. If you are subject to capital gains tax, the taxable amount will be the difference between the sale price and the fair market value of the shares at vesting. You will not be subject to the securities transaction tax when you sell the shares.

Withholding and Reporting

Your employer is not required to withhold or report income tax when the new RSUs vest, but may be required to withhold social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling). You are responsible for reporting and paying any income tax resulting from the vesting of the new RSUs and the sale of your shares.

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You must file a tax return with the National Tax Service and pay any applicable tax by May 31 of the year following the year the income is received. Alternatively, you may join a taxpayer’s association whereby you routinely report your overseas income, in which case you will be eligible for a 10% tax deduction.

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SCHEDULE O

GUIDE TO TAX ISSUES IN MEXICO

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Mexico. This summary is based on the tax laws in effect in Mexico as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Exchange of Eligible Options for New RSUs

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax when the new RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting. You will not be subject to social insurance contributions on this amount.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the new RSUs, you will be subject to income tax on any gain realized, but you will not be subject to any social insurance contributions. The taxable amount will be the difference between the sale price and the tax basis in the shares (i.e., the fair market value of the shares at vesting, plus any broker’s fees paid, as adjusted for inflation). The tax treatment of gains from the sale of stock is complex in Mexico; therefore, you should consult your personal tax advisor.

Withholding and Reporting

Your employer is not required to withhold or report income tax when the new RSUs vest. You are responsible for reporting and paying any tax resulting from the vesting of the new RSUs and the sale of your shares.

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SCHEDULE P

GUIDE TO TAX ISSUES IN THE NETHERLANDS

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in the Netherlands. This summary is based on the tax laws in effect in the Netherlands as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Exchange of Eligible Options for New RSUs

Option Exchange

As the taxation of the exchange of stock options in the Netherlands is not certain, the Company has obtained a tax ruling from the Dutch tax authorities confirming that employees will not be subject to tax as a result of the exchange of eligible options for the new RSUs pursuant to the offer (the “Dutch Tax Ruling”).

As a condition of participating in the offer with regard to eligible options granted to you in the Netherlands, you must sign an agreement to the terms of the Dutch Tax Ruling provided to you by the Company at the time you elect to participate in the offer. If you do not sign the agreement, you will not be eligible to participate in the offer. In addition, you should notify your competent personal income tax inspector in the Netherlands of the Dutch Tax Ruling and your agreement to its terms.

The following discussion assumes your acceptance of the Dutch Tax Ruling.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the new RSUs vest on the fair market value of the shares issued to you at vesting.

Cross-Border Tax Implications for Employees Who Transferred Out of the Netherlands

In a cross-border scenario in which your eligible options were granted while you were resident in the Netherlands and you subsequently transferred to another country, you will be not be subject to tax at the time of the exchange, provided you agree in writing to the terms of the Dutch Tax Ruling. Instead you

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will be subject to Dutch income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the new RSUs vest on the fair market value of the shares issued to you at vesting on a pro-rata basis. The pro-ration will be based on the percentage of time you spent working in the Netherlands as compared to the time you worked outside of the Netherlands between the grant of the eligible options and the vesting date of the new RSUs. Your ability to receive a credit for Dutch tax purposes for any non-Dutch taxes that may be paid by you on the same income may be limited. Depending on your current country of residence, you may be subject tax in both your current country of residence and the Netherlands on the income from the new RSUs.

Even if you no longer reside in the Netherlands at the time of the exchange, but you have been granted eligible options while you resided in the Netherlands, you are not eligible to participate in the offer with respect to the eligible options granted in the Netherlands unless you agree to the terms of the Dutch Tax Ruling at the time you elect to participate in the offer.

You are strongly advised to consult with your personal tax and legal advisors regarding the tax implications of participating in the offer and agreeing to the terms of the tax ruling.

Investment Tax

You will be subject to an investment yield tax at an effective rate of 1.2% based on the average of the value of all assets that you own at the end of the year (including Company shares). An exemption is available on the first €20,661 (for 2009) of the average value of the assets held during the relevant calendar year.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the new RSUs, you will not be subject to capital gains tax (provided you hold less than a 5% interest in the Company as a private investment).

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the new RSUs vest. You are responsible for reporting and paying any investment tax resulting from the acquisition of shares under the 2004 Plan.

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SCHEDULE Q

GUIDE TO TAX ISSUES IN NORWAY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Norway. This summary is based on the tax laws in effect in Norway as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax and social insurance contributions when the new RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting.

It may be possible to reduce the effective income tax and social insurance rates that apply to the income at vesting by allocating the taxable amount at vesting over the period between the grant date and the vesting date for calculation purposes. You should consult with your personal tax advisor regarding this possibility.

Wealth Tax

You will be subject to wealth tax on any shares held at year-end. The taxable amount is the fair market value of the shares on January 1 of the year following the relevant tax year.5

[5]	Previously, 85% of the fair market value of the shares was taken into account when calculating the taxable amount for wealth tax purposes. As of January 1, 2008, 100% of the fair market value of the shares is taken into account for this purpose.

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Exit Tax

If you emigrate from Norway, you may be subject to income tax and/or capital gains tax on the new RSUs and/or any shares held at the time of emigration. You should consult with your personal tax advisor regarding your tax obligations if you are emigrating from Norway.

Sale of Shares

You will be subject to capital gains tax on any gains realized when you subsequently sell any shares acquired at vesting of the new RSUs. The taxable amount will be the difference between the sale price and the fair market value of the shares at vesting. You may be entitled to deduct a calculated allowance when calculating your taxable income. Any loss generated by the sale of shares will be deductible.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions when the new RSUs vest. You are responsible for reporting any income resulting from the vesting of the new RSUs on your annual tax return and for paying any tax not otherwise withheld by your employer. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

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SCHEDULE R

GUIDE TO TAX ISSUES IN PERU

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Peru. This summary is based on the tax laws in effect in Peru as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Exchange of Eligible Options for New RSUs

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You will not be subject to income tax or social insurance contributions when the new RSUs vest.

Sale of Shares

You will likely be subject to income tax when you subsequently sell any shares acquired at vesting of the new RSUs. Under current law, you will not be subject to tax upon the sale of shares provided you are not a habitual buyer and seller of shares (i.e., you have carried out fewer than ten purchases and ten sales of either foreign or domestic shares in the calendar year). However, starting from January 1, 2010, any capital gain realized from the sale of shares will be subject to income tax. You should consult your personal tax advisor to determine whether you will be subject to tax when you sell your shares.

Financial Transactions Tax

A financial transactions tax (0.06% for 2009) is imposed on all amounts transferred to or from bank accounts, including checks or wire transfers to or from your savings account. An exemption exists for amounts that are related to salary. However, this exemption likely will not apply to payments to your bank account in relation to the sale of shares acquired at vesting of the new RSUs. You should consult your personal legal advisor regarding the applicability of this exemption to your situation.

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Withholding and Reporting

Your employer is not required to withhold or report any tax in connection with the new RSUs. You are responsible for reporting and paying any tax resulting from the sale of your shares (if applicable).

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SCHEDULE S

GUIDE TO TAX ISSUES IN SINGAPORE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Singapore. This summary is based on the tax laws in effect in Singapore as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

SECURITIES WARNING: The new RSUs that you will receive if you choose to participate in the offer are being granted to you pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (SFA). You should note that the RSU grant is subject to the general resale restriction under section 257 of the SFA, and you shall not be able to make any subsequent sale or offer of sale of the shares underlying the new RSUs in Singapore unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Cap 289, 2006 Ed.)

Tax Information

Option Exchange

Under general tax principles in Singapore, you may be subject to income tax as a result of the exchange of eligible options for the grant of new RSUs if the Inland Revenue Authority of Singapore (“IRAS”) views the exchange of the eligible options as a release of an existing right.

The taxable amount would be the difference between the market value of the underlying shares and the exercise price of the eligible options on the date of exchange. However, since it is likely that the eligible options will have an exercise price equal to or greater than the market value of the Company’s common stock at the time of the exchange, the taxable amount will be zero or a negative amount. In this case, the IRAS may be willing to grant an administrative concession to waive the reporting requirement, and there will be no taxable amount. We recommend that you consult your personal tax advisor regarding the potential tax consequences of the offer.

Please note that if you are subject to tax upon the exchange of your eligible options, and if you subsequently forfeit the new RSUs before they vest, you likely will not be entitled to a refund of the amount on which you paid tax at the time of the exchange.

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Grant Of New RSUs

In principle, you will be subject to tax on the exchange of the eligible options when the new RSUs are granted to you; however, as described above, there may be no taxable amount at the time of the exchange and the IRAS may be willing to grant an administrative concession to waive the reporting requirement.

Vesting of New RSUs

You will be subject to income tax on the fair market value of the shares issued to you at vesting. You will not be subject to Central Provident Fund (“CPF”) contributions on this amount. There will be no credit available for any taxes paid previously at the time of the exchange (although, as discussed above, for practical purposes, the exchange of the eligible options should not result in any taxation).

You will be subject to tax in Singapore on the RSU income if you are employed in Singapore when the new RSUs are granted to you, even if your new RSUs vest when you are employed outside of Singapore or after you have permanently departed Singapore.

In addition, if you are neither a Singapore citizen nor a Singapore permanent resident, or if you are a Singapore permanent resident who intends to leave Singapore on a permanent basis, you may be subject to tax on a “deemed vesting” basis if you cease to be employed in Singapore, even if the new RSUs have not vested as of that time. In this case, the taxable amount (if any) will be the market value of the underlying shares one month before the date you cease employment or the date on which the new RSUs are granted, whichever is later. However, if you forfeit the new RSUs when you cease employment in Singapore, the IRAS likely will not apply this “deemed vesting” rule to you. If you are subject to tax under this “deemed vesting” rule and the fair market value of the shares at vesting is lower than the deemed gain, you may apply to the IRAS for a refund of the excess tax paid within four years from the year of assessment following the year in which the “deemed vested” rule applied.

Finally, provided certain conditions are satisfied, you may be eligible for a tax exemption or deferral on the income from your new RSUs pursuant to a special scheme for equity income. Please consult your personal tax advisor to determine whether any special scheme applies to your situation and whether the new RSUs may qualify for favorable tax treatment under such a scheme.

Sale of Shares

You should not be subject to tax when you subsequently sell any shares acquired at vesting of the new RSUs.

Withholding and Reporting

Generally, your employer will not withhold income tax or CPF contributions at vesting of the new RSUs in the absence of a specific directive from the IRAS. However, your employer will prepare a Form IR8A, which will state the salary or benefits paid to you by your employer during the year, whether in cash or in kind. This will include the amount of the market value of the shares at vesting of the new RSUs. However, if you are neither a Singapore citizen nor a Singapore permanent resident, different rules may apply to you, and you are advised to consult your tax advisor.

You are responsible for reporting the taxable benefit you have derived from the vesting of the new RSUs for the year in which vesting occurs and for paying any applicable income tax. You must file a completed Form IR8A, which is prepared by your employer, together with your annual tax return, with the IRAS. However, if your employer is under the Auto-Inclusion Scheme for Employment Income, your income information will be submitted to IRAS electronically, so you only need to complete and submit your annual tax return with the IRAS.

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SCHEDULE T

GUIDE TO TAX ISSUES IN SPAIN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Spain. This summary is based on the tax laws in effect in Spain as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the new RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting. The income will be considered compensation in-kind subject to payment on account and you will be charged with the payment on account.

Notwithstanding the above, you may be entitled to a tax exemption on the first €12,000 of RSU and other share-based employment income received over a calendar year, provided you hold the shares acquired at vesting for at least three years after vesting and certain other conditions are met. Please confer with your tax advisor to determine if this exemption is available to you.

Sale of Shares

You will be subject to tax when you subsequently sell any shares acquired at vesting of the new RSUs. The taxable amount will be the difference between the sale proceeds and the acquisition cost. The acquisition cost likely will be considered to be the fair market value of the shares at vesting. The gain will be taxed at the flat rate applicable to capital gains (currently 18%), irrespective of how long you hold the shares.

Withholding and Reporting

Your employer is required to report the grant and vesting of the new RSUs. As indicated above, the income at vesting will be considered compensation in-kind subject to payment on account and your employer will charge the payment on account to you. You will be entitled to deduct the payment on

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account and obtain a tax credit from your income tax obligation. Additionally, your employer is required to withhold social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the new RSUs vest. You are solely responsible for reporting and paying any tax resulting from the sale of your shares.

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SCHEDULE U

GUIDE TO TAX ISSUES IN SWEDEN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Sweden. This summary is based on the tax laws in effect in Sweden as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax when the new RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting. You will not be required to pay social insurance contributions when the new RSUs vest, but a general pension contribution (to the extent you have not already reached the applicable contribution ceiling) will be collected through income tax withholding.

Sale of Shares

You will be subject to capital gains tax on any gain you realize when you subsequently sell any shares acquired at vesting of the new RSUs. The taxable amount will be the difference between the sale price and the fair market value of the shares at vesting. Alternatively, provided that the Company’s shares are listed on an exchange at vesting (e.g., the NASDAQ Global Select Market), you may choose to be taxed on 80% of the sale proceeds.

Withholding and Reporting

Your employer will withhold and report income tax at vesting of the new RSUs. Your employer also is required to pay an employer social insurance contribution on the taxable amount at vesting.

No later than the end of the month following vesting, you must inform your employer that the new RSUs have vested and disclose the taxable amount. You are responsible for reporting the taxable income from the vesting of the new RSUs on your annual tax return and for paying any additional taxes due if your tax liability exceeds the amount withheld. You also are responsible for reporting and paying any tax resulting from the sale of your shares.

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SCHEDULE V

GUIDE TO TAX ISSUES IN SWITZERLAND

The following is a general summary of the material federal tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Switzerland. Swiss employees are taxed at the federal, cantonal and municipal levels. This summary is based on the federal tax laws in effect in Switzerland as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Exchange of Eligible Options for New RSUs

The timing of taxation of the new RSUs may vary by canton. In addition, if you move from your canton of residence before the new RSUs vest, you may be subject to exit tax depending on the applicable cantonal tax legislation. Please consult with your personal tax advisor regarding the tax treatment of the new RSUs in your canton of residence (or taxation, if different).

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Grant of New RSUs

You likely will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You likely will be subject to income tax (including federal, cantonal and municipal tax) and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling and are otherwise subject to social insurance contributions) when the new RSUs vest on the fair market value of the shares issued to you on the date of vesting.

Net Wealth

Any shares issued to you upon vesting of the new RSUs will become part of your net wealth, which is subject to the net wealth tax levied at the cantonal and municipal levels.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the new RSUs, you will not be subject to capital gains tax on any gains realized, provided that the shares are held as private assets and provided you do not qualify as a professional securities dealer.

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Withholding and Reporting

If you are an employee subject to ordinary tax assessment (i.e., if you are a Swiss national or a foreign employee holding a “C” residence permit), your employer is not required to withhold income tax at vesting, but is required to withhold social insurance contributions on the fair market value of the shares issued to you. Your employer will report the grant and vesting of the new RSUs on the annual certificate of salary (Lohnausweis) and to an annex to the annual certificate (“Beiblatt zum Lohnausweis”), which are both issued to you as of the end of the calendar year during which the new RSUs are granted and vest. You are responsible for attaching the certificate of salary to your income and wealth tax return and for paying any tax resulting from the new RSUs. In addition, you must declare the new RSUs and any shares acquired at vesting in the statement on bank accounts and securities (Wertschriftenverzeichnis) that you are required to file with your income and wealth tax return.

If you are an employee subject to income taxation at source (i.e., if you are a foreign employee holding a “B” permit or a cross-border employee), your employer is required to withhold and report salary withholding tax and social insurance contributions on the fair market value of the shares issued to you at vesting. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and pay additional tax (or receive a refund) when the tax administration computes the exact amount of tax due.

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SCHEDULE W

GUIDE TO TAX ISSUES IN TAIWAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Taiwan. This summary is based on the tax laws in effect in Taiwan as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax when the new RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting. You will not be subject to social insurance contributions on this amount.

Sale of Shares

You will not be subject to tax on any gain you realize when you subsequently sell any shares acquired at vesting of the new RSUs. However, as of January 1, 2010, any income you recognize upon the sale of your shares (i.e., income from foreign sources) will be included as part of your basic income for alternative minimum tax (“AMT”) purposes and may be subject to AMT. If you sell your shares after January 1, 2010, you should consult your personal tax advisor regarding whether the AMT regime will apply to any income you recognize upon the sale of your shares.

Withholding and Reporting

Your employer will not withhold income tax when the new RSUs vest. You are responsible for reporting and paying any taxes resulting from the vesting of the new RSUs and issuance of the shares. However, your employer may prepare a non-withholding statement that includes your name, address, ID number and the taxable amount and file the non-withholding statement with the tax authorities. In this case, your employer will deliver a copy of the non-withholding statement to you so that you can include the fair market value of the shares at vesting on your annual tax return.

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SCHEDULE X

GUIDE TO TAX ISSUES IN THAILAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in Thailand. This summary is based on the tax laws in effect in Thailand as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Exchange of Eligible Options for New RSUs

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax when the new RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting. For Thai tax purposes, the fair market value of the shares on the date of vesting is defined as the average trading price of the shares (as quoted on the NASDAQ Global Select Market) during the month preceding the date of vesting. The income will be treated as a taxable fringe benefit and taxed at progressive rates. No social insurance contributions will apply.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the new RSUs, you will be subject to Thai personal income tax on the gain unless you are not a Thai tax resident in the year of sale or you do not bring the sale proceeds into Thailand in the same year. You will be considered a Thai tax resident if you reside in Thailand for at least 180 days in the relevant calendar year. The taxable amount of the capital gain will be the difference between the sale price and the fair market value of the shares on the date of vesting (as defined above).

Withholding and Reporting

Your employer is not required to withhold or report income tax when the new RSUs vest. You are responsible for reporting and paying any tax resulting from the vesting of the RSUs or the sale of your shares.

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SCHEDULE Y

GUIDE TO TAX ISSUES IN THE UNITED ARAB EMIRATES

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in the United Arab Emirates. This summary is based on the tax laws in effect in the United Arab Emirates as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Exchange of Eligible Options for New RSUs

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Grant of New RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of New RSUs

You will not be subject to income tax or social insurance contributions when the new RSUs vest.

Sale of Shares

You will not be subject to tax when you subsequently sell any shares acquired at vesting of the new RSUs.

Withholding and Reporting

Your employer is not required to withhold or report income tax and social insurance contributions in connection with the exchange of the new RSUs.

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SCHEDULE Z

GUIDE TO TAX ISSUES IN THE UNITED KINGDOM

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the offer for eligible employees subject to tax in the United Kingdom. This summary is based on the tax laws in effect in the United Kingdom as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. This summary assumes that you are, have been and will be resident, ordinarily resident and domiciled in the United Kingdom throughout the period of time from the grant of your original options to the vesting of your new RSUs. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the new RSUs or when you sell shares acquired upon settlement of your new RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Exchange of Eligible Options for New RSUs

Option Exchange

You will not be subject to income tax or National Insurance contributions (“NICs”) as a result of the exchange of eligible options for the grant of new RSUs pursuant to the offer.

Note that some or all of your eligible options may have been granted under a UK-approved plan and are, therefore, subject to favorable tax treatment in the United Kingdom, provided certain conditions are met. If you elect to exchange your approved options for a grant of new RSUs, the RSUs will not be subject to the same favorable tax treatment. Furthermore, please note that, if you exchange only one or more of your approved option grants, but retain other approved options, these options will continue to qualify for favorable tax treatment in the United Kingdom (provided certain requirements are met).

Grant of New RSUs

You will not be subject to income tax when the new RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax and employee NICs when the new RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting.

You also will be subject to employer NICs on the taxable amount, pursuant to a joint election that you will be required to execute if you elect to participate in the offer. If you execute a joint election form and pay employer NICs on the RSU income, (as required as a condition of the new RSUs), you will receive a credit for the transferred employer NICs against the income tax liability which arises on the vesting of the RSUs.

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Please note that the liability for employer NICs due on the exercise of your eligible options may or may not have been transferred to you in respect of your eligible options. Therefore, before you decide to participate in the offer, you should carefully consider the fact that employer NICs will be payable by you at vesting of the new RSUs, whereas they may not be payable by you at exercise of your eligible options. You should refer to the relevant stock option agreement to determine whether the employer NICs liability is transferred to you in connection with your eligible options.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the new RSUs, you will be subject to capital gains tax if your total capital gain exceeds the annual exempt amount (£10,100 for the tax year April 6, 2009 to April 5, 2010). Capital gains tax is currently charged at a flat rate of 18%. The taxable amount is the difference between the sale price and the fair market value of the shares at vesting.

Please note that, when you sell any shares acquired at vesting, you may need to take into account the share-identification rules in calculating your capital gains tax liability, particularly if you have acquired shares of the Company at different times and/or from other sources. Please consult your personal tax advisor to determine how the share-identification rules apply in your particular situation.

Withholding and Reporting

Your employer will calculate the income tax and employee and employer NICs due at vesting of the new RSUs and account for these amounts to Her Majesty’s Revenue & Customs (“HMRC”). Your employer will account for and withhold any applicable income tax and employee and employer NICs under the Pay As You Earn system by any of the means set forth in your award agreement.

If a sufficient amount is not accounted for, you must reimburse your employer for the income tax due within 90 days of the vesting of the new RSUs (the “Due Date”) to avoid further tax consequences. If you fail to pay this amount to the employer by the Due Date, the income tax paid by your employer on your behalf and not reimbursed by the Due Date will constitute a loan owed by you to your employer. The loan will be effective as of the Due Date, will be immediately due and repayable, will bear interest at the then-current official rate of HMRC, and may be recovered by the Company or your employer at any time by any of the means set forth in your award agreement.

Notwithstanding the foregoing, if you are an executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you shall not be eligible for a loan from the Company to cover the taxes. In the event that you are an executive officer and the income tax is not collected from or paid by you by the Due Date, the amount of such uncollected tax will constitute a benefit to you on which additional income tax and NICs will be payable. You understand that you will be responsible for reporting any income tax and NICs due on this additional benefit directly to HMRC under the self-assessment regime.

Your employer also is required to report the details of the exchange of the eligible options, the grant and vesting of the new RSUs, the acquisition of shares and any tax withheld on its annual tax returns filed with HMRC.

In addition to your employer’s reporting obligations, you are responsible for reporting any income resulting from the vesting of the new RSUs and the sale of shares on your annual tax return. You also are responsible for paying any tax resulting from the sale of shares.

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